Exhibit 4(f)
$97,000,000
CREDIT AGREEMENT
Dated as of April 27, 2010
among
REGENT BROADCASTING, LLC, as Borrower
REGENT COMMUNICATIONS, INC., AS ONE OF THE GUARANTORS
THE LENDERS PARTY HERETO
and
GENERAL ELECTRIC CAPITAL CORPORATION,
AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT
• • •
GE CAPITAL MARKETS, INC.,
AS SOLE LEAD ARRANGER AND BOOKRUNNER
CREDIT AGREEMENT FOR
REGENT BROADCASTING, LLC

CREDIT AGREEMENT FOR
REGENT BROADCASTING, LLC

(i)

CREDIT AGREEMENT FOR
REGENT BROADCASTING, LLC

(ii)

CREDIT AGREEMENT FOR
REGENT BROADCASTING, LLC

(iii)

CREDIT AGREEMENT FOR
REGENT BROADCASTING, LLC

(iv)

THIS CREDIT AGREEMENT, DATED AS OF APRIL 27, 2010, IS ENTERED INTO AMONG REGENT BROADCASTING, LLC, A DELAWARE LIMITED LIABILITY COMPANY (THE “BORROWER”), REGENT COMMUNICATIONS, INC., A DELAWARE CORPORATION (“HOLDINGS”), THE LENDERS (AS HEREINAFTER DEFINED), AND GENERAL ELECTRIC CAPITAL CORPORATION (“GE CAPITAL”), AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT FOR THE LENDERS (IN SUCH CAPACITY, AND TOGETHER WITH ITS SUCCESSORS AND PERMITTED ASSIGNS, THE “ADMINISTRATIVE AGENT”).
W I T N E S S E T H:
WHEREAS, the Borrower, Holdings and the Lenders are party to that certain Credit Agreement, dated as of November 21, 2006, by and among, inter alia, the Borrower, Holdings and Bank of America, N.A., as administrative agent for the Lenders (as heretofore amended, modified and supplemented, the “Existing Credit Agreement”);
WHEREAS, pursuant to the Existing Credit Agreement, inter alia, loans were made to the Borrower and the Borrower had certain obligations in respect of certain hedge agreements (collectively, the “Existing Obligations”);
WHEREAS, on March 1, 2010, Holdings, the Borrower and the other debtors each filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code (collectively, the “Initial Cases”) with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”);
WHEREAS, on April 12, 2010, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Joint Plan of Reorganization of Regent Communications, Inc. and its debtor affiliates (as in effect on the effective date thereof, the “Plan”);
WHEREAS, pursuant to the Plan, the Existing Obligations will be exchanged and substituted for the New Term Loan, the New PIK Loan and the New Equity of Parent (as each such term is defined in the Plan);
WHEREAS, the extensions of credit provided for herein at the date hereof constitute the New Term Loan contemplated by the Plan and the Confirmation Order; and
WHEREAS, Bank of America, N.A. agreed to remain as administrative agent and collateral agent under the Existing Credit Agreement until the Existing Credit Agreement is terminated and the Lenders desire to have GE Capital become the administrative agent and collateral agent hereunder and under the other applicable Loan Documents (as hereinafter defined) in accordance with the terms hereof;
NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:
ARTICLE 1
DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS
Section 1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings:
“Administrative Agent” has the meaning specified in the preamble hereto.
CREDIT AGREEMENT FOR
REGENT BROADCASTING, LLC

“Affected Lender” has the meaning specified in Section 2.16.
“Affiliate” means, with respect to any Person, each officer, director, general partner or joint-venturer of such Person and any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person; provided, however, that no Secured Party (other than Oaktree) shall be an Affiliate of the Borrower. For purpose of this definition, “control” means the possession of either (a) the power to vote, or the beneficial ownership of, 10% or more of the Voting Stock of such Person or (b) the power to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.
“Agreement” means this Credit Agreement.
“Applicable Margin” means with respect to (a) Loans, a percentage equal to (i) for Base Rate Loans, three percent (3%) and (ii) for Eurodollar Rate Loans, four percent (4%) and (b) the Unused Commitment Fee, a percentage equal to one half of one percent (0.50%).
“Approved Fund” means, with respect to any Lender, any Person (other than a natural Person) that (a) is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and (b) is advised or managed by (i) such Lender, (ii) any Affiliate of such Lender or (iii) any Person (other than an individual) or any Affiliate of any Person (other than an individual) that administers or manages such Lender.
“Assignment” means an assignment agreement entered into by a Lender, as assignor, and any Person, as assignee, pursuant to the terms and provisions of Section 11.2 (with the consent of any party whose consent is required by Section 11.2), accepted by the Administrative Agent, in substantially the form of Exhibit A, or any other form approved by the Administrative Agent.
“Bankruptcy Court” has the meaning specified in the recitals hereto.
“Base Rate” means, for any day, a rate per annum equal to the highest of (a) the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent), (b) the sum of 0.50% per annum and the Federal Funds Rate, and (c) the sum of (x) the Eurodollar Rate, as defined herein, calculated for each such day based on an Interest Period of one month determined two (2) Business Days prior to such day, plus (y) the excess of the Applicable Margin for Eurodollar Rate Loans over the Applicable Margin for Base Rate Loans, in each instance, as of such day. Any change in the Base Rate due to a change in any of the foregoing shall be effective on the effective date of such change in the “bank prime loan” rate, the Federal Funds Rate, or the Eurodollar Rate for an Interest Period of three months.
“Base Rate Loan” means any Loan that bears interest based on the Base Rate.
“Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA other than a Multiemployer Plan to which any Group Member sponsors or contributes, or has an obligation to contribute, to.
“Borrower” has the meaning specified in the preamble hereto.
CREDIT AGREEMENT FOR
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“Borrowing” means a borrowing consisting of Revolving Loans made on the same day by the Revolving Credit Lenders according to their respective Revolving Credit Commitments.
“Business” means collectively, (a) the business conducted by the Borrower or any of its Subsidiaries on and as of the Closing Date and (b) any business involving or reasonably related to the ownership, management or operation in the United States of any Radio Stations, billboard assets and other outdoor advertising assets and properties, television stations, cable companies and cable franchises, including any ancillary digital or other media associated therewith in market areas in which the Borrower or any of its Subsidiaries operate in as of the Closing Date or in market areas within a 200 mile radius of such market areas or future market areas the Borrower or any of its Subsidiaries operate in which at the time the Borrower or any of its Subsidiaries commence operation therein was within a 200 mile radius of an existing market area of the Borrower or any of its Subsidiaries; provided, however, that in no event shall Business include any business involving the ownership, management or operation of any print publication assets.
“Business Day” means any day of the year that is not a Saturday, Sunday or a day on which banks are required or authorized to close in New York City and, when determined in connection with notices and determinations in respect of any Eurodollar Rate or Eurodollar Rate Loan or any funding, conversion, continuation, Interest Period or payment of any Eurodollar Rate Loan, that is also a day on which dealings in Dollar deposits are carried on in the London interbank market.
“Cable Act” means Title VI of the Communications Act of 1934, as amended, 47 U.S.C. §§ 151 et seq., and all other provisions of the Cable Communications Policy Act of 1984, Pub. L. No. 98-549, and the Cable Television Consumer Protection and Competition Act of 1992, Pub. L. No. 102-385, and the Telecommunications Act of 1996, Pub. L. No. 104-104, as such statutes may be amended from time to time, and the rules and regulations promulgated thereunder by the FCC.
“Cable Franchise Agreements” means any agreement in which one or more of the Loan Parties has been granted a franchise, or otherwise licensed or permitted, to provide cable television services in a specific geographical location.
“Cable System” means each cable television system operated by Borrower and/or any of its Subsidiaries pursuant to a Cable Franchise Agreement.
“Capital Expenditures” means, for any Person for any period, the aggregate of all expenditures, by such Person and its Subsidiaries during such period for the acquisition, leasing (pursuant to a Capital Lease), construction, replacement, repair, substitution or improvement of fixed or capital assets or additions to equipment, in each case required to be capitalized under GAAP on a Consolidated balance sheet of such Person, excluding (a) interest capitalized during construction, (b) any expenditure to the extent, for purpose of the definition of Permitted Acquisition, such expenditure is part of the aggregate amounts payable in connection with, or other consideration for, any Permitted Acquisition consummated during or prior to such period, (c) expenditures made with the proceeds of equity contributions made to the Parent and contributed to Holdings as equity and further contributed to the Borrower as equity, in each case, after the date hereof and (d) expenditures for assets made in connection with the replacement, substitution, restoration or repair of assets to the extent financed with insurance proceeds paid on account of the loss of or damage to the assets being replaced, substituted for, restored or repaired to the extent permitted hereunder.
“Capital Lease” means, with respect to any Person, any lease of, or other arrangement conveying the right to use, any property (whether real, personal or mixed) by such Person as lessee that has been or should be accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP.
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“Capitalized Lease Obligations” means, at any time, with respect to any Capital Lease, any lease entered into as part of any Sale and Leaseback Transaction of any Person or any synthetic lease, the amount of all obligations of such Person that is (or that would be, if such synthetic lease or other lease were accounted for as a Capital Lease) capitalized on a balance sheet of such Person prepared in accordance with GAAP.
“Cash Equivalents” means (a) any readily-marketable securities (i) issued by, or directly, unconditionally and fully guaranteed or insured by the United States federal government or (ii) issued by any agency of the United States federal government the obligations of which are fully backed by the full faith and credit of the United States federal government, (b) any readily-marketable direct obligations issued by any other agency of the United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case having a rating of at least “A-1” from S&P or at least “P-1” from Moody’s, (c) any commercial paper rated at least “A-1” by S&P or “P-1” by Moody’s and issued by any Person organized under the laws of any state of the United States, (d) any Dollar-denominated time deposit, insured certificate of deposit, overnight bank deposit or bankers’ acceptance issued or accepted by (i) any Lender or (ii) any commercial bank that is (A) organized under the laws of the United States, any state thereof or the District of Columbia, (B) “adequately capitalized” (as defined in the regulations of its primary federal banking regulators) and (C) has Tier 1 capital (as defined in such regulations) in excess of $250,000,000 and (e) shares of any United States money market fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clause (a), (b), (c) or (d) above with maturities as set forth in the proviso below, (ii) has net assets in excess of $500,000,000 and (iii) has obtained from either S&P or Moody’s the highest rating obtainable for money market funds in the United States; provided, however, that the maturities of all obligations specified in any of clauses (a), (b), (c) and (d) above shall not exceed 365 days.
“CERCLA” means the United States Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. §§ 9601 et seq.).
“Change of Control” means the occurrence of any of the following: (a) the Permitted Investors (other than Parent or its Subsidiaries) shall sell or otherwise transfer 35% or more of their legal, economical, beneficial voting, or other ownership rights associated with the Stock of Parent held by the Permitted Investors (other than Parent or its Subsidiaries) on the date hereof to any Person other than a Permitted Investor (other than Parent or its Subsidiaries), (b) Parent shall cease to, directly or indirectly, own and control legally and beneficially all of the economic and voting rights associated with ownership of all outstanding Stock of all classes of Voting Stock of Holdings (except to the extent such failure results from an exchange of Stock of the Parent for Stock of Holdings in connection with management equity repurchases of Stock of the Parent, provided that such Holdings Stock so exchanged is immediately repurchased and retired by Holdings), (c) Holdings shall cease to own and control legally and beneficially all of the economic and voting rights associated with ownership of all outstanding Stock of all classes of Stock of the Borrower or (d) a “Change of Control” or any term of similar effect, as defined in the Subordinated Notes Agreement or in any other document governing Indebtedness of any Group Member having a principal amount in excess of $750,000 shall occur.
“Closing Date” means the first date on which the conditions set forth in Section 3.1 are satisfied.
“Code” means the U.S. Internal Revenue Code of 1986.
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“Code of Federal Regulations” means the general and permanent rules published in the federal register by the executive departments and agencies of the federal government of the United States.
“Collateral” means all property and interests in property and proceeds thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien is granted or purported to be granted pursuant to any Loan Document.
“Communications Laws” has the meaning specified in Section 4.22.
“Compliance Certificate” means a certificate substantially in the form of Exhibit D.
“Confirmation Order” has the meaning specified in the recitals hereto.
“Consolidated” means, with respect to any Person, the accounts of such Person and its Subsidiaries consolidated in accordance with GAAP.
“Consolidated Cash Interest Expense” means, with respect to any Person for any period, the Consolidated Interest Expense of such Person for such period less the sum (without duplication) of, in each case to the extent included in the definition of Consolidated Interest Expense, (a) the amortized amount of debt discount and debt issuance costs, (b) charges relating to write-ups or write-downs in the book or carrying value of existing Consolidated Total Debt, (c) interest payable in evidences of Indebtedness or by addition to the principal of the related Indebtedness and (d) other non-cash interest.
“Consolidated Current Assets” means, with respect to any Person at any date, the total Consolidated current assets of such Person at such date other than cash, Cash Equivalents and any Indebtedness owing to such Person or any of its Subsidiaries by Affiliates of such Person.
“Consolidated Current Liabilities” means, with respect to any Person at any date, all liabilities of such Person and its Subsidiaries at such date that should be classified as current liabilities on a Consolidated balance sheet of such Person; provided, however, that “Consolidated Current Liabilities” shall exclude the principal amount of the Loans then outstanding.
“Consolidated EBITDA” means, with respect to any Person for any period, (a) the Consolidated Net Income of such Person for such period plus (b) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication, (i) any provision for United States federal income taxes or other taxes measured by net income, (ii) Consolidated Interest Expense, amortization of debt discount and commissions and other fees and charges associated with Indebtedness (except amortization and expenses related to execution of this Agreement on the Closing Date and the Related Transactions and the payment of all fees, costs and expenses associated with the foregoing), (iii) any loss from extraordinary items, (iv) any depreciation, depletion and amortization expense, (v) any aggregate net loss on the Sale of property (other than accounts (as defined under the applicable UCC) and inventory) outside the ordinary course of business, (vi) any other non-cash expenditure, charge or loss for such period (other than any non-cash expenditure, charge or loss relating to write-offs, write-downs or reserves with respect to accounts and inventory), including the amount of any compensation deduction as the result of any grant of Stock or Stock Equivalents to employees, officers, directors or consultants, (vii) one-time, non-recurring, cash and non-cash fees and expenses directly related to the Plan and the transactions contemplated thereby, (viii) restructuring costs, costs incurred with respect to divestitures, costs incurred with respect to technical upgrades, charges and expenses in connection with business expansion and business optimization projects, severance costs and lease termination costs made within 12 months from emergence of bankruptcy in an aggregate amount reasonably acceptable to Administrative Agent, (ix) charges and expenses in
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connection with business expansion and business optimization projects and severance costs and lease termination costs, in each case, made within 12 months of any Permitted Acquisition and related to such Permitted Acquisition in an amount not to exceed $1,500,000 per acquisition, (x) customary, one-time, non-recurring fees, expenses or charges paid in connection with Permitted Acquisitions, Permitted Investments and issuance of Permitted Indebtedness, (xi) one-time, non-recurring fees, expenses or charges owed in connection with unconsummated Permitted Acquisitions not to exceed $500,000 in the aggregate since the Closing Date, (xii) expenses that have been reimbursed in cash by a third party (other than a Loan Party or a Permitted Investor) made in the same period not otherwise reflected in the Consolidated Net Income, (xiii) one-time, non-recurring fees and expenses in connection with Hedging Agreements permitted under Section 8.1(e), (xiv) fees and expenses related to the documentation and granting of the Mortgages required to be delivered hereunder, (xv) Administrative Agent fees, (xvi) fees paid to executive recruiters to find one or more independent board members not to exceed $300,000 in the aggregate since the Closing Date, (xvii) fees paid to independent directors in an aggregate amount not to exceed $150,000, (xviii) expenses reimbursed and fees paid to trustees under the Independent Trust Agreement and the Divestiture Trust Agreement as set forth in such agreements but excluding any amounts that may be payable to such trustees which are variable, and minus (c) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income and without duplication, (i) any credit for United States federal income taxes or other taxes measured by net income, (ii) any interest income, (iii) any gain from extraordinary items and any other non-recurring gain, (iv) any aggregate net gain from the Sale of property (other than accounts (as defined in the applicable UCC) and inventory) out of the ordinary course of business by such Person, (v) any other non-cash gain, including any reversal of a charge referred to in clause (b)(vi) above by reason of a decrease in the value of any Stock or Stock Equivalent, and (vi) any other cash payment in respect of expenditures, charges and losses that have been added to Consolidated EBITDA of such Person pursuant to clause (b)(vi) above in any prior period. Notwithstanding the foregoing, Consolidated EBITDA shall mean $5,655,709 and $2,513,284.55 for the Fiscal Quarters ended December 31, 2009 and March 31, 2010, respectively.
“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of (a) Consolidated EBITDA of such Person for such period minus Capital Expenditures of such Person for such period (other than non-cash Capital Expenditures of such Person made pursuant to one or more barter transactions in the ordinary course of business and Capital Expenditures which are financed pursuant to Section 8.1(c)) minus the total liability for United States federal income taxes and other taxes measured by net income actually payable by such Person in respect of such period to (b) the Consolidated Fixed Charges of such Person for such period.
“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, determined on a Consolidated basis, of (a) the Consolidated Cash Interest Expense of such Person and its Subsidiaries for such period, (b) the principal amount of Consolidated Total Debt of such Person and its Subsidiaries having a scheduled due date during such period, (c) all cash dividends paid or payable by such Person and its Subsidiaries on Stock in respect of such period to Persons other than such Person and its Subsidiaries and (d) all commitment fees and other costs, fees and expenses (other than, to the extent not otherwise included in the calculation of Consolidated EBITDA, one-time, non-recurring costs, fees, and expenses) payable by such Person and its Subsidiaries during such period in order to effect, or because of, the incurrence of any Indebtedness.
“Consolidated Interest Expense” means, for any Person for any period, (a) Consolidated total interest expense of such Person and its Subsidiaries for such period and including, in any event, (i) interest capitalized during such period and net costs under Interest Rate Contracts for such period, (ii) all interest capitalized during such period under the Subordinated Notes, and (iii) all fees, charges, commissions, discounts and other similar obligations (other than reimbursement obligations) with respect to letters of credit, bank guarantees, banker’s acceptances, surety bonds and performance bonds (whether or not matured) payable by such Person and its Subsidiaries during such period minus (b) the sum of (i) Consolidated net gains of such Person and its Subsidiaries under Interest Rate Contracts for such period and (ii) Consolidated interest income of such Person and its Subsidiaries for such period.
CREDIT AGREEMENT FOR
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“Consolidated Leverage Ratio” means, with respect to any Person as of any date, the ratio of (a) Consolidated Total Debt of such Person outstanding as of such date minus all Subordinated Debt of such Person outstanding as of such date, to the extent included in the calculation of consolidated Total Debt to (b) Consolidated EBITDA for such Person for the last period of four consecutive Fiscal Quarters ending on or before such date.
“Consolidated Net Income” means, with respect to any Person, for any period, the Consolidated net income (or loss) of such Person and its Subsidiaries for such period; provided, however, that the following shall be excluded: (a) the net income of any other Person in which such Person or one of its Subsidiaries has a joint interest with a third-party (which interest does not cause the net income of such other Person to be Consolidated into the net income of such Person), except to the extent of the amount of dividends or distributions paid to such Person or Subsidiary and (b) the net income of any Subsidiary of such Person that is, on the last day of such period, subject to any restriction or limitation on the payment of dividends or the making of other distributions, to the extent of such restriction or limitation, except to the extent of the amount of dividends or distributions paid to such Person or Subsidiary which are permitted to be paid to and received by such Person or Subsidiary.
“Consolidated Total Debt” of any Person means all Indebtedness of a type described in clause (a), (b), (c)(i), or (f) of the definition thereof and all Guaranty Obligations with respect to any such Indebtedness, in each case of such Person and its Subsidiaries on a Consolidated basis.
“Constituent Documents” means, with respect to any Person, collectively and, in each case, together with any modification of any term thereof, (a) the articles of incorporation, certificate of incorporation, constitution or certificate of formation of such Person, (b) the bylaws, operating agreement or joint venture agreement of such Person, (c) any other constitutive, organizational or governing document of such Person, whether or not equivalent, and (d) any other document setting forth the manner of election or duties of the directors, officers or managing members of such Person or the designation, amount or relative rights, limitations and preferences of any Stock of such Person.
“Contractual Obligation” means, with respect to any Person, any provision of any Security issued by such Person or of any document or undertaking (other than a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its property is subject.
“Control Agreement” means, with respect to any deposit account, any securities account, commodity account, securities entitlement or commodity contract, an agreement, in form and substance satisfactory to the Administrative Agent, among the Administrative Agent, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and the Loan Party maintaining such account, effective to grant “control” (as defined under the applicable UCC) over such account to the Administrative Agent.
“Controlled Deposit Account” means each deposit account (including all funds on deposit therein) that is the subject of an effective Control Agreement and that is maintained by any Loan Party with a financial institution reasonably acceptable to the Administrative Agent; provided, however, that the institutions set forth in Schedule 1.1 shall be acceptable to the Administrative Agent so long as they have entered into a Control Agreement.
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“Controlled Securities Account” means each securities account or commodity account (including all financial assets held therein and all certificates and instruments, if any, representing or evidencing such financial assets) that is the subject of an effective Control Agreement and that is maintained by any Loan Party with a securities intermediary or commodity intermediary reasonably acceptable to the Administrative Agent; provided, however, that the institutions set forth in Schedule 1.1 shall be acceptable to the Administrative Agent so long as they have entered into a Control Agreement.
“Copyright Act” means the United States Copyright Act of 1976.
“Copyrights” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to copyrights and all mask work, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith.
“Corporate Chart” means a document in form reasonably acceptable to the Administrative Agent and setting forth, as of a date set forth therein, for each Person that is a Loan Party, that is subject to Section 7.10 or that is a Subsidiary or joint venture of any of them, (a) the full legal name of such Person, (b) the jurisdiction of organization and any organizational number and tax identification number of such Person, (c) the location of such Person’s chief executive office (or, if applicable, sole place of business) and (d) the number of shares of each class of Stock of such Person authorized, the number outstanding and the number and percentage of such outstanding shares for each such class owned, directly or indirectly, by any Loan Party or any Subsidiary of any of them.
“Customary Permitted Liens” means, with respect to any Person, any of the following:
(a) Liens (i) with respect to the payment of taxes, assessments or other governmental charges or (ii) of suppliers, carriers, materialmen, warehousemen, workmen or mechanics and other similar Liens, in each case imposed by law or arising in the ordinary course of business, and, for each of the Liens in clauses (i) and (ii) above for amounts that are not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP;
(b) Liens of a collection bank on items in the course of collection arising under Section 4-208 of the UCC as in effect in the State of New York or any similar section under any applicable UCC or any similar Requirement of Law of any foreign jurisdiction;
(c) pledges or cash deposits made in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance or other types of social security benefits (other than any Lien imposed by ERISA), (ii) to secure the performance of bids, tenders, leases (other than Capital Leases) sales or other trade contracts (other than for the repayment of borrowed money) or (iii) made in lieu of, or to secure the performance of, surety, customs, reclamation or performance bonds (in each case not related to judgments or litigation);
(d) judgment liens (other than for the payment of taxes, assessments or other governmental charges) securing judgments and other proceedings not constituting an Event of Default under Section 9.1(f) and pledges or cash deposits made in lieu of, or to secure the performance of, judgment or appeal bonds in respect of such judgments and proceedings;
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(e) Liens (i) arising by reason of zoning restrictions, easements, licenses, reservations, restrictions, covenants, conditions, restrictions of record, rights-of-way, encroachments, minor defects or irregularities in title (including leasehold title) and other similar encumbrances on the use of real property or (ii) consisting of leases, licenses or subleases granted by a lessor, licensor or sublessor on its property (in each case other than Capital Leases) otherwise permitted under Section 8.4 that, for each of the Liens in clauses (i) and (ii) above, do not, in the aggregate, materially (x) impair the value or marketability of such real property or (y) interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property;
(f) Liens resulting from the filing of a precautionary UCC-1 financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;
(g) Liens of landlords and mortgagees of landlords (i) arising by statute or under any lease or related Contractual Obligation entered into in the ordinary course of business, (ii) on fixtures and movable tangible property located on the real property leased or subleased from such landlord, (iii) for amounts not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and (iv) for which adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP; and
(h) the title and interest of a lessor or sublessor in and to personal property leased or subleased (other than through a Capital Lease), in each case extending only to such personal property.
“Default” means any Event of Default and any event that, with the passing of time or the giving of notice or both, would become an Event of Default.
“Divestiture Trust Agreement” means that certain Trust Agreement, dated as of March 22, 2010, by and among Regent Broadcasting of Fort Collins, Inc., a Delaware corporation, Regent Broadcasting of Lafayette, Inc., a Delaware corporation, and Jay Meyers, as trustee, as such agreement may be amended pursuant to the Amended and Restated Trust Agreement in the form attached to the Divestiture Trust Agreement delivered to the Administrative Agent.
“Dollars” and the sign “$” each mean the lawful money of the United States of America.
“Domestic Person” means any “United States person” under and as defined in Section 770l(a)(30) of the Code.
“E-Fax” means any system used to receive or transmit faxes electronically.
“Electronic Transmission” means each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E-Fax, or otherwise to or from an E-System or other equivalent service.
“Environmental Laws” means all Requirements of Law and terms and conditions in Permits imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources, including CERCLA, the SWDA, the Hazardous Materials Transportation Act (49 U.S.C. §§ 5101 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. §§ 136 et seq.), the Toxic Substances Control Act (15 U.S.C. §§ 2601 et seq.), the Clean Air Act (42 U.S.C. §§ 7401 et seq.), the Federal Water Pollution Control Act (33 U.S.C. §§ 1251 et seq.), the Occupational Safety and Health Act (29 U.S.C. §§ 651 et seq.), the Safe Drinking Water Act (42 U.S.C. §§ 300(f) et seq.), all regulations promulgated under any of the foregoing, all analogous Requirements of Law and Permits and any environmental transfer of ownership notification or approval statutes, including the Industrial Site Recovery Act (N.J. Stat. Ann. §§ 13:1K-6 et seq.).
CREDIT AGREEMENT FOR
REGENT BROADCASTING, LLC

“Environmental Liabilities” means all Liabilities (including costs of Remedial Actions, natural resource damages and costs and expenses of investigation and feasibility studies) that may be imposed on, incurred by or asserted against any Group Member as a result of, or related to, any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law or otherwise, arising under any Environmental Law or in connection with any environmental, health or safety condition or with any Release and resulting from the ownership, lease, sublease or other operation or occupation of property by any Group Member, whether on, prior or after the date hereof.
“ERISA” means the United States Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means, collectively, any Group Member, and any Person under common control, or treated as a single employer, with any Group Member, within the meaning of Section 414(b), (c), or, solely for purposes of Section 412 of the Code, within the meaning of Section 414(m) or (o) of the Code.
“ERISA Event” means any of the following: (a) a reportable event described in Section 4043(b) of ERISA (or, unless the 30-day notice requirement has been duly waived under the applicable regulations, Section 4043(c) of ERISA) with respect to a Title IV Plan, (b) the withdrawal of any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA, (c) the complete or partial withdrawal of any ERISA Affiliate from any Multiemployer Plan, (d) with respect to any Multiemployer Plan, the filing of a notice of reorganization, insolvency or termination (or treatment of a plan amendment as termination) under Section 4041A of ERISA, (e) the filing of a notice of intent to terminate a Title IV Plan (or treatment of a plan amendment as termination) under Section 4041 of ERISA, (f) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC, (g) the failure to make any required contribution to any Title IV Plan or Multiemployer Plan when due, and (h) the failure of a Benefit Plan or any trust thereunder intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Requirements of Law to qualify thereunder.
“E-Signature” means the process of attaching to or logically associating with an Electronic Transmission an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party transmitting the Electronic Transmission) with the intent to sign, authenticate or accept such Electronic Transmission.
“E-System” means any electronic system, including Intralinks® and CleraPar® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent, any of its Related Persons or any other Person, providing for access to data protected by passcodes or other security system.
“Eurodollar Base Rate” means, with respect to any Interest Period for any Eurodollar Rate Loan, the rate determined by the Administrative Agent to be the offered rate for deposits in Dollars for the applicable Interest Period appearing on the Reuters Screen LIBOR01 page as of 11:00 a.m. (London time) on the second full Business Day next preceding the first day of each Interest Period. In the event that such rate does not appear on the Reuters Screen LIBOR01 page at such time, the “Eurodollar Base Rate” shall be determined by reference to such other comparable publicly available service for displaying the offered rate for deposit in Dollars in the London interbank market as may be selected by the Administrative Agent and, in the absence of availability, such other method to determine such offered rate as may be selected by the Administrative Agent in its sole discretion.
CREDIT AGREEMENT FOR
REGENT BROADCASTING, LLC

“Eurodollar Rate” means, with respect to any Interest Period and for any Eurodollar Rate Loan, the higher of (a) 1.25% and (b) an interest rate per annum determined as the ratio of (i) the Eurodollar Base Rate with respect to such Interest Period for such Eurodollar Rate Loan to (ii) the difference between the number one and the Eurodollar Reserve Requirements with respect to such Interest Period and for such Eurodollar Rate Loan.
“Eurodollar Rate Loan” means any Loan that bears interest based on the Eurodollar Rate.
“Eurodollar Reserve Requirements” means, with respect to any Interest Period and for any Eurodollar Rate Loan, a rate per annum equal to the aggregate, without duplication, of the maximum rates (expressed as a decimal number) of reserve requirements in effect 2 Business Days prior to the first day of such Interest Period (including basic, supplemental, marginal and emergency reserves) under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “eurocurrency liabilities” in Regulation D of the Federal Reserve Board) maintained by a member bank of the United States Federal Reserve System.
“Event of Default” has the meaning specified in Section 9.1.
“Excess Cash Flow” means, for any period, (a) Consolidated EBITDA of Holdings for such period, minus (b) without duplication and, except with respect to clauses (i), (ii), (iii), (vii) and (viii) below, to the extent included in the determination of Consolidated EBITDA, (i) any cash principal payment on the Loans (but only, in the case of payment in respect of Revolving Loans, to the extent that the Revolving Credit Commitments are permanently reduced by the amount of such payment) during such period other than any mandatory prepayment required pursuant to Section 2.6, (ii) any scheduled or other mandatory cash principal payment made by the Borrower or any of its Subsidiaries during such period on any Capitalized Lease Obligation or other Indebtedness (provided, however that, if such Indebtedness may be reborrowed such amounts shall be deducted only to the extent such payment results in a permanent reduction in commitments thereof), (iii) any Capital Expenditure made by such Person or any of its Subsidiaries during such period to the extent permitted by this Agreement, excluding any such Capital Expenditure to the extent financed through the incurrence of Capitalized Lease Obligations or any long-term Indebtedness other than the Obligations and any Capitalized Lease Obligations, (iv) the Consolidated Cash Interest Expense of such Person for such period, (v) any cash losses from extraordinary items, (vi) any cash payment made during such period to satisfy obligations for United States federal income taxes or other taxes measured by net income, (vii) any increase in the Working Capital of Holdings during such period (measured as the excess of such Working Capital at the end of such period over such Working Capital at the beginning of such period), (viii) with respect to any payments pursuant to Section 2.6(a)(ii), an amount equal to twice the amount paid under Section 2.6(a)(i) during such Fiscal Year, (ix) the aggregate amount actually paid by Company and its Subsidiaries in cash during such period on account of any Permitted Acquisition to the extent such cash payment is made with proceeds from Consolidated Net Income, (x) one-time, non-recurring fees, expenses or charges paid in cash in connection with Permitted Acquisitions, Permitted Investments and Permitted Indebtedness, (xi) one-time, non-recurring fees, expenses or charges paid in cash in connection with unconsummated Permitted Acquisitions, (xii) one-time, non-recurring cash fees and expenses directly related to the Plan and the transactions contemplated thereby, (xiii) restructuring costs, costs incurred with respect to divestitures, costs incurred with respect to technical upgrades, charges and expenses in connection with business expansion and business optimization projects, severance costs and lease termination costs made within 12 months from emergence of bankruptcy, (xiv) charges and expenses in connection with business expansion and business optimization projects and severance costs and lease termination costs, in each case, made within 12 months of any Permitted Acquisition and related to such Permitted
CREDIT AGREEMENT FOR
REGENT BROADCASTING, LLC

Acquisition, (xv) one-time, non-recurring fees and expenses in connection with Hedging Agreements permitted under Section 8.1(e), (xvi) fees and expenses related to the documentation and granting of the Mortgages required to be delivered hereunder, (xvii) Administrative Agent fees, (xviii) fees paid to executive recruiters to find one or more independent board members, (xix) fees paid to independent directors in an aggregate amount, (xx) expenses reimbursed and fees paid to trustees under the Independent Trust Agreement and the Divestiture Trust Agreement as set forth in such agreements but excluding any amounts that may be payable to such trustees which are variable, and plus (c) without duplication, (i) to the extent included in the calculation of Consolidated EBITDA pursuant to clause (c)(i) of the definition thereof, any provision for United States federal income taxes or other taxes measured by net income, and (ii) any decrease in the Working Capital of Holdings during such period (measured as the excess of such Working Capital at the beginning of such period over such Working Capital at the end thereof).
“Existing Credit Agreement” has the meaning specified in the recitals hereto.
“Existing Obligations” has the meaning specified in the recitals hereto.
“FAA” shall mean the Federal Aviation Administration and any successor thereto.
“Facilities” means (a) the Term Loan Facility and (b) the Revolving Credit Facility.
“FCC” means the Federal Communications Commission or any Governmental Authority which succeeds to the duties and functions presently performed by the Federal Communications Commission.
“FCC License Assets” shall have the meaning specified in the Plan.
“FCC Licenses” means all licenses, Permits, permissions and other authorizations issued by the FCC for the operation of television stations and community antenna relay service, earth station, business radio, microwave and special safety radio service facilities.
“FCC Long Form Application” shall have the meaning specified in the Plan.
“Federal Flood Insurance” means Federally backed Flood Insurance available under the National Flood Insurance Program to owners of real property improvements located in Special Flood Hazard Areas in a community participating in the National Flood Insurance Program.
“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as determined by the Administrative Agent in its sole discretion.
“Federal Reserve Board” means the Board of Governors of the United States Federal Reserve System and any successor thereto.
“Fee Letter” means the letter agreement, dated as of April 27, 2010 addressed to the Borrower from the Administrative Agent and accepted by the Borrower, with respect to certain fees to be paid from time to time to the Administrative Agent and its Related Persons.
“FEMA” means the Federal Emergency Management Agency, a component of the U.S. Department of Homeland Security that administers the National Flood Insurance Program.
CREDIT AGREEMENT FOR
REGENT BROADCASTING, LLC

“Financial Statement” means each financial statement delivered pursuant to Section 4.4 or 6.1.
“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.
“Fiscal Quarter” means each 3 fiscal month period ending on March 31, June 30, September 30 or December 31.
“Fiscal Year” means the twelve-month period ending on December 31.
“Flood Insurance” means, for any real property located in a Special Flood Hazard Area, Federal Flood Insurance or private insurance that meets the requirements set forth by FEMA in its Mandatory Purchase of Flood Insurance Guidelines. Flood Insurance shall be in an amount equal to the full, unpaid balance of the Loans and any prior liens on the real property up to the maximum policy limits set under the National Flood Insurance Program, or as otherwise required by the Administrative Agent, with deductibles not to exceed $50,000.
“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, in the statements and pronouncements of the Financial Accounting Standards Board and in such other statements by such other entity as may be in general use by significant segments of the accounting profession that are applicable to the circumstances as of the date of determination. Subject to Section 1.3, all references to “GAAP” shall be to GAAP applied consistently with the principles used in the preparation of the Financial Statements described in Section 4.4(a).
“GE Capital” has the meaning specified in the preamble hereto.
“Governmental Authority” means any nation, sovereign or government, any state or other political subdivision thereof, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, including any central bank, stock exchange, regulatory body, arbitrator, public sector entity, supra-national entity (including the European Union and the European Central Bank) and any self-regulatory organization (including the National Association of Insurance Commissioners).
“Group Members” means, collectively, the Borrower, Holdings and their respective Subsidiaries.
“Group Members’ Accountants” means Deloitte & Touche LLP or other nationally-recognized independent registered certified public accountants acceptable to the Administrative Agent.
“Guarantor” means Holdings, each Wholly Owned Subsidiary of the Borrower listed on Schedule 4.3 and each other Person that enters into any Guaranty Obligation with respect to any Obligation of any Loan Party.
“Guaranty and Security Agreement” means a guaranty and security agreement, in substantially the form of Exhibit E, among the Administrative Agent, the Borrower and the Guarantors from time to time party thereto.
CREDIT AGREEMENT FOR
REGENT BROADCASTING, LLC

“Guaranty Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person for any Indebtedness, lease, dividend or other obligation (the “primary obligation”) of another Person (the “primary obligor”), if the purpose or intent of such Person in incurring such liability, or the economic effect thereof, is to guarantee such primary obligation or provide support, assurance or comfort to the holder of such primary obligation or to protect or indemnify such holder against loss with respect to such primary obligation, including (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of any primary obligation, (b) the incurrence of reimbursement obligations with respect to any letter of credit or bank guarantee in support of any primary obligation, (c) the existence of any Lien, or any right, contingent or otherwise, to receive a Lien, on the property of such Person securing any part of any primary obligation and (d) any liability of such Person for a primary obligation through any Contractual Obligation (contingent or otherwise) or other arrangement (i) to purchase, repurchase or otherwise acquire such primary obligation or any security therefor or to provide funds for the payment or discharge of such primary obligation (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency, working capital, equity capital or any balance sheet item, level of income or cash flow, liquidity or financial condition of any primary obligor, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party to any Contractual Obligation, (iv) to purchase, sell or lease (as lessor or lessee) any property, or to purchase or sell services, primarily for the purpose of enabling the primary obligor to satisfy such primary obligation or to protect the holder of such primary obligation against loss or (v) to supply funds to or in any other manner invest in, such primary obligor (including to pay for property or services irrespective of whether such property is received or such services are rendered); provided, however, that “Guaranty Obligations” shall not include (x) endorsements for collection or deposit in the ordinary course of business and (y) product warranties given in the ordinary course of business. The outstanding amount of any Guaranty Obligation shall equal the outstanding amount of the primary obligation so guaranteed or otherwise supported or, if lower, the stated maximum amount for which such Person may be liable under such Guaranty Obligation.
“Hazardous Material” means any substance, material or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including petroleum or any fraction thereof, asbestos, polychlorinated biphenyls and radioactive substances.
“Hedging Agreement” means any Interest Rate Contract, foreign exchange, swap, option or forward contract, spot, cap, floor or collar transaction, any other derivative instrument and any other similar speculative transaction and any other similar agreement or arrangement designed to alter the risks of any Person arising from fluctuations in any underlying variable.
“Holdings” has the meaning specified in the preamble hereto.
“Indebtedness” of any Person means, without duplication, any of the following, whether or not matured: (a) all indebtedness for borrowed money, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all reimbursement and all other obligations with respect to (i) letters of credit, bank guarantees or bankers’ acceptances or (ii) surety, customs, reclamation or performance bonds (in each case not related to judgments or litigation) other than those entered into in the ordinary course of business, (d) all obligations to pay the deferred purchase price of property or services, other than trade payables incurred in the ordinary course of business, (e) all obligations created or arising under any conditional sale or other title retention agreement, regardless of whether the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property, (f) all Capitalized Lease Obligations, (g) all obligations, whether or not contingent, to purchase, redeem, retire, defease or otherwise acquire for value any of its own Stock or Stock Equivalents (or any Stock or Stock Equivalent of a direct or indirect parent entity thereof) prior to the date that is 180 days after the Term Loan Maturity Date, valued at, in the case of redeemable preferred Stock, the greater of the voluntary liquidation preference and the involuntary liquidation preference of such Stock plus accrued and unpaid dividends, (h) all payments that would be required to be made in respect of any Hedging Agreement in the event of a termination (including an early termination) on the date of determination and (i) all Guaranty Obligations for obligations of any other Person constituting Indebtedness of such other Person; provided, however, that the items in each of clauses (a) through (i) above shall constitute “Indebtedness” of such Person solely to the extent, directly or indirectly, (x) such Person is liable for any part of any such item, (y) any such item is secured by a Lien on such Person’s property or (z) any other Person has a right, contingent or otherwise, to cause such Person to become liable for any part of any such item or to grant such a Lien.
CREDIT AGREEMENT FOR
REGENT BROADCASTING, LLC

“Indemnified Matter” has the meaning specified in Section 11.4.
“Indemnitee” has the meaning specified in Section 11.4.
“Independent Trust Agreement” means that certain Trust Agreement, dated as of March 18, 2010, between Holdings and Jay Meyers, as Trustee as such agreement may be amended pursuant to the Amended and Restated Trust Agreement in the form attached to the Independent Trust Agreement delivered to the Administrative Agent.
“Initial Cases” has the meaning specified in the recitals hereto.
“Initial Investors’ Equity Investment” means the substitution and exchange of certain of the Existing Obligations for the equity of Parent pursuant to, and on the terms provided for, in the Plan.
“Initial Investors’ Investment Documents” means each document executed in connection with the Initial Investors’ Equity Investment.
“Initial Projections” means those financial projections, dated March 15, 2010 covering the Fiscal Years ending in 2010 through 2014 and delivered to the Administrative Agent by the Borrower prior to the date hereof.
“Intellectual Property” means all rights, title and interests in or relating to intellectual property and industrial property arising under any Requirement of Law and all IP Ancillary Rights relating thereto, including all Copyrights, Patents, Trademarks, Internet Domain Names, Trade Secrets and IP Licenses.
“Interest Period” means, with respect to any Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is made or converted to a Eurodollar Rate Loan as selected by the Borrower pursuant hereto; or, if such loan is continued, on the last day of the immediately preceding Interest Period therefor and, in each case, ending three (3) months thereafter, provided, however, that (a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such Interest Period into the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day, (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month, (c) the Borrower may not select any Interest Period (i) in the case of Revolving Loans, ending after the Scheduled Revolving Credit Termination Date and (ii) in the case of Term Loans, ending after the Term Loan Maturity Date, (d) the Borrower may not select any Interest Period in respect of Loans having an aggregate principal amount of less than (i) in the case of Revolving Loans, $100,000 and (ii) in the case of Term Loans $1,000,000 and (e) there shall be outstanding at any one time no more than 5 Interest Periods.
CREDIT AGREEMENT FOR
REGENT BROADCASTING, LLC

“Interest Rate Contracts” means all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and interest rate insurance.
“Internet Domain Names” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to Internet domain names.
“Investment” means, with respect to any Person, directly or indirectly, (a) to own, purchase or otherwise acquire, in each case whether beneficially or otherwise, any investment in, including any interest in, any Security of any other Person (other than any evidence of any Obligation), (b) to purchase or otherwise acquire, whether in one transaction or in a series of transactions, all or a significant part of the property of any other Person or a business conducted by any other Person or all or substantially all of the assets constituting the business of a division, branch, brand or other unit operation of any other Person, (c) to incur, or to remain liable under, any Guaranty Obligation for Indebtedness of any other Person, to assume the Indebtedness of any other Person or to make, hold, purchase or otherwise acquire, in each case directly or indirectly, any deposit, loan, advance, commitment to lend or advance, or other extension of credit (including by deferring or extending the date of, in each case outside the ordinary course of business, the payment of the purchase price for Sales of property or services to any other Person, to the extent such payment obligation constitutes Indebtedness of such other Person), excluding deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable and similar items created in the ordinary course of business, (d) to make, directly or indirectly, any contribution to the capital of any other Person or (e) to Sell any property for less than fair market value (including a disposition of cash or Cash Equivalents in exchange for consideration of lesser value); provided, however, that such Investment shall be valued at the difference between the value of the consideration for such Sale and the fair market value of the property Sold.
“IP Ancillary Rights” means, with respect to any other Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and Liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.
“IP License” means all Contractual Obligations (and all related IP Ancillary Rights), whether written or oral, granting any right title and interest in or relating to any Intellectual Property.
“IRS” means the Internal Revenue Service of the United States and any successor thereto.
“Lender” means, collectively any financial institution or other Person that (a) is listed on the signature pages hereof as a “Lender” or (b) from time to time becomes a party hereto by execution of an Assignment, in each case together with its successors.
“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements and expenses, in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.
CREDIT AGREEMENT FOR
REGENT BROADCASTING, LLC

“License Subsidiary” means any special purpose Subsidiary of Borrower that (i) observes all corporate formalities, maintains separate books and records, does not commingle assets with any affiliate, holds no assets other than the Radio Station Licenses, FCC Licenses and PUC Certificates and has no financial obligations other than to the Administrative Agent and Lenders as a Guarantor and as a Guarantor pursuant to the Subordinated Notes Documents, (ii) is organized pursuant to organizational documents reasonably satisfactory to the Administrative Agent, (iii) is a Guarantor upon or prior to the time of acquiring any Radio Station Licenses, FCC License and PUC Certificate or is a Guarantor on the Closing Date or becomes a Guarantor in connection with a Permitted Acquisition and (iv) to the extent not prohibited by any Requirement of Law, has granted a Lien in its assets to the Administrative Agent pursuant to the Loan Documents.
“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest or other security arrangement and any other preference, priority or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.
“LMA” means any joint sales agreement, advertising sales agreement, time brokerage agreement, local marketing or management agreement or similar arrangement for any broadcast station to which Borrower or any of its Subsidiaries is a party.
“Loan” means any loan made or deemed made by any Lender hereunder.
“Loan Documents” means, collectively, this Agreement, any Notes, the Guaranty and Security Agreement, the Mortgages, the Control Agreements, the Subordination Agreement, the Fee Letter, and, when executed, each document executed by a Loan Party and delivered to the Administrative Agent or, any Lender in connection with or pursuant to any of the foregoing or the Obligations, together with any modification of any term, or any waiver with respect to, any of the foregoing.
“Loan Party” means the Borrower and each Guarantor.
“Local Franchising Authority” means any state, county, local or municipal Governmental Authority which regulates the provision of cable television service, including the award of franchises or other permits or authorizations to provide cable television service, and which has authority over the Cable Systems.
“Material Adverse Effect” means an effect that results in or causes, or could reasonably be expected to result in or cause, a material adverse change in any of (a) the condition (financial or otherwise), business, performance, operations or property of the Group Members, taken as a whole, (b) the ability of any Loan Party to perform its obligations under any Loan Document and (c) the validity or enforceability of any Loan Document or the rights and remedies of the Administrative Agent, the Lenders and/or the other Secured Parties under any Loan Document.
“Material Environmental Liabilities” means Environmental Liabilities exceeding $750,000 in the aggregate.
“Moody’s” means Moody’s Investors Service, Inc.
CREDIT AGREEMENT FOR
REGENT BROADCASTING, LLC

“Mortgage” means any mortgage, deed of trust or other document in form and substance reasonably satisfactory to Agent executed or required herein to be executed by any Loan Party and granting a security interest over real property in favor of the Administrative Agent as security for the Obligations.
“Mortgage Supporting Documents” means, with respect to any Mortgage for a parcel of real property, each document (including title policies or marked-up unconditional insurance binders (in each case, together with copies of all documents referred to therein), maps, ALTA (or TLTA, if applicable) as-built surveys (in form and as to date that is sufficiently acceptable to the title insurer issuing title insurance to the Administrative Agent for such title insurer to deliver endorsements to such title insurance as reasonably requested by the Administrative Agent), environmental assessments and reports, appraisals required to comply with FIRREA and evidence regarding recording and payment of fees, insurance premium and taxes) that the Administrative Agent may reasonably request, to create, register, perfect, maintain, evidence the existence, substance, form or validity of or enforce a valid lien on such parcel of real property in favor of the Administrative Agent for the benefit of the Secured Parties, subject only to Permitted Liens and such Liens as the Administrative Agent may approve.
“Multiemployer Plan” means any multiemployer plan, as defined in Section 400l(a)(3) of ERISA, to which any ERISA Affiliate has or can reasonably be expected to have an obligation to contribute (including, without limitation, an obligation to pay Withdrawal Liability).
“National Flood Insurance Program” means the program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as revised by the National Flood Insurance Reform Act of 1994, that mandates the purchase of flood insurance to cover real property improvements located in Special Flood Hazard Areas in participating communities and provides protection to property owners through a Federal insurance program.
“Net Cash Proceeds” means proceeds received in cash from (a) any Sale of, or Property Loss Event with respect to, property, net of (i) the customary out-of-pocket cash costs, fees and expenses paid or required to be paid in connection therewith, (ii) taxes paid or reasonably estimated to be payable as a result thereof and (iii) any amount required to be paid or prepaid on Indebtedness (other than the Obligations and Indebtedness owing to any Group Member) secured by the property subject thereto or (b) any incurrence of Indebtedness, in each case net of brokers’, advisors’ and investment banking fees and other customary out-of-pocket underwriting discounts, commissions and other customary out-of-pocket cash costs, fees and expenses, in each case incurred in connection with such transaction; provided, however, that any such proceeds received by any Subsidiary of the Borrower that is not a Wholly Owned Subsidiary of the Borrower shall constitute “Net Cash Proceeds” only to the extent of the aggregate direct and indirect beneficial ownership interest of the Borrower therein.
“Non-Funding Lender” has the meaning specified in Section 2.2(c).
“Non-U.S. Lender Party” means each of the Administrative Agent, each SPV and each participant, in each case that is not a Domestic Person.
“Note” means a promissory note of the Borrower, in substantially the form of Exhibit B, payable to the order of a Lender in any Facility in a principal amount equal to the amount of such Lender’s Commitment under such Facility (or, in the case of the Term Loan Facility, the aggregate initial principal amount of the Term Loans).
“Notice of Conversion or Continuation” has the meaning specified in Section 2.8.
CREDIT AGREEMENT FOR
REGENT BROADCASTING, LLC

“Oaktree” means OCM Principal Opportunities Fund IV AIF (Delaware) L.P. and it’s Affiliates and any Person (other than a natural Person) that (a) is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and (b) is advised or managed by (i) OCM Principal Opportunities Fund IV AIF (Delaware) L.P., (ii) any Affiliate of OCM Principal Opportunities Fund IV AIF (Delaware) L.P. or (iii) any Person (other than an individual) or any Affiliate of any Person (other than an individual) that administers or manages OCM Principal Opportunities Fund IV AIF (Delaware) L.P.
“Obligations” means, with respect to any Loan Party, all amounts, obligations, liabilities, covenants and duties of every type and description owing by such Loan Party to the Administrative Agent, any Lender, any other Indemnitee, any participant, or any SPV arising out of, under, or in connection with, any Loan Document, whether direct or indirect (regardless of whether acquired by assignment), absolute or contingent, due or to become due, whether liquidated or not, now existing or hereafter arising and however acquired, and whether or not evidenced by any instrument or for the payment of money, including, without duplication, (a) if such Loan Party is the Borrower, all Loans, (b) all interest, whether or not accruing after the filing of any petition in bankruptcy or after the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding, and (c) all other fees, expenses (including fees, charges and disbursement of counsel), interest, commissions, charges, costs, disbursements, indemnities and reimbursement of amounts paid and other sums chargeable to such Loan Party under any Loan Document.
“Other Taxes” has the meaning specified in Section 2.15(c).
“Parent” means Regent Holdings LLC.
“Patents” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to letters patent and applications therefor.
“PBGC” means the United States Pension Benefit Guaranty Corporation and any successor thereto.
“Permit” means, with respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other Contractual Obligations with, any Governmental Authority, including without limitation, the FCC in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Permitted Acquisition” means any Proposed Acquisition satisfying each of the following conditions:
(a) the Proposed Acquisition Target is organized under the laws of a State in the United States or the District of Columbia and is in the same Business as the Borrower or a Business that the Borrower or its Subsidiaries are permitted to enter into;
CREDIT AGREEMENT FOR
REGENT BROADCASTING, LLC

(b) the Administrative Agent shall have received reasonable advance notice of such Proposed Acquisition including a reasonably detailed description thereof at least 15 Business Days prior to the consummation of such Proposed Acquisition (or such later date as may be agreed by the Administrative Agent) and the Administrative Agent shall have forwarded such notice to the Lenders within 5 Business Days after receipt thereof and on or prior to the date of such Proposed Acquisition, the Administrative Agent shall have received copies of the acquisition agreement and related Contractual Obligations and other documents (including financial information and analysis, environmental assessments and reports, opinions, certificates, lien searches, and FCC approvals) and information reasonably requested by the Administrative Agent;
(c) as of the date of consummation of any transaction as part of such Proposed Acquisition and after giving effect to all transactions to occur on such date as part of such Proposed Acquisition, the representations and warranties set forth in any Loan Document shall be true and correct in all material respects pursuant to clause (b) of Article 4 and no Default shall be continuing, and after giving effect to such Permitted Acquisition, Holdings shall be in compliance with the financial covenants set forth in Article 5 on a Pro Forma Basis as of the last day of the last Fiscal Quarter for which Financial Statements have been delivered hereunder;
(d) the Borrower and its Subsidiaries (including any new Subsidiary) shall execute and deliver the agreements, instruments and other documents required by Section 7.10 and the Administrative Agent shall have received, for the benefit of the Secured Parties, a collateral assignment of the seller’s representations, warranties and indemnities to the Borrowers or any of their Subsidiaries under the acquisition documents; and
(e) for any Proposed Acquisition which is a Radio Swap Transaction, (i) the Station Operating Income of the Proposed Acquisition Target for the trailing twelve months immediately prior to the date of such Proposed Acquisition together with the aggregate Station Operating Income pursuant to this clause (e)(i) associated with all Permitted Acquisitions which were Radio Swap Transactions does not exceed 15% of the Station Operating Income of Holdings and its Subsidiaries for the trailing twelve months immediately prior to the date of such Proposed Acquisition and (ii) the aggregate amount of cash payable by the Loan Parties as part of the purchase price or other consideration of any such Radio Swap Transactions shall not exceed the lesser of (x) 25% of the Station Operating Income of such Proposed Acquisition Target for the trailing twelve months immediately prior to the date of such Proposed Acquisitionand (y) $3,000,000.
“Permitted Indebtedness” means any Indebtedness of any Group Member that is not prohibited by Section 8.1 or any other provision of any Loan Document.
“Permitted Investment” means any Investment of any Group Member that is not prohibited by Section 8.3 or any other provision of any Loan Document.
“Permitted Investors” means, collectively Oaktree.
“Permitted Lien” means any Lien on or with respect to the property of any Group Member that is not prohibited by Section 8.2 or any other provision of any Loan Document.
CREDIT AGREEMENT FOR
REGENT BROADCASTING, LLC

“Permitted Refinancing” means Indebtedness constituting a refinancing or extension of Permitted Indebtedness that (a) has an aggregate outstanding principal amount not greater than the sum of (x) aggregate principal amount of such Permitted Indebtedness plus accrued and unpaid interest thereon and accrued and unpaid fees and reasonable expenses related thereto outstanding at the time of such refinancing or extension, plus (y) the amount of any early prepayment penalties actually paid as a result of such Permitted Refinancing, (b) has a weighted average maturity (in each case measured as of the date of such refinancing or extension) and maturity no shorter or earlier, as applicable than that of such Permitted Indebtedness, (c) is not entered into as part of a Sale and Leaseback transaction, (d) is not secured by any property or any Lien other than those securing such Permitted Indebtedness, (e) has an interest rate no greater than the interest rate for such Permitted Indebtedness and has a cash interest cost no greater than the cash interest cost for such Permitted Indebtedness, and (f) is otherwise on terms no less favorable to the Group Members, taken as a whole, than those of such Permitted Indebtedness; provided, however that clauses (e) and (f) shall not apply with respect to a refinancing or extension of the Subordinated Notes if such refinancing or extension thereof is on terms which are customary and similar to other issuances of subordinated debt made in the twelve month period immediately preceding such refinancing or extension and the interest rate with respect thereto is not greater than 15.5% (without accounting for default interest) and all interest thereunder is payable only in kind and not in cash (in determining the interest rate applicable thereto, discounts and upfront fees payable to the holders thereof shall be included as reasonably determined by the Administrative Agent), and provided, further, however, that, notwithstanding the foregoing, (x) the terms of such Permitted Indebtedness may be modified as part of such Permitted Refinancing if such modification would have been permitted pursuant to Section 8.11 and (y) no Guaranty Obligation for such Indebtedness shall constitute part of such Permitted Refinancing unless similar Guaranty Obligations with respect to such Permitted Indebtedness existed and constituted Permitted Indebtedness prior to such refinancing or extension.
“Permitted Reinvestment” means, with respect to the Net Cash Proceeds of any Sale or Property Loss Event, to acquire (or make Capital Expenditures to finance the acquisition, repair, improvement or construction of), to the extent otherwise permitted hereunder, property useful in the business of the Borrower or any of its Subsidiaries (including through a Permitted Acquisition) or, if such Property Loss Event involves loss or damage to property, to repair such loss or damage or to the extent otherwise permitted hereunder, acquire property useful in the business of the Borrower or any of its Subsidiaries.
“Person” means any individual, partnership, corporation (including a business trust and a public benefit corporation), joint stock company, estate, association, firm, enterprise, trust, limited liability company, unincorporated association, joint venture and any other entity or Governmental Authority.
“Plan” has the meaning specified in the recitals hereto.
“Pro Forma Balance Sheet” has the meaning specified in Section 4.4(d).
“Pro Forma Basis” means, with respect to any determination for any period and any Pro Forma Transaction, that such determination shall be made by giving pro forma effect to each such Pro Forma Transaction, as if each such Pro Forma Transaction had been consummated on the first day of such period, based on historical results accounted for in accordance with GAAP and, to the extent applicable, reasonable assumptions that are specified in detail in the relevant Compliance Certificate, Financial Statement or other document provided to the Administrative Agent or any Lender in connection herewith in accordance with Regulation S-X of the Securities Act of 1933.
“Pro Forma Transaction” means any transaction consummated as part of any Permitted Acquisition (including a Radio Swap Transaction), together with each other transaction relating thereto and consummated in connection therewith, including any incurrence or repayment of Indebtedness.
“Projections” means, collectively, the Initial Projections and any document delivered pursuant to Section 6.1(f).
“Property Loss Event” means, with respect to any property, any loss of or damage to such property or any taking of such property or condemnation thereof.
CREDIT AGREEMENT FOR
REGENT BROADCASTING, LLC

“Proposed Acquisition” means (a) any proposed acquisition that is consensual and approved by the board of directors of such Proposed Acquisition Target, of all or substantially all of the assets or Stock of or any line of business, division, branch or other operating unit of any Proposed Acquisition Target by the Borrower or any Subsidiary of the Borrower (or by Holdings to the extent such assets and Stock of or any line of business, division, branch or other operating unit are transferred to the Borrower or any Subsidiary of the Borrower contemporaneously with such acquisition) or (b) any proposed merger of any Proposed Acquisition Target with or into the Borrower or any Subsidiary of the Borrower (and, in the case of a merger with the Borrower, with the Borrower being the surviving corporation).
“Proposed Acquisition Target” means any Person or any brand, line of business, division, branch, operating division or other unit operation of any Person.
“Pro Rata Outstandings”, of any Lender at any time, means (a) in the case of the Term Loan Facility, the outstanding principal amount of the Term Loans owing to such Lender and (b) in the case of the Revolving Credit Facility, the outstanding principal amount of Revolving Loans owing to such Lender.
“Pro Rata Share” means, with respect to any Lender at any time (a) in the case of the Term Loan Facility at any time, the percentage obtained by dividing (i) the Pro Rata Outstandings therein of such Lender then in effect by (ii) the Pro Rata Outstandings therein of all Lenders then in effect; and (b) in the case of the Revolving Credit Facility, at any time, the percentage obtained by dividing (i) the Pro Rata Outstandings therein of such Lender then in effect by (ii) the Pro Rata Outstandings therein of all Lenders then in effect; provided, however, that, if there are no Pro Rata Outstandings in any of such Facilities, such Lender’s Pro Rata Share shall be determined based on the Pro Rata Share in such Facility most recently in effect, after giving effect to any subsequent assignment and any subsequent non-pro rata payments of any Lender pursuant to Section 2.16.
“PUC” means any public utility commission, public service commission or similar regulatory body with jurisdiction over the Business.
“PUC Certificate” means any certificate of public convenience or necessity or other authorization issued by a PUC which is necessary for the conduct of the Business.
“Radio Station Licenses” means all licenses, Permits, permissions and other authorizations issued by the FCC for the operation of any Radio Station.
“Radio Stations” means and includes, collectively, (a) all of the AM and FM radio stations owned and operated by the Borrower or any of its Subsidiaries as of the Closing Date, and (b) all radio stations from time to time acquired after the Closing Date by the Borrower or any of its Subsidiaries.
“Radio Swap Transaction” means, in relation to any Person, any transaction, or any series of related transactions, in which such Person, or any of its Affiliates, shall acquire one or more Radio Stations and related business assets and properties in exchange (whether in whole or in part) for one or more Radio Stations and related business assets and properties owned by such Person.
“Register” has the meaning specified in Section 2.12(b).
CREDIT AGREEMENT FOR
REGENT BROADCASTING, LLC

“Reinvestment Prepayment Amount” means, with respect to any Net Cash Proceeds on the Reinvestment Prepayment Date therefor, the amount of such Net Cash Proceeds less any amount paid or required to be paid by any Group Member to make Permitted Reinvestments with such Net Cash Proceeds pursuant to a Contractual Obligation entered into prior to such Reinvestment Prepayment Date with any Person that is not an Affiliate of the Borrower.
“Reinvestment Prepayment Date” means, with respect to any portion of any Net Cash Proceeds of any Sale or Property Loss Event, the earliest of (a) the 365th day after the completion of the portion of such Sale or Property Loss Event corresponding to such Net Cash Proceeds, (b) the date that is 5 Business Days after the date on which the Borrower shall have notified the Administrative Agent of the Borrower’s determination not to make Permitted Reinvestments with such Net Cash Proceeds, (c) the occurrence of any Event of Default set forth in Section 9.1(e)(ii) and (d) 5 Business Days after the delivery of a notice by the Administrative Agent or the Required Lenders to the Borrower during the continuance of any other Event of Default.
“Related Documents” means, collectively, the Divestiture Trust Agreement (including, the form of the proposed Amended and Restated Trust Agreement related thereto), the Independent Trust Agreement (including, the form of the proposed Amended and Restated Independent Trust Agreement related thereto), the Subordinated Notes Documents, and the Initial Investors’ Investment Documents, delivered to the Administrative Agent pursuant to Section 3.1(b)(viii)(C) and each other document executed with respect to any of the foregoing or any Related Transaction.
“Related Person” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article 3) and other consultants and agents of or to such Person or any of its Affiliates, together with, if such Person is the Administrative Agent, each other Person or individual designated, nominated or otherwise mandated by or helping the Administrative Agent pursuant to and in accordance with Section 10.4 or any comparable provision of any Loan Document.
“Related Transactions” means, collectively, the substitution and exchange of certain of the Existing Obligations for the Subordinated Notes and the Stock of Holdings pursuant to the Plan, the entering into of the Divesture Trust Agreement and the Independent Trust Agreement, the execution and delivery of all Related Documents and the payment of all related fees, costs and expenses.
“Release” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material into or through the environment.
“Remedial Action” means all actions required to (a) clean up, remove, treat or in any other way address any Hazardous Material in the indoor or outdoor environment, (b) prevent or minimize any Release so that a Hazardous Material does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care with respect to any Hazardous Material.
“Required Lenders” means, at any time, Lenders having at such time in excess of 50% of the sum of (a) the aggregate Revolving Credit Commitments (or, if such Revolving Credit Commitments are terminated, the Pro Rata Outstandings in the Revolving Credit Facility) and (b) the Pro Rata Outstandings in the Term Loan Facility, in each case, then in effect, ignoring in such calculation, the amounts held by any Non-Funding Lender; provided, however, that Required Lenders must consist of at least two Lenders who each hold at least 8% of the aggregate principal amount of the outstanding Term Loans and who are not Affiliates of each other or an Approved Fund of any such Lender.
CREDIT AGREEMENT FOR
REGENT BROADCASTING, LLC

“Required Revolving Credit Lenders” means, at any time, Lenders having at such time in excess of 50% of the aggregate Revolving Credit Commitments (or, if such Revolving Credit Commitments are terminated, the Pro Rata Outstandings in the Revolving Credit Facility) then in effect, ignoring in such calculation, the amounts held by any Non-Funding Lender.
“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Responsible Officer” means, with respect to any Person, any of the president, chief executive officer, vice president, treasurer, assistant treasurer, controller, managing member or general partner of such Person but, in any event, with respect to financial matters, any such officer that is responsible for preparing the Financial Statements delivered hereunder and, with respect to the Corporate Chart and other documents delivered pursuant to Section 6.1(e), documents delivered on the Closing Date and documents delivered pursuant to Section 7.10, the secretary or assistant secretary of such Person or any other officer responsible for maintaining the corporate and similar records of such Person.
“Restricted Payment” means (a) any dividend, return of capital, distribution or any other payment or Sale of property for less than fair market value, whether direct or indirect (including through the use of Hedging Agreements, the making, repayment, cancellation or forgiveness of Indebtedness and similar Contractual Obligations) and whether in cash, Securities or other property, on account of any Stock or Stock Equivalent of the Borrower or any of its Subsidiaries, in each case now or hereafter outstanding, including with respect to a claim for rescission of a Sale of such Stock or Stock Equivalent and (b) any redemption, retirement, termination, defeasance, cancellation, purchase or other acquisition for value, whether direct or indirect (including through the use of Hedging Agreements, the making, repayment, cancellation or forgiveness of Indebtedness and similar Contractual Obligations), of any Stock or Stock Equivalent of any Group Member or of any direct or indirect parent entity of the Borrower, now or hereafter outstanding, and any payment or other transfer setting aside funds for any such redemption, retirement, termination, cancellation, purchase or other acquisition, whether directly or indirectly and whether to a sinking fund, a similar fund or otherwise.
“Revolving Credit Commitment” means, with respect to each Revolving Credit Lender, the commitment of such Lender to make Revolving Loans, which commitment is in the amount set forth opposite such Lender’s name on Schedule I under the caption “Revolving Credit Commitment”, as amended to reflect Assignments and as such amount may be reduced pursuant to this Agreement. The aggregate amount of the Revolving Credit Commitments on the date hereof equals $2,000,000.
“Revolving Credit Facility” means the Revolving Credit Commitments and the provisions herein related to the Revolving Loans.
“Revolving Credit Lender” means each Lender that has a Revolving Credit Commitment or holds a Revolving Loan.
“Revolving Credit Termination Date” shall mean the earliest of (a) the Scheduled Revolving Credit Termination Date, (b) the date of termination of the Revolving Credit Commitments pursuant to Section 2.3 or 9.2 and (c) the date on which the Obligations become due and payable pursuant to Section 9.2.
CREDIT AGREEMENT FOR
REGENT BROADCASTING, LLC

“Revolving Loan” has the meaning specified in Section 2.1.
“Scheduled Revolving Credit Termination Date” means the 2nd anniversary of the Closing Date.
“S&P” means Standard & Poor’s Rating Services.
“Sale and Leaseback Transaction” means, with respect to any Person (the “obligor”), any Contractual Obligation or other arrangement with any other Person (the “counterparty”) consisting of a lease by such obligor of any property that, directly or indirectly, has been or is to be Sold by the obligor to such counterparty or to any other Person to whom funds have been advanced by such counterparty based on a Lien on, or an assignment of, such property or any obligations of such obligor under such lease.
“Secured Parties” means the Lenders, the Administrative Agent, each other Indemnitee and any other holder of any Obligation of any Loan Party.
“Security” means all Stock, Stock Equivalents, voting trust certificates, bonds, debentures, instruments and other evidence of Indebtedness, whether or not secured, convertible or subordinated, all certificates of interest, share or participation in, all certificates for the acquisition of, and all warrants, options and other rights to acquire, any Security.
“Sell” means, with respect to any property, to sell, convey, transfer, assign, license, lease or otherwise dispose of, any interest therein or to permit any Person to acquire any such interest, including, in each case, through a Sale and Leaseback Transaction or through a sale, factoring at maturity, collection of or other disposal, with or without recourse, of any notes or accounts receivable. Conjugated forms thereof and the noun “Sale” have correlative meanings.
“Solvent” means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets of such Person (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person is able to pay all liabilities of such Person as such liabilities mature and (c) such Person does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Special Flood Hazard Area” means an area that FEMA’s current flood maps indicate has at least a one percent (1%) chance of a flood equal to or exceeding the base flood elevation (a 100-year flood) in any given year.
“SPV” means any special purpose funding vehicle identified as such in a writing by any Lender to the Administrative Agent.
“Station Operating Income” means, with respect to any fiscal period, without duplication, an amount equal to Station Revenue for such period, minus to the extent included in determining Station Revenue for such period, the sum of, (i) station programming expenses and (ii) general and administrative expenses at the station level (but not the corporate level).
“Station Revenue” means, for any fiscal period, the revenue of Borrower and its Subsidiaries derived directly from the operation of Radio Stations during such period, net of any commissions paid to any third parties with respect to such revenue.
CREDIT AGREEMENT FOR
REGENT BROADCASTING, LLC

“Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.
“Stock Equivalents” means all securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.
“Subordinated Debt” means any Indebtedness that is subordinated to the payment in full of the Obligations on terms and conditions reasonably satisfactory to the Administrative Agent, including any Indebtedness under the Subordinated Notes.
“Subordinated Notes” means the 12% Senior Subordinated PIK Notes due October 27, 2014, governed by the terms of the Subordinated Notes Agreement.
“Subordinated Notes Agent” means GE Capital, in its capacity as subordinated notes agent under the Subordinated Notes Agreement together with its successors and permitted assigns.
“Subordinated Notes Agreement” means the Subordinated Notes Agreement, dated as of April 27, 2010, among the Borrower, Holdings, the note purchasers from time to time party thereto and the Subordinate Notes Agent.
“Subordinated Notes Documents” means, collectively, the Subordinated Notes, the Subordinated Notes Agreement and any other document related to any of the foregoing.
“Subordination Agreement” means that certain Subordination Agreement, dated as of the date hereof, among the Borrower, the Administrative Agent and the Subordinated Notes Agent.
“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company, association or other entity, the management of which is, directly or indirectly, controlled by, or of which an aggregate of more than 50% of the outstanding Voting Stock is, at the time, owned or controlled directly or indirectly by, such Person or one or more Subsidiaries of such Person.
“Substitute Lender” has the meaning specified in Section 2.16(a).
“SWDA” means the Solid Waste Disposal Act (42 U.S.C. §§ 6901 et seq.).
“Tax Affiliate” means, (a) the Borrower and its Subsidiaries and (b) any Affiliate of the Borrower with which the Borrower files or is eligible to file consolidated, combined or unitary tax returns.
“Tax Return” has the meaning specified in Section 4.8.
“Taxes” has the meaning specified in Section 2.15(a).
“Term Loan” has the meaning specified in Section 2.1.
CREDIT AGREEMENT FOR
REGENT BROADCASTING, LLC

“Term Loan Facility” means the Term Loans and the provisions herein related to the Term Loans. The aggregate amount of Term Loans on the date hereof equals ninety-five million dollars ($95,000,000). The Term Loan of each Lender as of the Closing Date is set forth on Schedule I hereto.
“Term Loan Maturity Date” means the 4th anniversary of the Closing Date.
“Title IV Plan” means a pension plan subject to Title IV of ERISA, other than a Multiemployer Plan, sponsored by an ERISA Affiliate or to which any ERISA Affiliate has an obligation to contribute.
“Trademarks” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, all registrations and recordations thereof and all applications in connection therewith.
“Trade Secrets” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trade secrets.
“Trust” means the trust formed under the Independent Trust Agreement or any other trust formed in accordance with the terms of the Plan to hold the Ratio Station Licenses pending grant of the FCC Long Form Applications.
“UCC” means the Uniform Commercial Code of any applicable jurisdiction and, if the applicable jurisdiction shall not have any Uniform Commercial Code, the Uniform Commercial Code as in effect in the State of New York.
“United States” means the United States of America.
“U.S. Lender Party” means each of the Administrative Agent, each Lender, each SPV and each participant, in each case that is a Domestic Person.
“Voting Stock” means Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons, of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the occurrence of any contingency).
“Wholly Owned Subsidiary” of any Person means any Subsidiary of such Person, all of the Stock of which (other than nominal holdings and director’s qualifying shares) is owned by such Person, either directly or through one or more Wholly Owned Subsidiaries of such Person.
“Withdrawal Liability” means, at any time, any liability incurred by any ERISA Affiliate and not yet satisfied or paid in full at such time with respect to any Multiemployer Plan pursuant to Section 4201 of ERISA.
“Working Capital” means, for any Person at any date, its Consolidated Current Assets at such date minus its Consolidated Current Liabilities at such date.
Section 1.2 UCC Terms. The following terms have the meanings given to them in the applicable UCC: “commodity account”, “commodity contract”, “commodity intermediary”, “deposit account”, “entitlement holder”, “entitlement order”, “equipment”, “financial asset”, “general intangible”, “goods”, “instruments”, “inventory”, “securities account”, “securities intermediary” and “security entitlement”.
CREDIT AGREEMENT FOR
REGENT BROADCASTING, LLC

Section 1.3 Accounting Terms and Principles. (a) GAAP. All accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in accordance with GAAP. No change in the accounting principles used in the preparation of any Financial Statement hereafter adopted by Holdings shall be given effect if such change would affect a calculation that measures compliance with any provision of Article 5 or 8 unless the Borrower, the Administrative Agent and the Required Lenders agree to modify such provisions to reflect such changes in GAAP and, unless such provisions are modified, all Financial Statements, Compliance Certificates and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in GAAP. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to in Article 5 and Article 8 shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Loan Party or any Subsidiary of any Loan Party at “fair value.”
(b) Pro Forma. All components of financial calculations made to determine compliance with Article 5 shall be adjusted on a Pro Forma Basis to include or exclude, as the case may be, without duplication, such components of such calculations attributable to any Pro Forma Transaction consummated after the first day of the applicable period of determination and prior to the end of such period, as determined in good faith by the Borrower and in a manner reasonably acceptable to the Administrative Agent, based on assumptions expressed therein and that were reasonable based on the information available to the Borrower at the time of preparation of the Compliance Certificate setting forth such calculations.
Section 1.4 Payments. The Administrative Agent may set up standards and procedures to determine or redetermine the equivalent in Dollars of any amount expressed in any currency other than Dollars and otherwise may, but shall not be obligated to, rely on any determination made by any Loan Party. Any such determination or redetermination by the Administrative Agent shall be conclusive and binding for all purposes, absent manifest error. No determination or redetermination by any Secured Party or Loan Party and no other currency conversion shall change or release any obligation of any Loan Party or of any Secured Party (other than the Administrative Agent and its Related Persons) under any Loan Document, each of which agrees to pay separately for any shortfall remaining after any conversion and payment of the amount as converted. The Administrative Agent may round up or down, and may set up appropriate mechanisms to round up or down, any amount hereunder to nearest higher or lower amounts and may determine reasonable de minimis payment thresholds.
Section 1.5 Interpretation. (a) Certain Terms. Except as set forth in any Loan Document, all accounting terms not specifically defined herein shall be construed in accordance with GAAP (except for the term “property”, which shall be interpreted as broadly as possible, including, in any case, cash, Securities, other assets, rights under Contractual Obligations and Permits and any right or interest in any property). The terms “herein”, “hereof” and similar terms refer to this Agreement as a whole. In the computation of periods of time from a specified date to a later specified date in any Loan Document, the terms “from” means “from and including” and the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.” In any other case, the term “including” when used in any Loan Document means “including without limitation.” The term “documents” means all writings, however evidenced and whether in physical or electronic form, including all documents, instruments, agreements, notices, demands, certificates, forms, financial statements, opinions and reports. The term “incur” means incur, create, make, issue, assume or otherwise become directly or indirectly liable in respect of or responsible for, in each case whether directly or indirectly, and the terms “incurrence” and “incurred” and similar derivatives shall have correlative meanings.
CREDIT AGREEMENT FOR
REGENT BROADCASTING, LLC

(b) Certain References. Unless otherwise expressly indicated, references (i) in this Agreement to an Exhibit, Schedule, Article, Section or clause refer to the appropriate Exhibit or Schedule to, or Article, Section or clause in, this Agreement and (ii) in any Loan Document, to (A) any agreement shall include, without limitation, all exhibits, schedules, appendixes and annexes to such agreement and, unless the prior consent of any Secured Party required therefor is not obtained, any modification to any term of such agreement, (B) any statute shall be to such statute as modified from time to time and to any successor legislation thereto, in each case as in effect at the time any such reference is operative and (C) any time of day shall be a reference to New York time. Titles of articles, sections, clauses, exhibits, schedules and annexes contained in any Loan Document are without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto. Unless otherwise expressly indicated, the meaning of any term defined (including by reference) in any Loan Document shall be equally applicable to both the singular and plural forms of such term.
ARTICLE 2
THE FACILITIES
Section 2.1 The Revolving Credit Commitments and Loans. (a) Revolving Credit Commitments. On the terms and subject to the conditions contained in this Agreement, each Revolving Credit Lender severally, but not jointly, agrees to make loans in Dollars (each a “Revolving Loan”) to the Borrower from time to time on any Business Day during the period from the date hereof until the Revolving Credit Termination Date in an aggregate principal amount at any time outstanding for all such loans by such Lender not to exceed such Lender’s Revolving Credit Commitment; provided, however, that at no time shall any Revolving Credit Lender be obligated to make a Revolving Loan in excess of such Lender’s Pro Rata Share of the amount by which the then effective Revolving Credit Commitments exceeds the aggregate Revolving Loans at such time. Within the limits set forth in the first sentence of this clause (a), amounts of Revolving Loans repaid may be reborrowed under this Section 2.1.
(b) Term Loans. On the terms and subject to the conditions contained in this Agreement, the Lenders as contemplated by the Plan shall exchange a portion of their loans under the Existing Credit Agreement for the term loans hereunder (each a “Term Loan”). Amounts of Term Loans repaid may not be reborrowed.
Section 2.2 Borrowing Procedures. (a) Notice From the Borrower. Each Borrowing shall be made on notice given by the Borrower to the Administrative Agent not later than 11:00 a.m. on (i) the first Business Day, in the case of a Borrowing of Base Rate Loans and (ii) the third Business Day, in the case of a Borrowing of Eurodollar Rate Loans, prior to the date of the proposed Borrowing. Each such notice may be made in a writing substantially in the form of Exhibit C-1 (a “Notice of Borrowing”) duly completed or by telephone if confirmed promptly, but in any event within one Business Day and prior to such Borrowing, with such a Notice of Borrowing. Loans shall be made as Base Rate Loans unless, outside of a suspension period pursuant to Section 2.13, the Notice of Borrowing specifies that all or a portion thereof shall be Eurodollar Rate Loans. Each Borrowing shall be in an aggregate amount that is an integral multiple of $100,000.
(b) Notice to Each Lender. The Administrative Agent shall give to each Revolving Credit Lender prompt notice of the Administrative Agent’s receipt of a Notice of Borrowing and, if Eurodollar Rate Loans are properly requested in such Notice of Borrowing, prompt notice of the applicable interest rate. Each Revolving Credit Lender shall, before 11:00 a.m. on the date of the proposed Borrowing, make available to the Administrative Agent at its address referred to in Section 11.11, such Lender’s Pro Rata Share of such proposed Borrowing. Upon fulfillment or due waiver (i) on the Closing Date, of the applicable conditions set forth in Section 3.1 and (ii) on the Closing Date and any time thereafter, of the applicable conditions set forth in Section 3.2, the Administrative Agent shall make such funds available to the Borrower.
CREDIT AGREEMENT FOR
REGENT BROADCASTING, LLC

(c) Non-Funding Lenders. Unless the Administrative Agent shall have received notice from any Revolving Credit Lender prior to the date such Revolving Credit Lender is required to make any payment hereunder with respect to any Revolving Loan that such Revolving Credit Lender will not make such payment (or any portion thereof) available to the Administrative Agent, the Administrative Agent may assume that such Revolving Credit Lender has made such payment available to the Administrative Agent on the date such payment is required to be made in accordance with this Article 2 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. The Borrower agrees to repay to the Administrative Agent on demand such amount (until repaid by such Revolving Credit Lender) with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at the interest rate applicable to the Obligation that would have been created when the Administrative Agent made available such amount to the Borrower had such Revolving Credit Lender made a corresponding payment available; provided, however, that such payment shall not relieve such Revolving Credit Lender of any obligation it may have to the Borrower. In addition, any Revolving Credit Lender that shall not have made available to the Administrative Agent any portion of any payment described above (any such Revolving Credit Lender, a “Non-Funding Lender”) agrees to pay, without duplication, such amount to the Administrative Agent on demand together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at the Federal Funds Rate for the first Business Day and thereafter at the interest rate applicable at the time to such Revolving Loan. Such repayment shall then constitute the funding of the corresponding Revolving Loan (including any Revolving Loan deemed to have been made hereunder with such payment) or participation. The existence of any Non-Funding Lender shall not relieve any other Revolving Credit Lender of its obligations under any Loan Document, but no other Lender shall be responsible for the failure of any Non-Funding Lender to make any payment required under any Loan Document.
Section 2.3 Reduction and Termination of the Revolving Credit Commitments. (a) Optional. The Borrower may, upon notice to the Administrative Agent, terminate in whole or reduce in part ratably any unused portion of the Revolving Credit Commitments; provided, however, that each partial reduction shall be in an aggregate amount that is an integral multiple of $100,000 and any reduction which would cause the Revolving Loans outstanding to exceed the Revolving Credit Commitments as so reduced shall be accompanied by a repayment of the Revolving Loans in the amount of such excess.
(b) Mandatory. All outstanding Revolving Credit Commitments shall terminate on the Scheduled Revolving Credit Termination Date.
(c) Reductions for Mandatory Prepayments. The then current Revolving Credit Commitments shall be reduced ratably on each date on which a prepayment of Revolving Loans is made pursuant to Section 2.4(a), Section 2.6 or, with respect to any optional prepayments by the Borrower with the proceeds of any equity issuance or contribution within 6 months of the Closing Date, or would be required to be made had the aggregate outstanding principal amount of the Revolving Loans been equal to the Revolving Credit Commitments then in effect, in each case in the amount of such prepayment.
CREDIT AGREEMENT FOR
REGENT BROADCASTING, LLC

Section 2.4 Repayment of Loans. (a) Revolving Loans. The Borrower promises to repay the Revolving Loans in an amount equal to $125,000 on each March 31, June 30, September 30 and December 31 of each year. The Borrower promises to repay the Revolving Loans in full on the Scheduled Revolving Credit Termination Date.
(b) Term Loans. The Borrower promises to repay the Term Loans in an amount equal to $237,500 on each March 31, June 30, September 30 and December 31 of each year. The Borrower promises to repay the Term Loans in full on the Term Loan Maturity Date.
Section 2.5 Optional Prepayments. The Borrower may prepay the outstanding principal amount of any Loan, without premium or penalty, in whole or in part at any time (together with any breakage costs that may be owing pursuant to Section 2.14(a) after giving effect to such prepayment); provided, however, that (i) each partial prepayment of the Revolving Loan that is not of the entire outstanding amount under the Revolving Credit Facility and for which the Borrower is not requesting a permanent reduction of the Revolving Credit Commitment pursuant to Section 2.3(a) shall be in an aggregate amount that is an integral multiple of $100,000 and (ii) each other partial prepayment that is not of the entire outstanding amount under any Facility shall be in an aggregate amount that is an integral multiple of $500,000.
Section 2.6 Mandatory Prepayments. (a) Excess Cash Flow. The Borrower shall pay or cause to be paid to the Administrative Agent, within 5 Business Days after (i) the last date the Financial Statements for the second Fiscal Quarter can be delivered pursuant to Section 6.1(b) for any Fiscal Year, 50% of the Excess Cash Flow for the first and second Fiscal Quarters of such Fiscal Year, and (ii) the last date Financial Statements can be delivered pursuant to Section 6.1(c) for any Fiscal Year, an amount equal to 50% of the Excess Cash Flow for such Fiscal Year; provided that for the Fiscal Year ended December 31, 2010, such amount shall be equal to 50% of the Excess Cash Flow for the third and fourth Fiscal Quarters of such Fiscal Year.
(b) Debt Issuances. Upon receipt on or after the Closing Date by any Loan Party or any of its Subsidiaries of Net Cash Proceeds arising from the incurrence by any Loan Party or any of its Subsidiaries of Indebtedness of the type specified in clause (a) or (b) of the definition thereof (other than any such Indebtedness permitted hereunder in reliance upon any of clauses (a) through (j) of Section 8.1), the Borrower shall immediately pay or cause to be paid to the Administrative Agent an amount equal to 100% of such Net Cash Proceeds.
(c) Asset Sales and Property Loss Events. Upon receipt on or after the Closing Date by any Loan Party or any of its Subsidiaries of Net Cash Proceeds arising from (i) any Sale by any Group Member of any of its property other than Sales of its own Stock and Sales of property permitted hereunder in reliance upon any of clauses (a) through (h)(i) of Section 8.4 or (ii) any Property Loss Event with respect to any property of any Group Member to the extent resulting, in the aggregate with all other such Property Loss Events, in the receipt by any of them of Net Cash Proceeds in excess of $500,000, the Borrower shall immediately pay or cause to be paid to the Administrative Agent an amount equal to 100% of such Net Cash Proceeds; provided, however, that, upon any such receipt, as long as no Event of Default shall be continuing, any Group Member may make Permitted Reinvestments with such Net Cash Proceeds and the Borrower shall not be required to make or cause such payment to the extent (x) such Net Cash Proceeds are intended to be used to make Permitted Reinvestments and (y) on each Reinvestment Prepayment Date for such Net Cash Proceeds, the Borrower shall pay or cause to be paid to the Administrative Agent an amount equal to the Reinvestment Prepayment Amount applicable to such Reinvestment Prepayment Date and such Net Cash Proceeds. The Borrower shall notify the Administrative Agent within 5 days after it has determined that any portion of any Net Cash Proceeds will not be used to make Permitted Reinvestments.
CREDIT AGREEMENT FOR
REGENT BROADCASTING, LLC

(d) Excess Outstandings. On any date on which the aggregate principal amount of Revolving Loans exceeds the aggregate Revolving Credit Commitments, the Borrower shall pay to the Administrative Agent an amount equal to such excess.
(e) Application of Payments. Any payments made to the Administrative Agent pursuant to this Section 2.6 shall be applied to the Obligations in accordance with Section 2.10(b).
Section 2.7 Interest. (a) Rate. All Loans and the outstanding amount of all other Obligations shall bear interest, in the case of Loans, on the unpaid principal amount thereof from the date such Loans are made and, in the case of such other Obligations, from the date such other Obligations are due and payable until, in all cases, paid in full, except as otherwise provided in clause (c) below, as follows: (i) in the case of Base Rate Loans, at a rate per annum equal to the sum of the Base Rate and the Applicable Margin, each as in effect from time to time, (ii) in the case of Eurodollar Rate Loans, at a rate per annum equal to the sum of the Eurodollar Rate and the Applicable Margin, each as in effect for the applicable Interest Period, and (iii) in the case of other Obligations, at a rate per annum equal to the sum of the Base Rate and the Applicable Margin for Term Loans that are Base Rate Loans, each as in effect from time to time.
(b) Payments. Interest accrued shall be payable in arrears (i) if accrued on the principal amount of any Loan, (A) at maturity (whether by acceleration or otherwise), (B) upon the payment or prepayment of the principal amount on which such interest has accrued and (C)(1) if such Loan is a Base Rate Loan, on June 25, 2010 and thereafter, on the last day of each calendar month commencing on the first such day following the making of such Loan, (2) if such Loan is a Eurodollar Rate Loan, on the last day of each Interest Period applicable to such Loan and (ii) if accrued on any other Obligation, on demand from and after the time such Obligation is due and payable (whether by acceleration or otherwise).
(c) Default Interest. Notwithstanding the rates of interest specified in clause (a) above or elsewhere in any Loan Document, effective immediately upon (i) the occurrence of any Event of Default under Section 9.1(a) or (e) or (ii) the delivery of a notice by the Administrative Agent to the Borrower during the continuance of any other Event of Default and, in each case, for as long as such Event of Default shall be continuing, the principal balance of all Obligations (including any Obligation that bears interest by reference to the rate applicable to any other Obligation) then due and payable shall bear interest at a rate that is 2% per annum in excess of the interest rate applicable to such Obligations from time to time, payable on demand or, in the absence of demand, on the date that would otherwise be applicable.
(d) Savings Clause. Anything herein to the contrary notwithstanding, the obligations of the Borrower hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the respective Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Lender, and in such event the Borrower shall pay such Lender interest at the highest rate permitted by applicable law (“Maximum Lawful Rate”); provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, the Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by the Administrative Agent, on behalf of Lenders, is equal to the total interest that would have been received had the interest payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement.
CREDIT AGREEMENT FOR
REGENT BROADCASTING, LLC

Section 2.8 Conversion and Continuation Options. (a) Option. The Borrower may elect (i) in the case of any Eurodollar Rate Loan, (A) to continue such Eurodollar Rate Loan or any portion thereof for an additional Interest Period on the last day of the Interest Period applicable thereto and (B) to convert such Eurodollar Rate Loan or any portion thereof into a Base Rate Loan at any time on any Business Day, subject to the payment of any breakage costs required by Section 2.14(a), and (ii) in the case of Base Rate Loans, to convert such Base Rate Loans or any portion thereof into Eurodollar Rate Loans at any time on any Business Day upon 3 Business Days’ prior notice; provided, however, that, (x) for each Interest Period, the aggregate amount of Eurodollar Rate Loans having such Interest Period must be an integral multiple of (A) in the case of Revolving Loans, $100,000 and (B) in the case of Term Loans $1,000,000 and (y) no conversion in whole or in part of Base Rate Loans to Eurodollar Rate Loans and no continuation in whole or in part of Eurodollar Rate Loans shall be permitted at any time at which (1) an Event of Default shall be continuing and the Administrative Agent or the Required Lenders shall have determined in their sole discretion not to permit such conversions or continuations or (2) such continuation or conversion would be made during a suspension imposed by Section 2.13. Notwithstanding anything herein to the contrary, no Loan may be made as or converted into a Eurodollar Rate Loan until June 26, 2010.
(b) Procedure. Each such election shall be made by giving the Administrative Agent at least 3 Business Days’ prior notice in substantially the form of Exhibit C-2 (a “Notice of Conversion or Continuation”) duly completed. The Administrative Agent shall promptly notify each Lender of its receipt of a Notice of Conversion or Continuation and of the options selected therein. If the Administrative Agent does not receive a timely Notice of Conversion or Continuation from the Borrower containing a permitted election to continue or convert any Eurodollar Rate Loan, then, upon the expiration of the applicable Interest Period, such Loan shall be automatically converted to a Base Rate Loan. Each partial conversion or continuation shall be allocated ratably among the Lenders in the applicable Facility in accordance with their Pro Rata Share.
Section 2.9 Fees. (a) Unused Commitment Fee. The Borrower agrees to pay to each Revolving Credit Lender a commitment fee on the actual daily amount by which the Revolving Credit Commitment of such Lender exceeds its Pro Rata Share of the aggregate outstanding principal amount of Revolving Loans (the “Unused Commitment Fee”) from the date hereof through the Revolving Credit Termination Date at a rate per annum equal to the Applicable Margin, payable in arrears (x) on the last day of each calendar quarter and (y) on the Revolving Credit Termination Date.
(b) Additional Fees. The Borrower agrees to pay to the Administrative Agent and its Related Persons its reasonable and customary fees and expenses in connection with any payments made pursuant to Section 2.14(a) and has agreed to pay the additional fees described in the Fee Letter.
Section 2.10 Application of Payments. (a) Application of Voluntary Prepayments. Unless otherwise provided in this Section 2.10 or elsewhere in any Loan Document, all payments and any other amounts received by the Administrative Agent from or for the benefit of the Borrower shall be applied first to repay the Loans as the Borrower shall so designate; provided, that any voluntary repayments made by the Borrower with the proceeds of any equity issuance or contribution within 6 months of the Closing Date shall be made first to the Revolving Loans with a permanent reduction in the commitments thereunder until the Revolving Loans have been paid in full and then to the Term Loans; and provided, further, amounts applied to repay the outstanding principal balance of the Term Loans shall be applied ratably to the Term Loans and then to any other Obligations outstanding.
(b) Application of Mandatory Prepayments. Subject to the provisions of clause (c) below with respect to the application of payments during the continuance of an Event of Default, any payment made by the Borrower to the Administrative Agent pursuant to Section 2.6 or any other prepayment of the Obligations required to be applied in accordance with this clause (b) shall be applied first, to repay to the outstanding principal balance of the Revolving Loans, second, to repay ratably the outstanding principal balance of the Term Loans, and, then, any excess shall be retained by the Borrower.
CREDIT AGREEMENT FOR
REGENT BROADCASTING, LLC

(c) Application of Payments During an Event of Default. Each of Holdings and the Borrower hereby irrevocably waives, and agrees to cause each Loan Party and each other Group Member to waive, the right to direct the application during the continuance of an Event of Default of any and all payments in respect of any Obligation and any proceeds of Collateral and agrees that, notwithstanding the provisions of clause (a) above, the Administrative Agent may, and, upon either (A) the direction of the Required Lenders or (B) the acceleration of any Obligation pursuant to Section 9.2, shall, apply all payments in respect of any Obligation and all other proceeds of Collateral (i) first, to pay Obligations in respect of any cost or expense reimbursements, fees or indemnities then due to the Administrative Agent, (ii) second, to pay Obligations in respect of any cost or expense reimbursements, fees or indemnities then due to the Lenders, (iii) third, to pay interest then due and payable in respect of the Revolving Loans, (iv) fourth, to pay interest then due and payable in respect of the Term Loans, (v) fifth, to repay the outstanding principal amounts of the Revolving Loans, (v) sixth, to repay the outstanding principal amounts of the Term Loans and (vii) seventh, to the ratable payment of all other Obligations.
(d) Application of Payments Generally. All repayments of any Revolving Loans or Term Loans shall be applied first, to repay such Loans outstanding as Base Rate Loans and then, to repay such Loans outstanding as Eurodollar Rate Loans, with those Eurodollar Rate Loans having earlier expiring Interest Periods being repaid prior to those having later expiring Interest Periods. All repayments of (i) Revolving Loans shall be applied in direct order of maturity and (ii) Term Loans shall be applied pro rata to reduce the remaining installments of such outstanding principal amounts of the Term Loans. If sufficient amounts are not available to repay all outstanding Obligations described in any priority level set forth in this Section 2.10, the available amounts shall be applied, unless otherwise expressly specified herein, to such Obligations ratably based on the proportion of the Secured Parties’ interest in such Obligations. Any priority level set forth in this Section 2.10 that includes interest shall include all such interest, whether or not accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding.
Section 2.11 Payments and Computations. (a) Procedure. The Borrower shall make each payment under any Loan Document not later than 11:00 a.m. on the day when due to the Administrative Agent by wire transfer or ACH transfer (which shall be the exclusive means of payment hereunder) to the following account (or at such other account or by such other means to such other address as the Administrative Agent shall have notified the Borrower in writing within a reasonable time prior to such payment) in immediately available Dollars and without setoff or counterclaim:
ABA No. 021-001-033
Account Number 502-797-91
Deutsche Bank Trust Company Americas
60 Wall Street, New York, New York
Account Name: General Electric Capital Corporation
Reference: CFK1349 Regent Broadcasting, LLC – Senior Debt
The Administrative Agent shall promptly thereafter cause to be distributed immediately available funds relating to the payment of principal, interest or fees to the Lenders, in accordance with the application of payments set forth in Section 2.10. The Lenders shall make any payment under any Loan Document in immediately available Dollars and without setoff or counterclaim.
CREDIT AGREEMENT FOR
REGENT BROADCASTING, LLC

(b) Computations of Interests and Fees. All computations of interest and of fees shall be made by the Administrative Agent on the basis of a year of 360 days (or, in the case of Base Rate Loans whose interest rate is calculated based on the rate set forth in clause (a) of the definition of “Base Rate”, 365/366 days), in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable. Each determination of an interest rate or the amount of a fee hereunder shall be made by the Administrative Agent (including determinations of a Eurodollar Rate or Base Rate in accordance with the definitions of “Eurodollar Rate” and “Base Rate”, respectively) and shall be conclusive, binding and final for all purposes, absent manifest error.
(c) Payment Dates. Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, the due date for such payment shall be extended to the next succeeding Business Day without any increase in such payment as a result of additional interest or fees; provided, however, that such interest and fees shall continue accruing as a result of such extension of time.
(d) Advancing Payments. Unless the Administrative Agent shall have received notice from the Borrower to the Lenders prior to the date on which any payment is due hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent on demand such amount distributed to such Lender together with interest thereon (at the Federal Funds Rate for the first Business Day and thereafter, at the rate applicable to Base Rate Loans under the applicable Facility) for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent.
Section 2.12 Evidence of Debt. (a) Records of Lenders. Each Lender shall maintain in accordance with its usual practice accounts evidencing Indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. In addition, each Lender having sold a participation in any of its Obligations or having identified an SPV as such to the Administrative Agent, acting as agent of the Borrower solely for this purpose and solely for tax purposes, shall establish and maintain at its address referred to in Section 11.11 (or at such other address as such Lender shall notify the Borrower) a record of ownership, in which such Lender shall register by book entry (i) the name and address of each such participant and SPV (and each change thereto, whether by assignment or otherwise) and (ii) the rights, interest or obligation of each such participant and SPV in any Obligation and in any right to receive any payment hereunder.
(b) Records of Administrative Agent. The Administrative Agent, acting as agent of the Borrower solely for tax purposes and solely with respect to the actions described in this Section 2.12, shall establish and maintain at its address referred to in Section 11.11 (or at such other address as the Administrative Agent may notify the Borrower) (i) a record of ownership (the “Register”) in which the Administrative Agent agrees to register by book entry the interests (including any rights to receive payment hereunder) of the Administrative Agent and each Lender in the Term Loans, the Revolving Loans, and each of their obligations under this Agreement to participate in each Loan, and any assignment of any such interest, obligation or right and (ii) accounts in the Register in accordance with its usual practice in which it shall record (A) the names and addresses of the Lenders (and each change thereto pursuant to Section 2.16 and Section 11.2), (B) the amount of each Loan, and for Eurodollar Rate Loans, the Interest Period applicable thereto, (C) the amount of any principal or interest due and payable or paid, and (D) any other payment received by the Administrative Agent from the Borrower and its application to the Obligations.
CREDIT AGREEMENT FOR
REGENT BROADCASTING, LLC

(c) Registered Obligations. Notwithstanding anything to the contrary contained in this Agreement, the Loans (including any Notes evidencing such Loans) are registered obligations, the right, title and interest of the Lenders and their assignees in and to such Loans shall be transferable only upon notation of such transfer in the Register and no assignment thereof shall be effective until recorded therein. This Section 2.12 and Section 11.2 shall be construed so that the Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (and any successor provisions).
(d) Prima Facie Evidence. The entries made in the Register and in the accounts maintained pursuant to clauses (a) and (b) above shall, to the extent permitted by applicable Requirements of Law, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that no error in such account and no failure of any Lender or the Administrative Agent to maintain any such account shall affect the obligations of any Loan Party to repay the Loans in accordance with their terms. In addition, the Loan Parties, the Administrative Agent, and the Lenders shall treat each Person whose name is recorded in the Register as a Lender for all purposes of this Agreement. Information contained in the Register with respect to any Lender shall be available for access by the Borrower, the Administrative Agent or such Lender at any reasonable time and from time to time upon reasonable prior notice. No Lender shall, in such capacity, have access to or be otherwise permitted to review any information in the Register other than information with respect to such Lender unless otherwise agreed by the Administrative Agent.
(e) Notes. Upon any Lender’s request, the Borrower shall promptly execute and deliver Notes to such Lender evidencing the Loans of such Lender in the applicable Facility and substantially in the form of Exhibit B; provided, however, that only one Note for each Facility shall be issued to each Lender, except (i) to an existing Lender exchanging existing Notes to reflect changes in the Register relating to such Lender, in which case the new Notes delivered to such Lender shall be dated the date of the original Notes and (ii) in the case of loss, destruction or mutilation of existing Notes and similar circumstances. Each Note, if issued, shall only be issued as means to evidence the right, title or interest of a Lender or a registered assignee in and to the related Loan, as set forth in the Register, and in no event shall any Note be considered a bearer instrument or obligation.
Section 2.13 Suspension of Eurodollar Rate Option. Notwithstanding any provision to the contrary in this Article 2, the following shall apply:
(a) Interest Rate Unascertainable, Inadequate or Unfair. In the event that (i) the Administrative Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurodollar Rate is determined or (ii) the Required Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period will not adequately reflect the cost to the Lenders of making or maintaining such Loans for such Interest Period, the Administrative Agent shall promptly so notify the Borrower and the Lenders, whereupon the obligation of each Lender to make or to continue Eurodollar Rate Loans shall be suspended as provided in clause (c) below until the Administrative Agent shall notify the Borrower that the Required Lenders have determined that the circumstances causing such suspension no longer exist.
(b) Illegality. If any Lender determines that the introduction of, or any change in or in the interpretation of, any Requirement of Law after the date of this Agreement shall make it unlawful, or any Governmental Authority shall assert that it is unlawful, for any Lender or its applicable lending office to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, the obligation of such Lender to make or to continue Eurodollar Rate Loans shall be suspended as provided in clause (c) below until such Lender shall, through the Administrative Agent, notify the Borrower that it has determined that it may lawfully make Eurodollar Rate Loans.
CREDIT AGREEMENT FOR
REGENT BROADCASTING, LLC

(c) Effect of Suspension. If the obligation of any Lender to make or to continue Eurodollar Rate Loans is suspended, (i) the obligation of such Lender to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended, (ii) such Lender shall make a Base Rate Loan at any time such Lender would otherwise be obligated to make a Eurodollar Rate Loan, (iii) the Borrower may revoke any pending Notice of Borrowing or Notice of Conversion or Continuation to make or continue any Eurodollar Rate Loan or to convert any Base Rate Loan into a Eurodollar Rate Loan and (iv) each Eurodollar Rate Loan of such Lender shall automatically and immediately (or, in the case of any suspension pursuant to clause (a) above, on the last day of the current Interest Period thereof) be converted into a Base Rate Loan.
Section 2.14 Breakage Costs; Increased Costs; Capital Requirements. (a) Breakage Costs. The Borrower shall compensate each Lender, upon demand from such Lender to such Borrower (with copy to the Administrative Agent), for all Liabilities (including, in each case, those incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to prepare to fund, to fund or to maintain the Eurodollar Rate Loans of such Lender to the Borrower but excluding any loss of the Applicable Margin on the relevant Loans) that such Lender may incur (i) to the extent, for any reason other than solely by reason of such Lender being a Non-Funding Lender, a proposed Borrowing, a conversion into or continuation of Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion or Continuation or in a similar request made by telephone by the Borrower, (ii) to the extent any Eurodollar Rate Loan is paid (whether through a scheduled, optional or mandatory prepayment) or converted to a Base Rate Loan (including because of Section 2.13) on a date that is not the last day of the applicable Interest Period or (iii) as a consequence of any failure by the Borrower to repay Eurodollar Rate Loans when required by the terms hereof. For purposes of this clause (a), each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it using a matching deposit or other borrowing in the London interbank market.
(b) Increased Costs. If at any time any Lender determines that, after the date hereof, the adoption of, or any change in or in the interpretation, application or administration of, or compliance with, any Requirement of Law (other than any imposition or increase of Eurodollar Reserve Requirements) from any Governmental Authority shall have the effect of (i) increasing the cost to such Lender of making, funding or maintaining any Eurodollar Rate Loan or to agree to do so or of participating, or agreeing to participate, in extensions of credit or (ii) imposing any other cost to such Lender with respect to compliance with its obligations under any Loan Document, then, upon demand by such Lender (with copy to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender amounts sufficient to compensate such Lender for such increased cost; provided, that Borrower has received notice of such event within 120 days of such event.
(c) Increased Capital Requirements. If at any time any Lender determines that, after the date hereof, the adoption of, or any change in or in the interpretation, application or administration of, or compliance with, any Requirement of Law (other than any imposition or increase of Eurodollar Reserve Requirements) from any Governmental Authority regarding capital adequacy, reserves, special deposits, compulsory loans, insurance charges against property of, deposits with or for the account of, Obligations owing to, or other credit extended or participated in by, any Lender or any similar requirement (in each case other than any imposition or increase of Eurodollar Reserve Requirements) shall have the effect of reducing the rate of return on the capital of such Lender’s (or any corporation controlling such Lender) as a consequence of its obligations under or with respect to any Loan Document to a level below that which, taking into account the capital adequacy policies of such Lender or corporation, such Lender or corporation could have achieved but for such adoption or change, then, upon demand from time to time by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender amounts sufficient to compensate such Lender for such reduction.
CREDIT AGREEMENT FOR
REGENT BROADCASTING, LLC

(d) Compensation Certificate. Each demand for compensation under this Section 2.14 shall be accompanied by a certificate of the Lender claiming such compensation, setting forth the amounts to be paid hereunder, which certificate shall be conclusive, binding and final for all purposes, absent manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.
Section 2.15 Taxes. (a) Payments Free and Clear of Taxes. Except as otherwise provided in this Section 2.15, each payment by any Loan Party under any Loan Document shall be made free and clear of all present or future taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto (and without deduction for any of them) (collectively, but excluding the taxes set forth in clauses (i) and (ii) below, the “Taxes”) other than for (i) taxes measured by net income (including branch profits taxes) and franchise taxes imposed in lieu of net income taxes, in each case imposed on any Secured Party as a result of a present or former connection between such Secured Party and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than such connection arising solely from any Secured Party having executed, delivered or performed its obligations or received a payment under, or enforced, any Loan Document) or (ii) taxes that are directly attributable to the failure (other than as a result of a change in any Requirement of Law including changes to Requirements of Law which are not in effect until after the Closing Date) by any Secured Party to deliver the documentation required to be delivered pursuant to clause (f) below.
(b) Gross-Up. If any Taxes shall be required by law to be deducted from or in respect of any amount payable under any Loan Document to any Secured Party (i) such amount shall be increased as necessary to ensure that, after all required deductions for Taxes are made (including deductions applicable to any increases to any amount under this Section 2.15), such Secured Party receives the amount it would have received had no such deductions been made, (ii) the relevant Loan Party shall make such deductions, (iii) the relevant Loan Party shall timely pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable Requirements of Law and (iv) within 30 days after such payment is made, the relevant Loan Party shall deliver to the Administrative Agent an original or certified copy of a receipt evidencing such payment; provided, however, that no such increase shall be made with respect to, and no Loan Party shall be required to indemnify any such Secured Party pursuant to clause (d) below for, withholding taxes to the extent that the obligation to withhold amounts existed on the date that such Secured Party became a “Secured Party” under this Agreement in the capacity under which such Secured Party makes a claim under this clause (b), except in each case to the extent such Secured Party is a direct or indirect assignee (other than pursuant to Section 2.16) of any other Secured Party that was entitled, at the time the assignment of such other Secured Party became effective, to receive additional amounts under this clause (b).
(c) Other Taxes. In addition, the Borrower agrees to pay, and authorizes the Administrative Agent to pay in its name, any stamp, documentary, excise or property tax, charges or similar levies imposed by any applicable Requirement of Law or Governmental Authority and all Liabilities with respect thereto (including by reason of any delay in payment thereof), in each case arising from the execution, delivery or registration of, or otherwise with respect to, any Loan Document or any transaction contemplated therein (collectively, “Other Taxes”). Within 30 days after the date of any payment of Taxes or Other Taxes by any Loan Party, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 11.11, the original or a certified copy of a receipt evidencing payment thereof.
CREDIT AGREEMENT FOR
REGENT BROADCASTING, LLC

(d) Indemnification. The Borrower shall reimburse and indemnify, within 30 days after receipt of demand therefor (with copy to the Administrative Agent), each Secured Party for all Taxes and Other Taxes (including any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.15) paid by such Secured Party and any Liabilities arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. A certificate of the Secured Party (or of the Administrative Agent on behalf of such Secured Party) claiming any compensation under this clause (d), setting forth the amounts to be paid thereunder and delivered to the Borrower with copy to the Administrative Agent, shall be conclusive, binding and final for all purposes, absent manifest error. In determining such amount, the Administrative Agent and such Secured Party may use any reasonable averaging and attribution methods.
(e) Mitigation. Any Lender claiming any additional amounts payable pursuant to this Section 2.15 shall use its reasonable efforts (consistent with its internal policies and Requirements of Law) to change the jurisdiction of its lending office if such a change would reduce any such additional amounts (or any similar amount that may thereafter accrue) and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.
(f) Tax Forms. (i) Each Non-U.S. Lender Party that, at any of the following times, is entitled to an exemption from United States withholding tax or, after a change in any Requirement of Law, is subject to such withholding tax at a reduced rate under an applicable tax treaty, shall (A) on or prior to the date such Non-U.S. Lender Party becomes a “Non-U.S. Lender Party” hereunder, (B) on or prior to the date on which any such form or certification expires or becomes obsolete, (C) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (i) and (D) from time to time if requested by the Borrower or the Administrative Agent (or, in the case of a participant or SPV, the relevant Lender), provide the Administrative Agent and the Borrower (or, in the case of a participant or SPV, the relevant Lender) with two completed originals of each of the following, as applicable: (1) Forms W-8ECI (claiming exemption from U.S. withholding tax because the income is effectively connected with a U.S. trade or business), W-8BEN (claiming exemption from, or a reduction of, U.S. withholding tax under an income tax treaty) or any successor forms, (2) in the case of a Non-U.S. Lender Party claiming exemption under Sections 871(h) or 881(c) of the Code, Form W-8BEN (claiming exemption from U.S. withholding tax under the portfolio interest exemption) or any successor form and a certificate in form and substance acceptable to the Administrative Agent that such Non-U.S. Lender Party is not (x) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (y) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code or (z) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code or (3) any other applicable document prescribed by the IRS certifying as to the entitlement of such Non-U.S. Lender Party to such exemption from United States withholding tax or reduced rate with respect to all payments to be made to such Non-U.S. Lender Party under the Loan Documents. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments under any Loan Document to or for a Non-U.S. Lender Party are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Loan Parties and the Administrative Agent shall withhold amounts required to be withheld by applicable Requirements of Law from such payments at the applicable statutory rate.
(ii) Each U.S. Lender Party shall (A) on or prior to the date such U.S. Lender Party becomes a “U.S. Lender Party” hereunder, (B) on or prior to the date on which any such form or certification expires or becomes obsolete, (C) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (f) and (D) from time to time if requested by the Borrower or the Administrative Agent (or, in the case of a participant or SPV, the relevant Lender), provide the Administrative Agent and the Borrower (or, in the case of a participant or SPV, the relevant Lender) with two completed originals of Form W-9 (certifying that such U.S. Lender Party is entitled to an exemption from U.S. backup withholding tax) or any successor form.
CREDIT AGREEMENT FOR
REGENT BROADCASTING, LLC

(iii) Each Lender having sold a participation in any of its Obligations or identified an SPV as such to the Administrative Agent shall collect from such participant or SPV the documents described in this clause (f) and provide them to the Administrative Agent.
Section 2.16 Substitution of Lenders. (a) Substitution Right. In the event that any Lender in any Facility that is not an Affiliate of the Administrative Agent (an “Affected Lender”), (i) makes a claim under Section 2.14(b) or (c), (ii) notifies the Borrower pursuant to Section 2.13(b) that it becomes illegal for such Lender to continue to fund or make any Eurodollar Rate Loan in such Facility, (iii) makes a claim for payment pursuant to Section 2.15(b), (iv) becomes a Non-Funding Lender with respect to such Facility or (v) does not consent to any amendment, waiver or consent to any Loan Document for which the consent of the Required Lenders is obtained but that requires the consent of other Lenders in such Facility, the Borrower may either pay in full such Affected Lender with respect to amounts due in such Facility with the consent of the Administrative Agent or substitute for such Affected Lender in such Facility any Lender or any Affiliate or Approved Fund of any Lender or any other Person acceptable (which acceptance shall not be unreasonably withheld or delayed) to the Administrative Agent (in each case, a “Substitute Lender”).
(b) Procedure. To substitute such Affected Lender or pay in full the Obligations owed to such Affected Lender under such Facility, the Borrower shall deliver a notice to the Administrative Agent and such Affected Lender. The effectiveness of such payment or substitution shall be subject to the delivery to the Administrative Agent by the Borrower (or, as may be applicable in the case of a substitution, by the Substitute Lender) of (i) payment for the account of such Affected Lender, of, to the extent accrued through, and outstanding on, the effective date for such payment or substitution, all Obligations owing to such Affected Lender with respect to such Facility (including those that will be owed because of such payment and all Obligations that would be owed to such Lender if it was solely a Lender in such Facility), (ii) in the case of a payment in full of the Obligations owing to such Affected Lender in the Revolving Credit Facility, payment of any amount that, after giving effect to the termination of the Revolving Credit Commitment of such Affected Lender, is required to be paid pursuant to Section 2.6(d) and (iii) in the case of a substitution, (A) payment of the assignment fee set forth in Section 11.2(c) and (B) an assumption agreement in form and substance satisfactory to the Administrative Agent whereby the Substitute Lender shall, among other things, agree to be bound by the terms of the Loan Documents and with respect to the Revolving Credit Facility assume the Revolving Credit Commitment of the Affected Lender under such Facility.
(c) Effectiveness. Upon satisfaction of the conditions set forth in clause (b) above, the Administrative Agent shall record such substitution or payment in the Register, whereupon (i) in the case of any payment in full in the Revolving Credit Facility, such Affected Lender’s Revolving Credit Commitments in such Facility shall be terminated and (ii) in the case of any substitution in any Facility, (A) the Affected Lender shall sell and be relieved of, and the Substitute Lender shall purchase and assume, all rights and claims of such Affected Lender under the Loan Documents with respect to such Facility, except that the Affected Lender shall retain such rights expressly providing that they survive the repayment of the Obligations and the termination of the Revolving Credit Commitments, (B) the Substitute Lender shall become a “Lender” hereunder and, with respect to the Revolving Credit Facility, having a Revolving Credit Commitment in such Facility in the amount of such Affected Lender’s Revolving Credit Commitment in such Facility and (C) the Affected Lender shall execute and deliver to the Administrative Agent an Assignment to evidence such substitution and deliver any Note in its possession with respect to such Facility; provided, however, that the failure of any Affected Lender to execute any such Assignment or deliver any such Note shall not render such sale and purchase (or the corresponding assignment) invalid.
CREDIT AGREEMENT FOR
REGENT BROADCASTING, LLC

ARTICLE 3
CONDITIONS TO LOANS AND LETTERS OF CREDIT
Section 3.1 Conditions Precedent to Effectiveness. The obligation of each Lender to exchange a portion of the Existing Obligations owing to it into its Term Loan hereunder as contemplated by the Plan and to make any Revolving Loan on the Closing Date is subject to the satisfaction or due waiver of each of the following conditions precedent:
(a) Approval by Lenders. This Agreement shall have been approved and executed by Lenders holding, in aggregate, at least 66 2/3% of the Existing Obligations.
(b) Certain Documents. The Administrative Agent shall have received each of the following, each dated the Closing Date unless otherwise agreed by the Administrative Agent, in form and substance satisfactory to the Administrative Agent and the Required Lenders:
(i) this Agreement duly executed by Holdings and the Borrower and, for the account of each Lender having requested the same by notice to the Administrative Agent and the Borrower received by each at least 3 Business Days prior to the Closing Date (or such later date as may be agreed by the Borrower), Notes in each applicable Facility conforming to the requirements set forth in Section 2.12(e);
(ii) the Guaranty and Security Agreement, duly executed by each Guarantor, together with (A) copies of UCC, Intellectual Property and other appropriate search reports and of all effective prior filings listed therein, together with evidence of the termination of such prior filings other than Permitted Liens and other documents with respect to the priority of the security interest of the Administrative Agent in the Collateral, in each case as may be reasonably requested by the Administrative Agent, (B) all documents representing all Securities being pledged pursuant to such Guaranty and Security Agreement and related undated powers or endorsements duly executed in blank and (C) all Control Agreements that, in the reasonable judgment of the Administrative Agent, are required for the Loan Parties to comply with the Loan Documents as of the Closing Date, each duly executed by, in addition to the applicable Loan Party, the applicable financial institution; provided that the condition in this clause (b)(ii)(C) shall be deemed satisfied if the Administrative Agent and the Borrower enter into a letter agreement setting forth conditions and terms for such Control Agreement to be executed after the Closing Date on terms satisfactory to the Administrative Agent;
(iii) Mortgages for each real property of the Loan Parties identified on Schedule 4.19 (except as may be reasonably agreed to by the Administrative Agent), together with all Mortgage Supporting Documents relating thereto; provided that the condition in this clause (c)(iii) shall be deemed satisfied if the Administrative Agent and the Borrower enter into the letter agreement referred to in Section 4.19;
(iv) the Subordination Agreement duly executed by the Borrower, the Administrative Agent and the Subordinated Notes Agent;
(v) duly executed favorable opinions of counsel to the Loan Parties in New York, California, Illinois and Minnesota, each addressed to the Administrative Agent and the Lenders and addressing such matters as the Administrative Agent may reasonably request; provided, however that subject to the consent of the Administrative Agent, opinions with respected to Minnesota law may be given by New York counsel on a limited and qualified basis so long as the Borrower agrees to deliver Minnesota counsel opinion within 5 Business Days of the Closing Date;
CREDIT AGREEMENT FOR
REGENT BROADCASTING, LLC

(vi) a copy of each Constituent Document of each Loan Party that is on file with any Governmental Authority in any jurisdiction, certified as of a recent date by such Governmental Authority, together with, if applicable, certificates attesting to the good standing of such Loan Party in such jurisdiction and each other jurisdiction where such Loan Party is qualified to do business as a foreign entity or where such qualification is necessary (and, if appropriate in any such jurisdiction, related tax certificates);
(vii) a certificate of the secretary or other officer of each Loan Party in charge of maintaining books and records of such Loan Party certifying as to (A) the names and signatures of each officer of such Loan Party authorized to execute and deliver any Loan Document, (B) the Constituent Documents of such Loan Party attached to such certificate are complete and correct copies of such Constituent Documents as in effect on the date of such certification (or, for any such Constituent Document delivered pursuant to clause (vi) above, that there have been no changes from such Constituent Document so delivered) and (C) the resolutions of such Loan Party’s board of directors or other appropriate governing body approving and authorizing the execution, delivery and performance of each Loan Document to which such Loan Party is a party;
(viii) a certificate of a Responsible Officer of the Borrower to the effect that (A) each condition set forth in Sections 3.1(d) and (f) has been satisfied, (B) both the Loan Parties taken as a whole and the Borrower are Solvent after giving effect to the Loans, the consummation of the Related Transactions and the payment of all estimated legal, accounting and other fees and expenses related hereto and thereto and (C) attached thereto are complete and correct copies of each Related Document;
(ix) insurance certificates in form and substance satisfactory to the Administrative Agent demonstrating that the insurance policies required by Section 7.5 are in full force and effect and have all endorsements required by such Section 7.5; and
(x) such other documents and information as any Lender through the Administrative Agent may reasonably request.
(c) Fee and Expenses. There shall have been paid to the Administrative Agent, for the account of the Administrative Agent, its Related Persons or any Lender, as the case may be, all fees and all reimbursements of costs or expenses, in each case due and payable under any Loan Document on or before the Closing Date.
(d) Consents. Each Group Member shall have received all consents and authorizations required pursuant to any material Contractual Obligation with any other Person and shall have obtained all Permits of, and effected all notices to and filings with, any Governmental Authority including, without limitation, the FCC, in each case, as may be necessary in connection with the consummation of the transactions contemplated in any Loan Document or Related Document (including the Related Transactions).
(e) Confirmation Order and Related Transactions. The Administrative Agent shall have received evidence that the Confirmation Order is effective, in full force and effect, and is a “final order” as such term is defined in the Plan (which evidence shall include delivery of a certified copy of the Confirmation Order and the docket in the Initial Cases), and the Loan Parties party to such Initial Cases shall have emerged (or be simultaneously emerging) from such Initial Cases and have consummated (or shall be simultaneously consummating) the Plan in accordance with the terms thereof, and evidence that the conditions precedent to the effectiveness of the Plan have been (or are concurrently being) satisfied. The Related Transactions shall have been consummated (or shall simultaneously be consummated).
CREDIT AGREEMENT FOR
REGENT BROADCASTING, LLC

(f) Representations and Warranties; No Defaults. The representations and warranties set forth in any Loan Document shall be true and correct on and as of the Closing Date or, to the extent such representations and warranties expressly relate to an earlier date, on and as of such earlier date and no Default shall be continuing.
(g) Additional Matters. The Administrative Agent shall have received such additional documents and information as the Required Lenders, through the Administrative Agent, may reasonably request.
Section 3.2 Conditions Precedent to Each Revolving Loan. The obligation of each Revolving Credit Lender on any date (including the Closing Date) to make any Revolving Loan is subject to the satisfaction of each of the following conditions precedent:
(a) Request. The Administrative Agent shall have received, to the extent required by Article II, a written, timely and duly executed and completed Notice of Borrowing.
(b) Representations and Warranties; No Defaults. The following statements shall be true on such date, both before and after giving effect to such Revolving Loan: (i) the representations and warranties set forth in any Loan Document shall be true and correct (A) if such date is the Closing Date, on and as of such date and (B) otherwise, in all material respects on and as of such date or, to the extent such representations and warranties expressly relate to an earlier date, on and as of such earlier date and (ii) no Default shall be continuing.
The representations and warranties set forth in any Notice of Borrowing (or any certificate delivered in connection therewith) shall be deemed to be made again on and as of the date of the relevant Revolving Loan and the acceptance of the proceeds thereof.
Section 3.3 Determinations of Satisfaction of Conditions Precedent. For purposes of determining compliance with the conditions specified in Section 3.1, each Lender shall be deemed to be satisfied with each document and each other matter required to be satisfactory to such Lender unless, prior to the Closing Date, the Administrative Agent receives notice from such Lender specifying such Lender’s objections and such Lender has not made available its Pro Rata Share of any Borrowing scheduled to be made on the Closing Date.
CREDIT AGREEMENT FOR
REGENT BROADCASTING, LLC

ARTICLE 4
REPRESENTATIONS AND WARRANTIES
To induce the Lenders and the Administrative Agent to enter into the Loan Documents, each of Holdings and the Borrower (and, to the extent set forth in any other Loan Document, each other Loan Party) represents and warrants to each of them each of the following: (a) on and as of the Closing Date (it being understood and agreed that the representations and warranties made on the Closing Date are deemed to be made concurrently with the consummation of the Related Transactions), (b) on and as of the date of consummation of any Permitted Acquisition, but in the instance under this clause (b), only with respect to the Proposed Acquisition Target (other than in respect of Sections 4.1, 4.2(a) and 4.22 which shall be made with respect to the Borrower and its Subsidiaries after giving effect to such Permitted Acquisition); provided that with respect to this clause (b), the Borrower shall be permitted to amend any Schedule as may be necessary to make the applicable representation and warranty true and correct as of such date and (c) as required pursuant to Section 3.2:
Section 4.1 Corporate Existence; Compliance with Law. Each Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) is duly qualified to do business as a foreign entity and in good standing under the laws of each jurisdiction where such qualification is necessary, except where the failure to be so qualified or in good standing would not, in the aggregate, have a Material Adverse Effect, (c) has all requisite power and authority and the legal right to own, pledge, mortgage and operate its property, to lease or sublease any property it operates under lease or sublease and to conduct its business as now or currently proposed to be conducted except as would not, individually or in the aggregate, have a Material Adverse Effect, (d) is in compliance with its Constituent Documents, (e) is in compliance with all applicable Requirements of Law except where the failure to be in compliance would not have a Material Adverse Effect and (f) has all necessary Permits from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, lease, sublease, operation, occupation or conduct of business, except where the failure to obtain such Permits, make such filings or give such notices would not, in the aggregate, have a Material Adverse Effect.
Section 4.2 Loan and Related Documents. (a) Power and Authority. The execution, delivery and performance by each Loan Party of the Loan Documents and Related Documents to which it is a party and the consummation of the Related Transactions and other transactions contemplated therein (i) are within such Loan Party’s corporate or similar powers and, at the time of execution thereof, have been duly authorized by all necessary corporate and similar action (including, if applicable, consent of holders of its Securities), (ii) do not (A) contravene such Loan Party’s Constituent Documents, (B) violate any applicable material Requirement of Law, (C) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material Contractual Obligation of any Loan Party or any of its Subsidiaries (including other Related Documents or Loan Documents) other than those that would not, in the aggregate, have a Material Adverse Effect and are not created or caused by, or a conflict, breach, default or termination or acceleration event under, any Loan Document or (D) result in the imposition of any Lien (other than a Permitted Lien) upon any property of any Loan Party or any of its Subsidiaries and (iii) do not require any Permit of, or filing with, any Governmental Authority or any consent of, or notice to, any Person, other than (A) with respect to the Loan Documents and the filings required to perfect the Liens created by the Loan Documents and (B) those listed on Schedule 4.2 and that have been, or will be prior to the Closing Date, obtained or made, copies of which have been, or will be prior to the Closing Date, delivered to the Administrative Agent, and each of which on the Closing Date will be in full force and effect.
(b) Due Execution and Delivery. From and after its delivery to the Administrative Agent, each Loan Document and Related Document has been duly executed and delivered to the other parties thereto by each Loan Party party thereto, is the legal, valid and binding obligation of such Loan Party and is enforceable against such Loan Party in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization moratorium or similar laws limiting creditors’ rights generally or by equitable principles relating to enforceability.
(c) Related Documents. Each representation and warranty in each Related Document is true and correct in all material respects and no default, or event that, with the giving of notice or lapse of time or both, would constitute a default, has occurred thereunder.
CREDIT AGREEMENT FOR
REGENT BROADCASTING, LLC

Section 4.3 Ownership of Group Members. Set forth on Schedule 4.3 is a complete and accurate list showing, as of the Closing Date, for each Group Member and each Subsidiary of any Group Member and each joint venture of any of them, its jurisdiction of organization, the number of shares of each class of Stock authorized (if applicable) on the Closing Date, the number outstanding and the number and percentage of the outstanding shares of each such class owned (directly or indirectly) by the Borrower or Holdings. All outstanding Stock of each of them has been validly issued, is fully paid and non-assessable (to the extent applicable) and, except in the case of Holdings, is owned beneficially and of record by a Group Member (or, in the case of the Borrower, by Holdings or, in the case of Holdings, by Parent) free and clear of all Liens other than the security interests created by the Loan Documents and, in the case of joint ventures, Permitted Liens. There are no Stock Equivalents with respect to the Stock of any Group Member or any Subsidiary of any Group Member or any joint venture of any of them. There are no Contractual Obligations or other understandings to which any Group Member, any Subsidiary of any Group Member or any joint venture of any of them is a party with respect to (including any restriction on) the issuance, voting, Sale or pledge of any Stock or Stock Equivalent of any Group Member or any such Subsidiary or joint venture.
Section 4.4 Financial Statements. (a) The Company has, to its knowledge, furnished the Administrative Agent, to its knowledge, true copies of the unaudited Consolidated balance sheets of Holdings as of March 31, 2010, and the related Consolidated statements of income, retained earnings and cash flows of Holdings for the three months then ended (i) subject to the absence of footnote disclosure and normal recurring year-end audit adjustments, the unaudited Consolidated balance sheet of Holdings as at December 31, 2009 and the related Consolidated statements of income, retained earnings and cash flows of Holdings for the Fiscal Year then ended, and (ii) subject to the absence of footnote disclosure and normal recurring year-end audit adjustments.
(b) Prior to the Closing Date, except as set forth in Schedule 4.4(b), Holdings had no property (other than, the Stock of the Borrower and Regent Broadcasting Management, LLC), liabilities or Contractual Obligations other than the Loan Documents and the Related Documents, liabilities or Contractual Obligations related to the Existing Obligations and immaterial liabilities or Contractual Obligations not to exceed $250,000, individually or in the aggregate.
(c) The Initial Projections have been prepared by the Borrower in light of the past operations of the Business and reflect projections for the five year period beginning on January 1, 2010 on a quarterly basis for the first year and on a year-by-year basis thereafter. As of the Closing Date, the Initial Projections are based upon estimates and assumptions stated therein, all of which the Borrower believes to be reasonable and fair in light of conditions and facts known to the Borrower as of the Closing Date and reflect the good faith, reasonable and fair estimates by the Borrower of the future Consolidated financial performance of Holdings and the other information projected therein for the periods set forth therein.
(d) The unaudited Consolidated balance sheet of Holdings (the “Pro Forma Balance Sheet”) delivered to the Administrative Agent prior to the date hereof, has been prepared as of March 31, 2010 and reflects as of such date, on a Pro Forma Basis for the Related Transactions and the other transactions contemplated herein to occur on the Closing Date, the Consolidated financial condition of Holdings, and the assumptions expressed therein are reasonable based on the information available to Holdings and the Borrower at such date and on the Closing Date.
Section 4.5 Material Adverse Effect. Since the Closing Date, there have been no events, circumstances, developments or other changes in facts that would, in the aggregate, have a Material Adverse Effect.
Section 4.6 Solvency. After giving effect to (a) the Loans, (b) the consummation of the Related Transactions and the exchange of the Existing Obligations for the Loans, the Subordinated Notes and the Stock of Parent in each case as contemplated by the Plan and (c) the payment and accrual of all transaction costs in connection with the foregoing, both the Loan Parties taken as a whole and the Borrower are Solvent.
CREDIT AGREEMENT FOR
REGENT BROADCASTING, LLC

Section 4.7 Litigation. Except as set forth in Schedule 4.7 there are no pending (or, to the knowledge of any Group Member, threatened) actions, investigations, suits, proceedings, audits, claims, demands, orders or disputes affecting the Borrower or any of its Subsidiaries with, by or before any Governmental Authority other than those that cannot reasonably be expected to affect the Obligations, the Loan Documents, the Related Documents, the Related Transactions and the other transactions contemplated therein and would not, in the aggregate, have a Material Adverse Effect.
Section 4.8 Taxes. All federal income tax returns and material federal non-income, state, local and foreign income and franchise and other material tax returns, reports and statements (collectively, the “Tax Returns”) required to be filed by any Tax Affiliate have been filed with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed, all such Tax Returns are true and correct in all material respects, and all taxes, charges and other impositions reflected therein or otherwise due and payable have been paid prior to the date on which any Liability may be added thereto for non-payment thereof except for those contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are maintained on the books of the appropriate Tax Affiliate in accordance with GAAP. Except as provided on Schedule 4.8, no Tax Return is under audit or examination by any Governmental Authority and no notice of such an audit or examination or any assertion of any claim for Taxes has been given or made by any Governmental Authority. Proper and accurate amounts have been withheld by each Tax Affiliate from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities. No Tax Affiliate has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b) or, except as provided on Schedule 4.8, has been a member of an affiliated, combined or unitary group other than the group of which a Tax Affiliate is the common parent.
Section 4.9 Margin Regulations. The Borrower is not engaged in the business of extending credit for the purpose of, and no proceeds of any Loan or other extensions of credit hereunder will be used for the purpose of, buying or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board) or extending credit to others for the purpose of purchasing or carrying any such margin stock, in each case in contravention of Regulation T, U or X of the Federal Reserve Board.
Section 4.10 No Burdensome Obligations; No Defaults. No Group Member is a party to any Contractual Obligation, no Group Member has Constituent Documents containing obligations, and, to the knowledge of any Group Member, there are no applicable Requirements of Law, in each case the compliance with which would have, in the aggregate, a Material Adverse Effect. No Group Member (and, to the knowledge of each Group Member, no other party thereto) is in default under or with respect to any Contractual Obligation of any Group Member, other than those that would not, in the aggregate, have a Material Adverse Effect.
Section 4.11 Investment Company Act; Public Utility Holding Company Act. No Group Member is (a) an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940 or (b) a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company”, as each such term is defined and used in the Public Utility Holding Company Act of 2005.
CREDIT AGREEMENT FOR
REGENT BROADCASTING, LLC

Section 4.12 Labor Matters. There are no strikes, work stoppages, slowdowns or lockouts existing, pending (or, to the knowledge of any Group Member, threatened) against or involving any Group Member, except, for those that would not, in the aggregate, have a Material Adverse Effect. Except as set forth on Schedule 4.12, and except for changes that occur after the Closing Date from time to time and disclosed by the Borrower to the Administrative Agent in writing (a) there is no collective bargaining or similar agreement with any union, labor organization, works council or similar representative covering any employee of any Group Member, (b) no petition for certification or election of any such representative is existing or pending with respect to any employee of any Group Member and (c) no such representative has sought certification or recognition with respect to any employee of any Group Member.
Section 4.13 ERISA. As of the consummation of any Permitted Acquisition, the schedule provided by the Borrower that separately identifies, (a) all Title IV Plans and (b) all Multiemployer Plans is a true and correct list. Except as would not have a Material Adverse Effect, each Benefit Plan, and each trust thereunder, intended to qualify for tax exempt status under Section 401 or 501 of the Code so qualifies. Except for those that would not, in the aggregate, have a Material Adverse Effect, (w) each Benefit Plan is in compliance with applicable provisions of ERISA, the Code and other Requirements of Law, (x) there are no existing or pending (or to the knowledge of any Group Member, threatened) claims (other than routine claims for benefits in the normal course), sanctions, actions, lawsuits or other proceedings or investigation involving any Benefit Plan to which any Group Member incurs or otherwise has or could have an obligation or any Liability, (y) no ERISA Event has occurred as of the Closing Date or is reasonably expected to occur and (z) no ERISA Affiliate would have any Withdrawal Liability as a result of a complete withdrawal from any Multiemployer Plan on the date this representation is made.
Section 4.14 Environmental Matters. Except as set forth on Schedule 4.14, (a) the operations of each Group Member are and have been in compliance with all applicable Environmental Laws, including obtaining, maintaining and complying with all Permits required by any applicable Environmental Law, other than non-compliances that, in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (b) no Group Member is party to, and no Group Member and no real property currently (or to the knowledge of any Group Member previously) owned, leased, subleased, operated or otherwise occupied by or for any Group Member is subject to or the subject of, any Contractual Obligation or any pending (or, to the knowledge of any Group Member, threatened) order, action, investigation, suit, proceeding, audit, claim, demand, dispute or notice of violation or of potential liability or similar notice under or pursuant to any Environmental Law other than those that, in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (c) no Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities has attached to any property of any Group Member and, to the knowledge of any Group Member, no facts, circumstances or conditions exist that could reasonably be expected to result in any such Lien attaching to any such property, (d) no Group Member has caused or suffered to occur a Release of Hazardous Materials at, to or from any real property of any Group Member and each such real property is free of contamination by any Hazardous Materials except for such Release or contamination that would not reasonably be expected to result in a Material Adverse Effect, (e) no Group Member (i) is or has been engaged in, or has permitted any current or former tenant to engage in, operations, or (ii) knows of any facts, circumstances or conditions, including receipt of any information request or notice of potential responsibility under CERCLA or similar Environmental Laws, that, in the aggregate, would reasonably be expected to result in a Material Adverse Effect and (f) each Group Member has made available to the Administrative Agent copies of all existing environmental reports, reviews and audits and all documents pertaining to actual or potential material Environmental Liabilities, in each case to the extent such reports, reviews, audits and documents are in their possession, custody or control.
CREDIT AGREEMENT FOR
REGENT BROADCASTING, LLC

Section 4.15 Intellectual Property. Each Group Member owns or licenses all Intellectual Property that is necessary for the operations of its businesses. To the knowledge of each Group Member, (a) the conduct and operations of the businesses of each Group Member does not infringe, misappropriate, dilute, violate or otherwise impair any Intellectual Property owned by any other Person and (b) no other Person has contested any right, title or interest of any Group Member in, or relating to, any Intellectual Property, other than, in each case, as cannot reasonably be expected to affect the Loan Documents and the transactions contemplated therein and would not, in the aggregate, have a Material Adverse Effect. In addition, (x) there are no pending (or, to the knowledge of any Group Member, threatened) actions, investigations, suits, proceedings, audits, claims, demands, orders or disputes affecting any Group Member with respect to, (y) no judgment or order regarding any such claim has been rendered by any competent Governmental Authority, no settlement agreement or similar Contractual Obligation has been entered into by any Group Member, with respect to and (z) no Group Member knows or has any reason to know of any valid basis for any claim based on, any such infringement, misappropriation, dilution, violation or impairment or contest, other than, in each case, as cannot reasonably be expected to affect the Loan Documents and the transactions contemplated therein and would not, in the aggregate, have a Material Adverse Effect.
Section 4.16 Title; Real Property. (a) Each Group Member has good and marketable fee simple title to all owned real property and valid leasehold interests in all leased real property, and owns all personal property, in each case that is purported to be owned or leased by it, including those reflected on the most recent Financial Statements delivered by the Borrower, and none of such property is subject to any Lien except Permitted Liens and such Liens as the Administrative Agent may reasonably approve.
(b) Except for changes that occur after the Closing Date from time to time as disclosed by the Borrower to the Administrative Agent in writing, set forth on Schedule 4.16 is, (i) a complete and accurate list of all real property owned in fee simple by any Group Member or in which any Group Member owns a leasehold interest setting forth, for each such real property, the current street address (including, where applicable, county, state and other relevant jurisdictions), the record owner thereof and, where applicable, each lessee and sublessee thereof, (ii) any lease, sublease, license or sublicense of such real property by any Group Member and (iii) for each such real property that the Administrative Agent has requested be subject to a Mortgage or that is otherwise material to the business of any Group Member, each Contractual Obligation by any Group Member, whether contingent or otherwise, to Sell such real property.
Section 4.17 Full Disclosure. The information prepared or furnished by or on behalf of any Group Member in connection with any Loan Document or Related Document (including the information contained in any Financial Statement) or the consummation of any Related Transaction or any other transaction contemplated therein, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances when made, not misleading; provided, however, that projections contained therein are not to be viewed as factual and that actual results during the periods covered thereby may differ from the results set forth in such projections by a material amount. All projections that are part of such information (including those set forth in any Projections delivered subsequent to the Closing Date) are based upon good faith estimates and stated assumptions believed to be reasonable and fair as of the date made in light of conditions and facts then known and, as of such date, reflect good faith, reasonable and fair estimates of the information projected for the periods set forth therein. All facts known to any Group Member and material to an understanding of the financial condition, business, property or prospects of the Group Member taken as one enterprise have been disclosed to the Lenders.
CREDIT AGREEMENT FOR
REGENT BROADCASTING, LLC

Section 4.18 Patriot Act. No Group Member (and, to the knowledge of each Group Member, no joint venture or subsidiary thereof) is in violation in any material respects of any United States Requirements of Law relating to terrorism, sanctions or money laundering (the “Anti-Terrorism Laws”), including the United States Executive Order No. 13224 on Terrorist Financing (the “Anti-Terrorism Order”) and the Patriot Act.
Section 4.19 Mortgages. Except for changes that may be agreed to by the Administrative Agent, each Loan Party has executed and delivered to the Administrative Agent, Mortgages on the real estate set forth on Schedule 4.19 (in form and substance satisfactory to Agent) or, with respect to representations and warranties made on the Closing Date, a letter agreement setting forth conditions and terms for such Mortgages to be delivered together with all Mortgage Supporting Documents relating thereto within ninety days after the Closing Date on terms reasonably satisfactory to the Administrative Agent.
Section 4.20 Network Affiliation Agreements/Cable Franchise. (a) All Network Affiliation Agreements and Cable Franchise Agreements are set forth on Schedule 4.20 and each such Network Affiliation Agreement and Cable Franchise Agreement is in full force and effect and the Borrower has no knowledge of any pending amendments or threatened termination of any of the Network Affiliation Agreements or the Cable Franchise Agreements. The Cable Franchise Agreements set forth on Schedule 4.20 are all of the licenses, permits, permissions and other authorizations used or necessary for the Loan Parties and their Subsidiaries to operate the Cable Systems, and the Loan Parties and their Subsidiaries hold no licenses, permits, permissions or other authorizations issued by the FCC other than the Radio Station Licenses and FCC Licenses.
(b) The Loan Parties and their Subsidiaries have filed all cable television registration statements for the community units listed on Schedule 4.20, annual cumulative signal leakage index reports on FCC Form 320 and annual employment reports on FCC Form 395-A which are required to be filed by such Loan Parties and Subsidiaries under the Communications Laws, the Cable Act and other relevant communications laws and are in material compliance with such laws.
(c) To the extent that Borrower or its Subsidiaries owns or operates any Cable Systems, all frequencies used on the Cable Systems are within such restricted aeronautical and navigational bands (108-137 MHz and 225-400 MHz) have been authorized for such use by the FCC.
(d) To the extent that Borrower or its Subsidiaries owns or operates any Cable Systems, the Loan Parties and their Subsidiaries have paid all franchise, license, regulatory or other fees and charges which they have calculated in good faith as due to any Local Franchising Authority pursuant to any Cable Franchise Agreement and to the FCC pursuant to the Communications Laws. There is no inquiry, claim, action or demand pending or, to the knowledge of the Loan Parties and their Subsidiaries, threatened before any Local Franchising Authority or the FCC which questions the amounts that may be due under this subsection paid by the Loan Parties and their Subsidiaries pursuant to such Cable Franchise Agreements or the Communications Laws, as the case may be.
(e) To the extent that Borrower or its Subsidiaries owns or operates any Cable System, the Loan Parties and their Subsidiaries have deposited with the U.S. Copyright Office all statements of account and other documents and instruments and have paid to the extent due under this subsection all royalties, supplemental royalties, fees, interest assessments and other sums which they have calculated in good faith as due to the U.S. Copyright Office under the Copyright Act with respect to the ownership and operation of the Cable Systems as are required for such Loan Parties and Subsidiaries to obtain, hold and maintain the compulsory license for cable television systems prescribed in Section 111 of the Copyright Act. There is no inquiry, claim, action or demand pending or, to the knowledge of the Loan Parties and their Subsidiaries, threatened before the U.S. Copyright Office or from any other Person which questions the copyright filings or payments made by the Loan Parties and their Subsidiaries with respect to the Cable Systems.
CREDIT AGREEMENT FOR
REGENT BROADCASTING, LLC

(f) Except as set forth on Schedule 4.20, each Cable System is in compliance with the provisions of the Cable Act as such provisions relate to the rates and other charges of the Cable Systems. The Loan Parties and their Subsidiaries are not subject to rate regulation by any Governmental Authority and have not received any correspondence indicating that this status may change in the future. The Loan Parties and their Subsidiaries have not made and are not bound by any election with respect to any cost of service proceeding conducted in accordance with Part 76.922 of Title 47 of the Code of Federal Regulations or any similar proceeding with respect to any of the Cable Systems.
(g) Except as set forth on Schedule 4.20, (i) no written notices or demands have been received from the FCC, from any television station, or from any other Person or Governmental Authority (A) challenging the right of the Cable Systems to carry the signal of any television broadcast station currently being carried by such Cable System or (B) claiming that any Cable System has failed to carry a television broadcast station required to be carried pursuant to the Cable Act, has failed to carry a television broadcast station on a channel designated by such station consistent with the requirements of the Cable Act, or has failed to negotiate in good faith with a television station pursuant to the FCC’s retransmission consent provisions; (ii) all necessary FAA and FCC approvals and registrations have been obtained with respect to the height and location of towers used in connection with the operation of the Cable Systems, and such towers are being operated in material compliance with the applicable FCC and FAA rules; and (iii) the Loan Parties and their Subsidiaries have not received, nor are the Loan Parties and their Subsidiaries bound by, any notice from any Governmental Authority with respect to an intention to enforce customer service standards pursuant to the Cable Act.
(h) Except with respect to general rulemakings and similar proceedings relating generally to the cable television industry, (i) there is no adverse judgment, decree or order issued against any of the Cable Systems or the Loan Parties and their Subsidiaries by the FCC or a Local Franchising Authority and (ii) there is no action, proceeding or investigation pending or, to the knowledge of any Loan Party, threatened by or before the FCC or any Local Franchising Authority against any of the Cable Systems, any Loan Party or any of their Subsidiaries.
Section 4.21 Radio Station Licenses and FCC Licenses. Except for changes that occur after the Closing Date from time to time as disclosed by the Borrower to the Administrative Agent in writing, Schedule 4.21 lists all Radio Station Licenses and the Loan Party that is the licensee of each such Station License. With respect to any Permitted Acquisition, as of the closing date of such Permitted Acquisition the applicable schedule delivered to the Administrative Agent lists all Radio Station Licenses and FCC Licenses, if any, of which the Proposed Acquisition Target is a licensee.
Section 4.22 FCC Rules and Regulations. (a) Except as set forth on Schedule 4.22, to the best knowledge of the Loan Parties, and after giving effect to any Permitted Acquisition, the operation of the businesses of the Borrower and its Subsidiaries complies and has complied in all material respects with the Communications Act of 1934, as amended, and the rules, orders, regulations and other applicable requirements of the FCC (including without limitation the FCC’s rules, regulations and published policies relating to the operation of transmitting and studio equipment) (collectively, the “Communications Laws”).
CREDIT AGREEMENT FOR
REGENT BROADCASTING, LLC

(b) The Administrative Agent and the Lenders acknowledge that from the Closing Date until the grant and consummation of the FCC Long Form Applications, the Radio Station Licenses may be held by the Trust. The Radio Station Licenses are all of the material licenses, Permits, permissions and other authorizations used or necessary to operate the Radio Stations as currently operated by the Borrower and its Subsidiaries, and, following the grant and consummation of the FCC Long-Form Applications, all Radio Station Licenses shall be validly held in the name of the Borrower or one of its Subsidiaries or, in the case of those Radio Station Licenses or FCC Licenses being acquired in any Permitted Acquisition, an application has been made and is pending with the FCC for the granting of all necessary consents to the assignment of such Radio Station Licenses or FCC Licenses to the Borrower or certain of its Subsidiaries. Copies of all such Radio Station Licenses have been provided to the Administrative Agent and, to the extent acquired in a Permitted Acquisition all acquired Radio Station Licenses and FCC Licenses have been provided to the Administrative Agent prior to the consummation thereof. Except as set forth on Schedule 4.22, the Radio Station Licenses and FCC Licenses that have been issued are in full force and effect, are valid for the balance of the current license term, are unimpaired by any act or omissions of the Borrower, its Subsidiaries or any of their employees, agents, officers, directors or stockholders or to the best knowledge of Borrower, the current holders of licenses that are to be acquired in connection with any Permitted Acquisition, and are free and clear of any material restrictions that might limit the full operation of the Radio Stations or the Business operated by the Borrower and its Subsidiaries, and have been so unimpaired for the full current license term. Except as set forth on Schedule 4.22, there are no applications, proceedings or complaints pending or, to the Borrower’s best knowledge, threatened that may have a material adverse effect on the Business or operation of such Radio Stations (other than proceedings that apply to the communications industry generally). The Borrower is not aware of any reason why those of the Radio Station Licenses or FCC Licenses subject to expiration might not be renewed in the ordinary course or of any reason why any of the Radio Station Licenses or FCC Licenses might be revoked. No renewal of any Radio Station License or FCC Licenses would constitute a major federal action having a significant effect on the human environment under Section 1.1305 or 1.1307(b) of the FCC’s rules. All information contained in any pending applications for modification, extension or renewal of the Radio Station Licenses, FCC Licenses or other applications filed with the FCC by Borrower or any of its Subsidiaries is true, complete and accurate in all material respects. All information contained in any application for consent to assignment of licenses, an application for consent to transfer control of licenses or substantially similar applications filed with the FCC in connection with any Permitted Acquisition is true, complete and accurate in all material respects.
(c) None of the Loan Parties owns a daily newspaper or conducts any business other than the ownership, management, or operation of the Business.
(d) To the extent that Borrower or its Subsidiaries owns or operates any Cable Systems, except as set forth in Schedule 4.22, the Borrower and its Subsidiaries are in compliance with the FCC’s requirements for construction of digital television facilities for each of the television stations owned and operated by Borrower and its Subsidiaries.
(e) To the extent that Borrower or its Subsidiaries owns or operates any Cable Systems, the Borrower and its Subsidiaries have elected must-carry or retransmission consent for carriage of the television stations owned and operated by the Borrower and its Subsidiaries on cable and DBS systems (“MVPDs”) during the election cycle ending on October 1, 2008, and the television stations are carried by such MVPD in accordance with such elections except where the failure to do so would not have a Material Adverse Effect.
(f) To the extent that Borrower or its Subsidiaries owns or operates any Cable Systems, no MVPD has (i) advised the Borrower and its Subsidiaries of any signal quality or copyright indemnity or other obstacle to carriage of the television stations, (ii) declined or threatened to decline such carriage or failed to respond to a request for carriage or sought any form of relief from carriage from the FCC, or (iii) sought or obtained a modification to the geographic area in which any television station is eligible for must-carry or retransmission consent rights under the Cable Act.
CREDIT AGREEMENT FOR
REGENT BROADCASTING, LLC

ARTICLE 5
FINANCIAL COVENANTS
Each of Holdings and the Borrower (and, to the extent set forth in any other Loan Document, each other Loan Party) agrees with the Lenders and the Administrative Agent to each of the following, as long as any Obligation remains outstanding (other than contingent indemnification obligations for claims not yet asserted):
Section 5.1 Maximum Consolidated Leverage Ratio. Holdings shall not have, on the last day of each Fiscal Quarter set forth below, a Consolidated Leverage Ratio greater than the maximum ratio set forth opposite such Fiscal Quarter:

MAXIMUM CONSOLIDATED
FISCAL QUARTER ENDING	LEVERAGE RATIO

December 31, 2010	6.40 to 1
March 31, 2011	5.90 to 1
June 30, 2011	5.30 to 1
September 30, 2011	4.90 to 1
December 31, 2011	4.80 to 1
March 31, 2012	4.90 to 1
June 30, 2012	4.80 to 1
September 30, 2012	4.80 to 1
December 31, 2012	4.70 to 1
March 31, 2013	4.60 to 1
June 30, 2013 and thereafter	4.50 to 1
Section 5.2 Minimum Consolidated Fixed Charge Coverage Ratio. Holdings shall not have, on the last day of each Fiscal Quarter set forth below, a Consolidated Fixed Charge Coverage Ratio for the 4 Fiscal Quarter period ending on such day less than the minimum ratio set forth opposite such Fiscal Quarter:

FISCAL QUARTER ENDING	MINIMUM CONSOLIDATED FIXED CHARGE COVERAGE RATIO

December 31, 2010	1.75 to 1
March 31, 2011 and thereafter	1.85 to 1
Calculations under Sections 5.1 and Section 5.2 shall be made in accordance with Section 1.3(b).
CREDIT AGREEMENT FOR
REGENT BROADCASTING, LLC

ARTICLE 6
REPORTING COVENANTS
Each of Holdings and the Borrower (and, to the extent set forth in any other Loan Document, each other Loan Party) agrees with the Lenders and the Administrative Agent to each of the following, as long as any Obligation remains outstanding (other than contingent indemnification obligations for claims not yet asserted):
Section 6.1 Financial Statements. The Borrower shall deliver to the Administrative Agent and the Administrative Agent shall deliver to the Lenders within 5 Business Days after receipt thereof, each of the following:
(a) Monthly Reports. As soon as available, and in any event within 30 days after the end of each of the first two fiscal months in each Fiscal Quarter and the month of December, the Consolidated unaudited balance sheet of Holdings as of the close of such fiscal month and related Consolidated statements of income and cash flow for such fiscal month and that portion of the Fiscal Year ending as of the close of such fiscal month, setting forth in comparative form the figures for the corresponding period in the prior Fiscal Year, in each case certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the Consolidated financial position, results of operations and cash flow of Holdings as at the dates indicated and for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments).
(b) Quarterly Reports. As soon as available, and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year commencing with the Fiscal Quarter ending June 30, 2010, the Consolidated unaudited balance sheet of Holdings as of the close of such Fiscal Quarter and related Consolidated statements of income and cash flow for such Fiscal Quarter and that portion of the Fiscal Year ending as of the close of such Fiscal Quarter, setting forth in comparative form the figures for the corresponding period in the prior Fiscal Year and the figures contained in the latest Projections, in each case certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the Consolidated financial position, results of operations and cash flow of Holdings as at the dates indicated and for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments) and together with the delivery of the Quarterly Report as provided for in this clause (b) for the Fiscal Quarter ending June 30, 2010, a Quarterly Report for the Borrower for the Fiscal Quarter ending March 31, 2010 as the Borrower existed prior to the consummation of the Plan. Notwithstanding anything in the Loan Documents to the contrary, no Loan Party shall be deemed to have made any representation or warranty with respect to the Quarterly Report for the Fiscal Quarter ending March 31, 2010 or the Fiscal Quarter ending June 30, 2010.
(c) Annual Reports. As soon as available, and in any event within 120 days after the end of each Fiscal Year, the Consolidated balance sheet of Holdings as of the end of such year and related Consolidated statements of income, stockholders’ equity and cash flow for such Fiscal Year, each prepared in accordance with GAAP, together with a certification by the Group Members’ Accountants that (i) such Consolidated Financial Statements fairly present in all material respects the Consolidated financial position, results of operations and cash flow of Holdings as at the dates indicated and for the periods indicated therein in accordance with GAAP without qualification or explanatory paragraphs as to the scope of the audit or as to going concern and without any other similar qualification and (ii) in the course of the regular audit of the businesses of the Group Members, which audit was conducted in accordance with the standards of the United States’ Public Company Accounting Oversight Board (or any successor entity), such Group Members’ Accountants have obtained no knowledge that a Default in respect of any financial covenant contained in Article 5 is continuing or, if in the opinion of the Group Members’ Accountants such a Default is continuing, a statement as to the nature thereof.
CREDIT AGREEMENT FOR
REGENT BROADCASTING, LLC

(d) Compliance Certificate. Together with each delivery of any Financial Statement pursuant to clause (b) or (c) above, a Compliance Certificate duly executed by a Responsible Officer of the Borrower that, among other things, (i) if delivered together with any Financial Statement pursuant to clause (b) above with respect to the second Fiscal Quarter of each Fiscal Year (other than the Fiscal Quarter ended June 30, 2010) or clause (c) above, the calculations used in determining the applicable Excess Cash Flow, (ii) demonstrates compliance with each financial covenant contained in Article 5 to the extent applicable and (iii) states that no Default is continuing as of the date of delivery of such Compliance Certificate or, if a Default is continuing, states the nature thereof and the action that the Borrower proposes to take with respect thereto.
(e) Corporate Chart and Other Collateral Updates. As part of the Compliance Certificate delivered pursuant to clause (d) above, each in form and substance reasonably satisfactory to the Administrative Agent, a certificate by a Responsible Officer of the Borrower that (i) the Corporate Chart attached thereto (or the last Corporate Chart delivered pursuant to this clause (e)) is correct and complete as of the date of such Compliance Certificate, (ii) the Loan Parties have delivered all documents (including updated schedules as to locations of Collateral and acquisition of Intellectual Property or real property) they are required to deliver pursuant to any Loan Document on or prior to the date of delivery of such Compliance Certificate and (iii) complete and correct copies of all documents modifying any term of any Constituent Document of any Group Member or any Subsidiary or joint venture thereof on or prior to the date of delivery of such Compliance Certificate have been delivered to the Administrative Agent or are attached to such certificate.
(f) Additional Projections. As soon as available and in any event not later than 30 days after the end of each Fiscal Year, any significant revisions to, (i) the annual business plan of the Group Members for the Fiscal Year next succeeding such Fiscal Year and (ii) forecasts prepared by management of the Borrower for each Fiscal Quarter in such next succeeding Fiscal Year including in such forecasts (A) a projected year-end Consolidated balance sheet, income statement and statement of cash flows, (B) a statement of all of the material assumptions on which such forecasts are based and (C) substantially the same type of financial information as that contained in the Initial Projections.
(g) Management Discussion and Analysis. Together with each delivery of any monthly report pursuant to clause (a) above and any Compliance Certificate pursuant to clause (d) above, a discussion and analysis of the financial condition and results of operations of the Group Members for the portion of the Fiscal Year then elapsed and discussing the reasons for any significant variations from the Projections for such period and the figures for the corresponding period in the previous Fiscal Year.
(h) Intercompany Loan Balances. Together with each delivery of any Compliance Certificate pursuant to clause (d) above, a summary of the outstanding balances of all intercompany Indebtedness (other than intra day intercompany Indebtedness occurring as a result of automatic transfers) as of the last day of the Fiscal Quarter covered by such Financial Statement, certified as complete and correct by a Responsible Officer of the Borrower as part of the Compliance Certificate delivered in connection with such Financial Statements.
(i) Audit Reports, Management Letters, Etc. Together with each delivery of any Financial Statement for any Fiscal Year pursuant to clause (c) above, copies of each management letter, audit report or similar letter or report received by any Group Member from any independent registered certified public accountant (including the Group Members’ Accountants) in connection with such Financial Statements or any audit thereof, each certified to be complete and correct copies by a Responsible Officer of the Borrower as part of the Compliance Certificate delivered in connection with such Financial Statements.
CREDIT AGREEMENT FOR
REGENT BROADCASTING, LLC

(j) Insurance. Within 10 days after the delivery of any Financial Statement for any Fiscal Year pursuant to clause (c) above, each in form and substance satisfactory to the Administrative Agent and certified as complete and correct by a Responsible Officer of the Borrower as part of the Compliance Certificate delivered in connection with such Financial Statements, a summary of all material insurance coverage maintained as of the date thereof by any Group Member, together with such other related documents and information as the Administrative Agent may reasonably require.
Section 6.2 Other Events. The Borrower shall give the Administrative Agent notice of each of the following (which may be made by telephone if promptly confirmed in writing) promptly after any Responsible Officer of any Group Member knows or has reason to know of it: (a)(i) any Default and (ii) any event that would have a Material Adverse Effect, specifying, in each case, the nature and anticipated effect thereof and any action proposed to be taken in connection therewith, (b) any event (other than any event involving loss or damage to property) reasonably expected to result in a mandatory payment of the Obligations pursuant to Section 2.6, stating the material terms and conditions of such transaction and estimating the Net Cash Proceeds thereof, (c) the commencement of, or any material developments in, any action, investigation, suit, proceeding, audit, claim, demand, order or dispute with, by or before any Governmental Authority affecting any Group Member or any property of any Group Member that (i) seeks injunctive or similar relief, (ii) in the reasonable judgment of the Borrower, exposes any Group Member to liability in an aggregate amount in excess of $750,000 or (iii) if adversely determined would have a Material Adverse Effect and (d) the acquisition of any material real property or the entering into any material lease.
Section 6.3 Copies of Notices and Reports. The Borrower shall promptly deliver to the Administrative Agent copies of each of the following: (a) all reports that Holdings transmits to its security holders generally, (b) all documents that any Group Member files with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc., any securities exchange or any Governmental Authority exercising similar functions, (c) all press releases not made available directly to the general public, (d) all documents transmitted or received pursuant to, or in connection with, any Related Document and (e) any material document transmitted or received pursuant to, or in connection with, any Contractual Obligation governing Indebtedness of any Group Member.
In addition to the above, the Borrower shall deliver to the Administrative Agent, or instruct the Trust to deliver to the Administrative Agent, as the case may be, as soon as practicable, and in any event (a) within ten (10) days after the issuance, filing or receipt thereof, (i) copies of any order or notice of the FCC, any Governmental Authority or a court of competent jurisdiction which designates any Radio Station License or FCC License, or any application therefor, for a hearing or which refuses renewal or extension of, or revokes or suspends the authority of the Borrower or any of its Subsidiaries to operate a broadcast station or the authority of any broadcast station to which the Borrower or any Subsidiaries provides services under a local marketing agreement to operate, and (ii) any citation, Notice of Violation or Order to Show Cause issued by the FCC or other Governmental Authority or any material complaint filed by or with the FCC or other Governmental Authority, or a petition to deny any application, in each case with respect to the Borrower or any of its Subsidiaries, (iii) a copy of any notice or application by the Borrower of any of its Subsidiaries requesting authority to cease broadcasting on any broadcast station for any period in excess of five (5) days and (iv) a copy of each Cumulative Leakage Report filed by the Borrowers or any of their Subsidiaries to the extent applicable; (b) within 30 days of its due date for filing with the FCC, duplicate copies of each FCC form 323 (or any comparable form which may be substitute therefor by the FCC) filed with the FCC with respect to each broadcast station owned by the Borrower or any of its Subsidiaries; and (c) within two (2) Business Days after receipt thereof, (i) copies of all Network Affiliation Agreements and amendments thereto and (ii) copies of all Cable Franchise Agreements and amendments thereto.
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Section 6.4 Taxes. The Borrower shall give the Administrative Agent notice of each of the following (which may be made by telephone if promptly confirmed in writing) promptly after any Responsible Officer of any Group Member knows or has reason to know of it: (a) the creation, or filing with the IRS or any other Governmental Authority, of any Contractual Obligation or other document extending, or having the effect of extending, the period for assessment or collection of any taxes with respect to any Tax Affiliate and (b) the creation of any Contractual Obligation of any Tax Affiliate, or the receipt of any request directed to any Tax Affiliate, to make any adjustment under Section 481(a) of the Code, by reason of a change in accounting method or otherwise, which would have a Material Adverse Effect.
Section 6.5 Labor Matters. The Borrower shall give the Administrative Agent notice of each of the following (which may be made by telephone if promptly confirmed in writing), promptly after, and in any event within 30 days after any Responsible Officer of any Group Member knows or has reason to know of it: (a) the commencement of any material labor dispute to which any Group Member is or may become a party, including any strikes, lockouts or other disputes relating to any of such Person’s plants and other facilities and (b) the incurrence by any Group Member of any Worker Adjustment and Retraining Notification Act or related or similar liability incurred with respect to the closing of any plant or other facility of any such Person (other than, in the case of this clause (b), those that would not, in the aggregate, have a Material Adverse Effect).
Section 6.6 ERISA Matters. To the extent any of the following would reasonably be expected to have a Material Adverse Effect, the Borrower shall give the Administrative Agent (a) on or prior to any filing by any ERISA Affiliate of any notice of intent to terminate any Title IV Plan, a copy of such notice and (b) promptly, and in any event within 10 days, after any Responsible Officer of any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan, a notice (which may be made by telephone if promptly confirmed in writing) describing such waiver request and any action that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice filed with the PBGC or the IRS pertaining thereto.
Section 6.7 Environmental Matters. (a) The Borrower shall provide the Administrative Agent notice of each of the following (which may be made by telephone if promptly confirmed by the Administrative Agent in writing) promptly after any Responsible Officer of any Group Member knows or has reason to know of it (and, upon reasonable request of the Administrative Agent, documents and information in connection therewith): (i)(A) unpermitted Releases, (B) the receipt by any Group Member of any notice of violation of or potential liability or similar notice under, or the existence of any condition that could reasonably be expected to result in violations of or liabilities under, any Environmental Law or (C) the commencement of, or any material change to, any action, investigation, suit, proceeding, audit, claim, demand, dispute alleging a violation of or liability under any Environmental Law, that, for each of clauses (A), (B) and (C) above (and, in the case of clause (C), if adversely determined), in the aggregate for each such clause, could reasonably be expected to result in Environmental Liabilities in excess of $500,000, (ii) the receipt by any Group Member of notification that any property of any Group Member is subject to any Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities and (iii) any proposed acquisition or lease of real property (except as part of any Permitted Acquisition) if such acquisition or lease would have a reasonable likelihood of resulting in aggregate Environmental Liabilities in excess of $500,000.
(b) Upon request of the Administrative Agent, the Borrower shall provide the Administrative Agent a report containing an update as to the status of any environmental, health or safety compliance, hazard or liability issue identified in any document delivered to any Secured Party pursuant to any Loan Document or as to any condition reasonably believed by the Administrative Agent to result in Material Environmental Liabilities.
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Section 6.8 Other Information. The Borrower shall provide the Administrative Agent with such other documents and information with respect to the business, property, condition (financial or otherwise), legal, financial or corporate or similar affairs or operations of any Group Member as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request.
ARTICLE 7
AFFIRMATIVE COVENANTS
Each of Holdings and the Borrower (and, to the extent set forth in any other Loan Document, each other Loan Party) agrees with the Lenders and the Administrative Agent to each of the following, as long as any Obligation remains outstanding (other than contingent indemnification obligations for claims not yet asserted):
Section 7.1 Maintenance of Corporate Existence. Each Group Member shall (a) preserve and maintain its legal existence, except in the consummation of transactions expressly permitted by Sections 8.4 and 8.7, and (b) preserve and maintain it rights (charter and statutory), privileges franchises and Permits necessary or desirable in the conduct of its business, except, in the case of this clause (b), where the failure to do so would not, in the aggregate, have a Material Adverse Effect.
Section 7.2 Compliance with Laws, Etc. Each Group Member shall comply with all applicable Requirements of Law, Contractual Obligations and Permits, except for such failures to comply that would not, in the aggregate, have a Material Adverse Effect.
Section 7.3 Payment of Obligations. Each Group Member shall pay or discharge before they become delinquent (a) all material claims, taxes, assessments, charges and levies imposed by any Governmental Authority and (b) all other lawful claims that if unpaid would, by the operation of applicable Requirements of Law, become a Lien upon any property of any Group Member, except, in each case, for those whose amount or validity is being contested in good faith by proper proceedings diligently conducted and for which adequate reserves are maintained on the books of the appropriate Group Member in accordance with GAAP.
Section 7.4 Maintenance of Property. Each Group Member shall maintain and preserve (a) in good working order and condition all of its property necessary in the conduct of its business and (b) all rights, permits, licenses, approvals and privileges (including all Permits) necessary, used or useful, whether because of its ownership, lease, sublease or other operation or occupation of property or other conduct of its business, and shall make all necessary or appropriate filings with, and give all required notices to, Government Authorities, except for such failures to maintain and preserve the items set forth in clauses (a) and (b) above that would not, in the aggregate, have a Material Adverse Effect.
Section 7.5 Maintenance of Insurance. Each Group Member shall (a) maintain or cause to be maintained in full force and effect all policies of insurance of any kind with respect to the property and businesses of the Group Members (including policies of life, fire, theft, product liability, public liability, Flood Insurance, property damage, other casualty, employee fidelity, workers’ compensation, business interruption and employee health and welfare insurance (it being understood and agreed that the Group Members shall be permitted to self-insure for medical and dental benefits) with financially sound and reputable insurance companies or associations (in each case that are not Affiliates of the Borrower) of a nature and providing such coverage as is sufficient and as is customarily carried by businesses of the size and character of the business of the Group Members and (b) cause all such insurance relating to any property or business of any Loan Party to name the Administrative Agent on behalf of the Secured Parties as additional insured or loss payee, as appropriate, and to provide that no cancellation, material addition in amount or material change in coverage shall be effective until after 45 days’ notice (or such shorter time period as maybe agreed to by the Administrative Agent) thereof to the Administrative Agent. Notwithstanding the requirement in clause (a) above, Federal Flood Insurance shall not be required for real property not located in a Special Flood Hazard Area.
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Section 7.6 Keeping of Books. The Group Members shall keep proper books of record and account, in which full, true and correct entries shall be made in accordance with GAAP and all other applicable Requirements of Law of all financial transactions and the assets and business of each Group Member.
Section 7.7 Access to Books and Property. Each Group Member shall permit the Administrative Agent, the Lenders and any Related Person of any of them, as often as reasonably requested (but not more than two times during any calendar year unless there has occurred a default); and provided, however, (a) the Group Member shall not be required to pay the expenses of more than two such visits and inspections in the aggregate during any calendar year unless an Event of Default has occurred and is continuing, (b) each Lender shall at all times coordinate with the Administrative Agent the frequency and timing of any such visits and inspections so as to reasonably minimize the burden imposed on the Group Member), at any reasonable time during normal business hours and with reasonable advance notice (except that, during the continuance of an Event of Default, no such notice shall be required) to (i) visit and inspect the property of each Group Member and examine and make copies of and abstracts from, the corporate (and similar), financial, operating and other books and records of each Group Member, (ii) discuss the affairs, finances and accounts of each Group Member with any officer or director of any Group Member and (iii) communicate directly with any registered certified public accountants (including the Group Members’ Accountants) of any Group Member. Each Group Member shall authorize their respective registered certified public accountants (including the Group Members’ Accountants) to communicate directly with the Administrative Agent, the Lenders and their Related Persons and to disclose to the Administrative Agent, the Lenders and their Related Persons all financial statements and other documents and information as they might have and the Administrative Agent or any Lender reasonably requests with respect to any Group Member.
Section 7.8 Environmental. Each Group Member shall comply with, and maintain its real property, whether owned, leased, subleased or otherwise operated or occupied, in compliance with, all applicable Environmental Laws (including by implementing any Remedial Action necessary to achieve such compliance or that is required by orders and directives of any Governmental Authority) except for failures to comply that would not, in the aggregate, have a Material Adverse Effect. Without limiting the foregoing, if an Event of Default is continuing or if the Administrative Agent at any time has a reasonable basis to believe that there exist violations of Environmental Laws by any Group Member or that there exist any Environmental Liabilities, in each case, that would have, in the aggregate, a Material Adverse Effect, then each Group Member shall, promptly upon receipt of request from the Administrative Agent, cause the performance of, and allow the Administrative Agent and its Related Persons access to such real property for the purpose of conducting, such environmental audits and assessments, including subsurface sampling of soil and groundwater, and cause the preparation of such reports, in each case as the Administrative Agent may from time to time reasonably request. Such audits, assessments and reports, to the extent not conducted by the Administrative Agent or any of its Related Persons, shall be conducted and prepared by reputable environmental consulting firms reasonably acceptable to the Administrative Agent and shall be in form and substance reasonably acceptable to the Administrative Agent.
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Section 7.9 Local Service. If for any reason, upon commencement by a DBS provider of “local-into-local” service within the geographic market served by any of Borrower’s or its Subsidiaries’ television stations, such television station is not automatically entitled to carriage, pursuant to an agreement with a DBS provider, then Borrower and the appropriate Subsidiary shall timely elect carriage on such DBS system.
Section 7.10 Additional Collateral and Guaranties. To the extent not delivered to the Administrative Agent on or before the Closing Date (including in respect of after-acquired property and Persons that become Subsidiaries of any Loan Party after the Closing Date), each Group Member shall, promptly, do each of the following, unless otherwise agreed by the Administrative Agent:
(a) deliver to the Administrative Agent such modifications to the terms of the Loan Documents (or, to the extent applicable as determined by the Administrative Agent, such other documents), in each case in form and substance reasonably satisfactory to the Administrative Agent and as the Administrative Agent deems necessary or advisable in order to ensure the following:
(i) (A) each Subsidiary of any Loan Party that has entered into Guaranty Obligations with respect to any Indebtedness of the Borrower and (B) each Wholly Owned Subsidiary of any Loan Party shall guaranty, as primary obligor and not as surety, the payment of the Obligations of the Borrower; and
(ii) each Loan Party (including any Person required to become a Guarantor pursuant to clause (i) above) shall effectively grant to the Administrative Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in all of its property, including all of its Stock and Stock Equivalents and other Securities, as security for the Obligations of such Loan Party;
provided, however, that, unless the Borrower and the Administrative Agent otherwise agree, in no event shall a security interest be required to be granted on any personal property of the type (including Radio Station Licenses or FCC Licenses) not required to be granted on the Closing Date;
(b) deliver to the Administrative Agent all documents representing all Stock, Stock Equivalents and other Securities pledged pursuant to the documents delivered pursuant to clause (a) above, together with undated powers or endorsements duly executed in blank;
(c) upon request of the Administrative Agent, deliver to it (i) an appraisal complying with FIRREA, (ii) within forty-five days of receipt of notice from Agent that real property of the Loan Parties is located in a Special Flood Hazard Area, Federal Flood Insurance or private flood insurance, as applicable as required by Section 7.5, and (iii) a Mortgage on any real property towers owned by any Loan Party which has Station Revenues of $1,000,000 or more (unless otherwise agreed to by the Administrative Agent), together with all Mortgage Supporting Documents relating thereto (or, if such real property is located in a jurisdiction outside the United States, similar documents deemed appropriate by the Administrative Agent to obtain the equivalent in such jurisdiction of a first-priority mortgage on such real property);
(d) to take all other actions necessary or advisable to ensure the validity or continuing validity of any guaranty for any Obligation or any Lien securing any Obligation, to perfect, maintain, evidence or enforce any Lien securing any Obligation or to ensure such Liens have the same priority as that of the Liens on similar Collateral set forth in the Loan Documents executed on the Closing Date (or, for Collateral located outside the United States, a similar priority acceptable to the Administrative Agent), including the filing of UCC financing statements in such jurisdictions as may be required by the Loan Documents or applicable Requirements of Law or as the Administrative Agent may otherwise reasonably request; and
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(e) deliver to the Administrative Agent legal opinions relating to the matters described in this Section 7.10, which opinions shall be as reasonably required by, and in form and substance and from counsel reasonably satisfactory to, the Administrative Agent.
Section 7.11 Deposit Accounts; Securities Accounts and Cash Collateral Accounts. Each Group Member shall (a) deposit all of its cash in deposit accounts that are Controlled Deposit Accounts, provided, however, that each Group Member may maintain zero-balance accounts for the purpose of managing local disbursements and may maintain payroll, withholding tax and other fiduciary accounts; and (b) deposit all of its Cash Equivalents in securities accounts that are Controlled Securities Accounts, in each case except for cash and Cash Equivalents the aggregate value of which does not exceed $1,000,000 at any time.
Section 7.12 License Subsidiaries. All Radio Station Licenses and FCC Licenses currently held by a License Subsidiary or acquired after the date hereof through a Permitted Acquisition or otherwise shall be held by one or more License Subsidiaries (and any License Subsidiary may own more than one Radio Station License or FCC License). Borrower shall cause each License Subsidiary to (a) observe all customary corporate, company or partnership formalities regarding its legal existence, (b) not commingle its properties with those of its Affiliates or any other Person, (c) accurately maintain its own bank accounts and separate books and records in accordance with GAAP, (d) pay its own liabilities from its own separate assets, (e) not make loans to or assume or guaranty the obligations of any Person (other than pursuant to the Guaranties) and (f) otherwise be operated in such a manner that the separate legal existence of such License Subsidiary will not be disregarded in any insolvency or other legal proceeding.
Section 7.13 Radio Station Licenses and FCC Licenses. Borrower and each of its Subsidiaries shall at all times maintain the Radio Station Licenses and FCC Licenses and all other licenses, Permits, permissions and other authorizations used or necessary to operate the Radio Stations or Business as operated from time to time by the Borrower and its Subsidiaries.
Section 7.14 Use of Proceeds. The proceeds of Revolving Loans shall be used by the Borrower (and, to the extent distributed to them by the Borrower, each other Group Member) solely (a) to consummate the Related Transactions and for the payment of related transaction costs, fees and expenses, (b) for the payment of transaction costs, fees and expenses incurred in connection with the Loan Documents and the transactions contemplated therein and (c) for working capital and general corporate and similar purposes.
ARTICLE 8
NEGATIVE COVENANTS
Each of Holdings and the Borrower (and, to the extent set forth in any other Loan Document, each other Loan Party) agrees with the Lenders and the Administrative Agent to each of the following, as long as any Obligation remains outstanding (other than contingent indemnification obligations for claims not yet asserted):
Section 8.1 Indebtedness. No Group Member shall, directly or indirectly, incur or otherwise remain liable with respect to or responsible for, any Indebtedness except for the following:
(a) the Obligations;
(b) Indebtedness existing on the date hereof and set forth on Schedule 8.1, together with any Permitted Refinancing of any Indebtedness permitted hereunder in reliance upon this clause (b);
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(c) Indebtedness consisting of Capitalized Lease Obligations (other than with respect to a lease entered into as part of a Sale and Leaseback Transaction) and purchase money Indebtedness, in each case incurred by any Group Member (other than Holdings) to finance the acquisition, repair, improvement or construction of fixed or capital assets of such Group Member, together with any Permitted Refinancing of any Indebtedness permitted hereunder in reliance upon this clause (c); provided, however, that (i) the aggregate outstanding principal amount of all such Indebtedness does not exceed $1,000,000 at any time and (ii) the principal amount of such Indebtedness does not exceed the lower of the cost or fair market value of the property so acquired or built or of such repairs or improvements financed, whether directly or through a Permitted Refinancing, with such Indebtedness (each measured at the time such acquisition, repair, improvement or construction is made);
(d) intercompany loans owing to any Group Member and constituting Permitted Investments of such Group Member;
(e) obligations under Hedging Agreements which are rate cap agreements (for legitimate business purposes that are satisfactory to the Administrative Agent) for a maximum notional amount of 50% of the Term Loans and having maturity dates not later than the Term Loan Maturity Date;
(f) Guaranty Obligations of any Group Member with respect to Indebtedness of any Group Member other than Holdings (other than Indebtedness permitted hereunder in reliance upon clause (b) or (c) above, for which Guaranty Obligations may be permitted to the extent set forth in such clauses);
(g) Indebtedness of the Borrower owing under the Subordinated Notes pursuant to the Subordinated Notes Agreement and Permitted Refinancings thereof; provided, however, that the aggregate outstanding principal amount of all such Indebtedness shall not exceed $25,000,000 (excluding the amount of any capitalized interest thereon) at any time and provided, further, that if the Permitted Investors provide any such Permitted Refinancing, they shall offer to all Lenders in a reasonable time frame and manner, an opportunity to participate in such Permitted Refinancing in an amount equal to such Lender’s Pro Rata Share multiplied by the aggregate principal amount of such Permitted Refinancing. Nothing herein shall obligate any Lender to participate in such Permitted Refinancing and any Lender participation shall be at the sole discretion of such Lender;
(h) Indebtedness that is acquired in a Permitted Acquisition; provided, that such Indebtedness existed at the time such Permitted Acquisition is consummated and is not created in contemplation of or in connection with such Permitted Acquisition, and Permitted Refinancings thereof; and provided, further that the aggregate principal amount of Indebtedness permitted under this Section 8.1(h) shall not exceed $2,000,000 at any one time outstanding;
(i) contingent liabilities in respect of any indemnification obligation, adjustment of purchase price or similar obligation of the applicable Loan Party incurred in connection with the consummation of a Permitted Acquisition; and
(j) any unsecured Indebtedness of any Group Member; provided, however, that the aggregate outstanding principal amount of all such unsecured Indebtedness shall not exceed $500,000 at any time.
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Section 8.2 Liens. No Group Member shall incur, maintain or otherwise suffer to exist any Lien upon or with respect to any of its property, whether now owned or hereafter acquired, or assign any right to receive income or profits, except for the following:
(a) Liens created pursuant to any Loan Document;
(b) Customary Permitted Liens of Group Members;
(c) Liens existing on the date hereof and set forth on Schedule 8.2;
(d) Liens on the property of the Borrower or any of its Subsidiaries securing Indebtedness permitted hereunder in reliance upon Section 8.1(c); provided, however, that (i) such Liens exist prior to the acquisition of, or attach substantially simultaneously with, or within 90 days after, the acquisition, repair, improvement or construction of, such property financed, whether directly or through a Permitted Refinancing, by such Indebtedness and (ii) such Liens do not extend to any property of any Group Member other than the property (and proceeds thereof) acquired or built, or the improvements, repairs, additions, attachments, accessions and accessions thereto and replacements and substitutions therefor financed, whether directly or through a Permitted Refinancing, by such Indebtedness; and
(e) Liens on the property of the Borrower or any of its Subsidiaries securing the Permitted Refinancing of any Indebtedness secured by any Lien on such property permitted hereunder in reliance upon clause (c) or (d) above or this clause (e) without any change in the property subject to such Liens.
Section 8.3 Investments. No Group Member shall make or maintain, directly or indirectly, any Investment except for the following:
(a) Investments existing on the date hereof and set forth on Schedule 8.3;
(b) Investments in cash and Cash Equivalents;
(c) (i) endorsements for collection or deposit in the ordinary course of business consistent with past practice, (ii) extensions of trade credit (other than to Affiliates of the Borrower) arising or acquired in the ordinary course of business and (iii) Investments received in settlements in the ordinary course of business of such extensions of trade credit or owing to any Group Member as a result of insolvency proceedings involving an account debtor or upon foreclosure or enforcement of any Lien in favor of a Group Member;
(d) Investments made as part of a Permitted Acquisition;
(e) Investments by (i) any Loan Party (other than Holdings), in any other Loan Party (other than Holdings) and (ii) any Group Member that is not a Loan Party in any Group Member (other than Holdings) or in any joint venture provided that any Investment consisting of loans or advances to any Loan Party pursuant to clause (ii) above, shall be subordinated in full to the payment of the Obligations of such Loan Party on terms and conditions satisfactory to the Administrative Agent);
(f) loans or advances to employees of the Borrower or any of its Subsidiaries to finance travel, entertainment and relocation expenses and other ordinary business purposes in the ordinary course of business as presently conducted; provided, however, that the aggregate outstanding principal amount of all loans and advances permitted pursuant to this clause (f) shall not exceed $100,000 at any time;
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(g) Investments by the applicable Group Members in the assets of the Trust pursuant to and in accordance with the terms of the Plan and the Independent Trust Agreement;
(h) Investments in the form of advances or prepayments to suppliers or other vendors made in the ordinary course of business consistent with the Borrower’s and its Subsidiaries’ prior customary business practices;
(i) Investments required, if any, pursuant to the terms of the Divestiture Trust Agreement; and
(j) any other Investment by the Borrower or any of its Subsidiaries; provided, however, that the aggregate outstanding amount of all such Investments shall not exceed $1,000,000 at any time.
Section 8.4 Asset Sales. No Group Member shall Sell any of its property (other than cash) or issue shares of its own Stock, except for the following:
(a) In each case to the extent entered into in the ordinary course of business and made to a Person that is not an Affiliate of the Borrower, (i) Sales of Cash Equivalents, inventory or property that has become obsolete or worn out and (ii) non-exclusive licenses of Intellectual Property;
(b) a true lease or sublease of real property not constituting Indebtedness and not entered into as part of a Sale Leaseback Transaction;
(c) (i) any Sale of any property (other than their own Stock or Stock Equivalents) by any Group Member (other than Holdings) to any other Group Member (other than Holdings) to the extent any resulting Investment constitutes a Permitted Investment, (ii) any Restricted Payment by any Group Member (other than Holdings) permitted pursuant to Section 8.5 and (iii) any distribution by Holdings of the proceeds of Restricted Payments from any other Group Member to the extent permitted in Section 8.5;
(d) (i) any Sale or issuance by Holdings of its own Stock to Parent, (ii) any Sale or issuance by the Borrower of its own Stock to Holdings, (iii) any Sale or issuance by any Subsidiary of the Borrower of its own Stock to any Group Member (other than Holdings), provided, however, that the proportion of such Stock and of each class of such Stock (both on an outstanding and fully-diluted basis) held by the Loan Parties (other than Holdings), taken as a whole, does not change as a result of such Sale or issuance and (iv) to the extent necessary to satisfy any Requirement of Law in the jurisdiction of incorporation of any Subsidiary of the Borrower, any Sale or issuance by such Subsidiary of its own Stock constituting directors’ qualifying shares or nominal holdings;
(e) transfer of the Radio Station Licenses, FCC Licenses and PUC Certificates to a License Subsidiary pursuant to Section 7.12;
(f) pursuant to the terms of the Independent Trust Agreement, the assignment of the Trust Assets (as defined in the Independent Trust Agreement) to the independent trust and any Sale, assignment or transfer of such Trust Assets out of such independent trust to any qualified third party or to the divestiture trust pursuant to the terms of the Independent Trust Agreement;
(g) pursuant to the terms of the Divestiture Trust Agreement, the assignment of the Station Assets (as defined in the Divestiture Trust Agreement) to such divestiture trust, and any sale, assignment or transfer of such Station Assets out of the divestiture trust to any qualified third party; and
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(h) as long as no Default is continuing or would result therefrom, (i) Radio Swap Transactions and (ii) any other Sale of property (other than as part of a Sale and Leaseback Transaction) of, or Sale or issuance of its own Stock by, any Group Member (other than Holdings) for fair market value payable in cash upon such sale; provided, however, that the aggregate consideration received for all Sales pursuant to clause (ii) shall not exceed $10,000,000.
Section 8.5 Restricted Payments. No Group Member shall directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment except for the following:
(a) (i) Restricted Payments (A) by any Group Member that is a Loan Party to any Loan Party and (B) by any Group Member that is not a Loan Party to any Group Member and (ii) dividends and distributions by any Subsidiary of the Borrower that is not a Loan Party to any holder of its Stock, to the extent made to all such holders ratably according to their ownership interests in such Stock;
(b) dividends and distributions declared and paid on the common Stock of any Group Member ratably to the holders of such common Stock and payable only in common Stock of such Group Member; and
(c) cash dividends on the Stock of Holdings to Parent paid and declared solely for the purpose of funding the following:
(i) without duplication payments by Parent in respect of taxes owing by Parent in respect of the Group Members, payments by Parent in respect of premiums for director and officer liability insurance to the extent attributable and allocable to Holdings and its Subsidiaries and not to any other Subsidiaries of Parent, and payments by Parent in respect of indemnity payments permitted hereunder, relating to claims directly attributable to Holdings and its Subsidiaries and not to any other Subsidiaries of Parent but only to the extent not covered by insurance;
(ii) ordinary operating expenses of Parent; provided, however, that the amount of such cash dividends paid in any Fiscal Year shall not exceed $750,000 in the aggregate; and
(iii) the redemption, purchase or other acquisition or retirement for value by Parent of its common Stock (or Stock Equivalents with respect to its common Stock) (A) from any present or former employee, director or officer (or the assigns, estate, heirs or current or former spouses thereof) of any Group Member upon the death, disability or termination of employment of such employee, director or officer; provided, however, that the amount of such cash dividends, distributions or other cash payments paid in any Fiscal Year shall not exceed $500,000 in the aggregate or (B) from any other Person; provided, however, that the amount of such cash dividends, distributions or other cash payments paid in any Fiscal Year in reliance upon this clause (B) shall not exceed $500,000 in the aggregate;
provided, however, that no action that would otherwise be permitted hereunder in reliance upon this clause (c)(iii) shall be permitted if (A) a Default is then continuing or would result therefrom or (B) such action is otherwise prohibited under any Loan Document or under the terms of any Indebtedness (other than the Obligations) of any Group Member.
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Section 8.6 Prepayment of Indebtedness. No Group Member shall (x) prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof any Indebtedness, (y) set apart any property for such purpose, whether directly or indirectly and whether to a sinking fund, a similar fund or otherwise, or (z) make any payment in violation of any subordination terms of any Indebtedness; provided, however, that each Group Member may, to the extent otherwise permitted by the Loan Documents, do each of the following:
(a) (i) prepay the Obligations and (ii) consummate a Permitted Refinancing;
(b) prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof (or set apart any property for such purpose) (i) in the case of any Group Member that is not a Loan Party, any Indebtedness owing by such Group Member to any other Group Member (other than Holdings) and (ii) otherwise, any Indebtedness owing to any Loan Party (other than Holdings); and
(c) make regularly scheduled or otherwise required repayments or redemptions of Indebtedness (other than Indebtedness owing to any Affiliate of the Borrower) but only, in the case of Subordinated Debt, to the extent permitted by the subordination provisions thereof, including, without limitation, the terms of the Subordination Agreement.
Section 8.7 Fundamental Changes. No Group Member shall (a) merge, consolidate or amalgamate with any Person, (b) create any new Subsidiary or acquire all or substantially all of the Stock or Stock Equivalents of any Person or (c) acquire any brand or all or substantially all of the assets of any Person or all or substantially all of the assets constituting any line of business, division, branch, operating division or other unit operation of any Person, in each case except for the following: (i) to consummate any Permitted Acquisition, (ii) the merger, consolidation or amalgamation of any Subsidiary of the Borrower into any Loan Party (other than Holdings) and (iii) the merger, consolidation or amalgamation of any Group Member (other than Holdings) for the sole purpose, and with the sole material effect, of changing its State of organization within the United States; provided, however, that (A) in the case of any merger, consolidation or amalgamation involving the Borrower, the Borrower shall be the surviving Person and (B) in the case of any merger, consolidation or amalgamation involving any other Loan Party, a Loan Party shall be the surviving corporation and all actions required to maintain the perfection of the Lien of the Administrative Agent on the Stock or property of such Loan Party shall have been made.
Section 8.8 Change in Nature of Business. (a) No Group Member (other than Holdings) shall carry on any business, operations or activities (whether directly, through a joint venture, in connection with a Permitted Acquisition or otherwise) other than the Business.
(b) Holdings shall not engage in any business, operations or activity, or hold any property, other than (i) holding Stock and Stock Equivalents of the Borrower and Regent Broadcasting Management, LLC (ii) issuing, selling and redeeming its own Stock, (ii) paying taxes, (iii) holding directors’ and shareholders’ meetings, preparing corporate and similar records and other activities required to maintain its separate corporate or other legal structure, (iv) preparing reports to, and preparing and making notices to and filings with, Governmental Authorities and to its holders of Stock and Stock Equivalents, (v) receiving, and holding proceeds of, Restricted Payments from the Borrower and its Subsidiaries and distributing the proceeds thereof to the extent permitted in Section 8.5, (vi) as necessary to consummate any Permitted Acquisition, (vii) as disclosed on Schedule 4.4(b) and (viii) immaterial liabilities or Contractual Obligations not covered in clauses (i)-(vii) above, in an amount not to exceed $250,000, individually or in the aggregate.
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Section 8.9 Transactions with Affiliates. No Group Member shall, except as otherwise expressly permitted herein, enter into any other transaction directly or indirectly with, or for the benefit of, any Affiliate of the Borrower that is not a Loan Party (including Guaranty Obligations with respect to any obligation of any such Affiliate), except for (a) transactions in the ordinary course of business on a basis no less favorable to such Group Member as would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of the Borrower, (b) Restricted Payments, the proceeds of which, if received by Parent, are used as required by Section 8.5, (c) reasonable salaries and other reasonable director or employee compensation to officers and directors of any Group Member other than directors who are Affiliates of Oaktree, and customary indemnification of officers and directors of any Group Member and (d) Investments permitted by Section 8.3(g) or (i), transactions permitted by Section 8.4(e), (f) or (g), and (e) the Related Transactions and the other transactions specifically set forth in the Plan.
Section 8.10 Third-Party Restrictions on Indebtedness, Liens, Investments or Restricted Payments. No Group Member shall incur or otherwise suffer to exist or become effective or remain liable on or responsible for any Contractual Obligation limiting the ability of (a) any Subsidiary of the Borrower to make Restricted Payments to, or Investments in, or repay Indebtedness or otherwise Sell property to, any Group Member (other than Holdings) or (b) any Group Member to incur or suffer to exist any Lien upon any property of any Group Member, whether now owned or hereafter acquired, securing any of its Obligations (including any “equal and ratable” clause and any similar Contractual Obligation requiring, when a Lien is granted on any property, another Lien to be granted on such property or any other property), except, for each of clauses (a) and (b) above, (i) pursuant to the Loan Documents and (ii) limitations on Liens (other than those securing any Obligation) on any property whose acquisition, repair, improvement or construction is financed by purchase money Indebtedness, Capitalized Lease Obligations or Permitted Refinancings permitted hereunder in reliance upon Section 8.1(b) or (c) set forth in the Contractual Obligations governing such Indebtedness, Capitalized Lease Obligations or Permitted Refinancing or Guaranty Obligations with respect thereto.
Section 8.11 Modification of Certain Documents. No Group Member shall do any of the following:
(a) waive or otherwise modify any term of any Related Document (other than any Subordinated Notes Document or the terms of any Subordinated Debt) or any Constituent Document of, or otherwise change the capital structure of, any Group Member (including the terms of any of their outstanding Stock or Stock Equivalents), in each case except for those modifications and waivers that (i) do not elect, or permit the election, to treat the Stock or Stock Equivalents of any limited liability company (or similar entity) as certificated and (ii) do not materially adversely affect the rights and privileges of any Group Member and do not materially adversely affect the interests of any Secured Party under the Loan Documents or in the Collateral; and
(b) waive or otherwise modify any term of any Subordinated Notes Document or any term of any Subordinated Debt except for those modifications and waivers not prohibited by the terms of the Subordination Agreement or any applicable subordination agreement.
Section 8.12 Accounting Changes
Section 8.13 ; Fiscal Year. No Group Member shall change its (a) accounting treatment or reporting practices, except as required by GAAP or any Requirement of Law, or (b) its fiscal year or its method for determining fiscal quarters or fiscal months.
Section 8.14 Margin Regulations. No Group Member shall use all or any portion of the proceeds of any credit extended hereunder to purchase or carry margin stock (within the meaning of Regulation U of the Federal Reserve Board) in contravention of Regulation U of the Federal Reserve Board.
Section 8.15 Compliance with ERISA. No ERISA Affiliate shall cause or suffer to exist (a) any event that would reasonably be expected to result in the imposition of a Lien on the assets of a Group Member with respect to any Title IV Plan or Multiemployer Plan or (b) any other ERISA Event, that would reasonably be expected, in the case of clauses (a) and (b), in the aggregate, have a Material Adverse Effect.
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Section 8.16 Hazardous Materials. No Group Member shall cause or suffer to exist any Release of any Hazardous Material at, to or from any real property owned, leased, subleased or otherwise operated or occupied by any Group Member that would violate any Environmental Law, form the basis for any Environmental Liabilities or otherwise adversely affect the value or marketability of any real property (whether or not owned by any Group Member), other than such violations, Environmental Liabilities and effects that would not, in the aggregate, have a Material Adverse Effect.
Section 8.17 Local Marketing Agreements. Without the prior written consent of the Requisite Lenders, no Loan Party shall enter into any LMA under which any television or radio station owned or operated by one or more of the Loan Parties is the brokered station (i.e., the station whose time is sold or the station which receives, rather than provides, programming, management, technical or other services under such LMA).  Such written consent shall not be required for a Loan Party to enter into an LMA with an Affiliate of such Loan Party in compliance with Section 8.9 or under which such Loan Party acts as the broker, provides programming, sells time on or provides management, technical or other services to a radio station not owned by any Loan Party, including LMAs with the Trust pending grant and consummation of the FCC Long-Form Applications.
Section 8.18 License Subsidiaries. No License Subsidiary shall (a) engage in any business (other than (i) the holding of the Radio Station Licenses, the FCC Licenses and the PUC Certificates, (ii) actions required to maintain such Radio Station License, FCC License and PUC Certificate in full force and effect, and (iii) actions required to maintain its separate corporate, company, partnership or other legal existence or to perform its obligations under any of the Loan Documents to which it is a party), (b) own any assets (other than Radio Station Licenses, FCC Licenses and PUC Certificate), (c) create or permit to exist any Liens on any of its assets except Liens granted in favor of the Agent for the benefit of the Lenders, or (d) incur any obligations or incur any other Indebtedness or Guaranteed Indebtedness (other than the Obligations). No Loan Party, other than a License Subsidiary, shall hold any Radio Station License, FCC License or PUC Certificate material to the operation of the Business except to the extent so held by such Loan Party on the Closing Date.
Section 8.19 Communication Authorizations. No Loan Party shall operate its businesses other than in accordance with the Communications Laws and the terms and conditions of the Radio Station Licenses, FCC Licenses, the PUC Certificates and other Permits under the Communications Laws. No Loan Party shall fail to file any report or application or pay any regulatory, filing or franchise fee pertaining to the Business which is required to be filed with or paid to the FCC or PUC. No Loan Party shall take any action that would or could cause the FCC or PUC to institute any proceedings for the cancellation, revocation, non-renewal, short-term renewal or adverse modification of any of the FCC Licenses, Radio Station Licenses, and other Permits under the Communications Laws or take or permit to be taken any other action within its control that would or could result in material non-compliance with the requirements of the Communications Laws.
ARTICLE 9
EVENTS OF DEFAULT
Section 9.1 Definition. Each of the following shall be an Event of Default:
(a) the Borrower shall fail to pay (i) any principal of any Loan when the same becomes due and payable or (ii) any interest on any Loan, any fee under any Loan Document or any other Obligation (other than those set forth in clause (i) above) and, in the case of this clause (ii), such non-payment continues for a period of five (5) Business Days after the due date therefor; or
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(b) any representation, warranty or certification made or deemed made by or on behalf of any Loan Party in any Loan Document or by or on behalf of any Loan Party (or any Responsible Officer thereof) in connection with any Loan Document (including in any document delivered in connection with any Loan Document) shall prove to have been incorrect in any material respect when made or deemed made; or
(c) any Loan Party shall fail to comply with (i) any provision of Article 5 (Financial Covenants), Section 6.1 (Financial Statements), 6.2(a)(i) (Other Events), 7.1 (Maintenance of Corporate Existence), 7.14 (Use of Proceeds) or Article 8 (Negative Covenants) or (ii) any other provision of any Loan Document if, in the case of this clause (ii), such failure shall remain unremedied for 30 days after the earlier of (A) the date on which a Responsible Officer of the Borrower becomes aware of such failure and (B) the date on which notice thereof shall have been given to the Borrower by the Administrative Agent or the Required Lenders; or
(d) (i) any Group Member shall fail to make any payment when due (whether due because of scheduled maturity, required prepayment provisions, acceleration, demand or otherwise) on any Indebtedness of any Group Member (other than the Obligations) and, in each case, such failure relates to Indebtedness having a principal amount of $750,000 or more, (ii) any other event shall occur or condition shall exist under any Contractual Obligation relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness, (iii) any such Indebtedness shall become or be declared to be due and payable, or be required to be prepaid, redeemed, defeased or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof or (iv) there shall occur any default under the Subordinated Note Documents; or
(e) (i) any Group Member shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors, (ii) any proceeding shall be instituted by or against any Group Member seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, composition of it or its debts or any similar order, in each case under any Requirement of Law relating to bankruptcy, insolvency or reorganization or relief of debtors or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee, conservator, liquidating agent, liquidator, other similar official or other official with similar powers, in each case for it or for any substantial part of its property and, in the case of any such proceedings instituted against (but not by or with the consent of) any Group Member, either such proceedings shall remain undismissed or unstayed for a period of 60 days or more or any action sought in such proceedings shall occur or (iii) any Group Member shall take any corporate or similar action or any other action to authorize any action described in clause (i) or (ii) above; or
(f) one or more judgments, orders or decrees (or other similar process) shall be rendered against any Group Member (i)(A) in the case of money judgments, orders and decrees, involving an aggregate amount (excluding amounts adequately covered by insurance payable to any Group Member, to the extent the relevant insurer has not denied coverage therefor) in excess of $750,000 or (B) otherwise, that would have, in the aggregate, a Material Adverse Effect and (ii)(A) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order or decree or (B) such judgment, order or decree shall not have been vacated or discharged for a period of 30 consecutive days and there shall not be in effect (by reason of a pending appeal or otherwise) any stay of enforcement thereof; or
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(g) except pursuant to a valid, binding and enforceable termination or release permitted under the Loan Documents and executed by the Administrative Agent or as otherwise expressly permitted under any Loan Document, (i) any provision of any Loan Document shall, at any time after the delivery of such Loan Document, fail to be valid and binding on, or enforceable against, any Loan Party party thereto, (ii) any Loan Document purporting to grant a Lien to secure any Obligation shall, at any time after the delivery of such Loan Document, fail to create a valid and enforceable Lien on any Collateral purported to be covered thereby or such Lien shall fail or cease to be a perfected Lien with the priority required in the relevant Loan Document or (iii) any subordination provision set forth in any Subordinated Notes Document, including the Subordination Agreement, shall, in whole or in part, terminate or otherwise fail or cease to be valid and binding on, or enforceable against, the Subordinate Notes Agent or any holder of the Subordinated Notes (or the Subordinate Notes Agent or any such holder shall so state in writing), or any Group Member shall state in writing that any of the events described in clause (i), (ii) or (iii) above shall have occurred; or
(h) there shall occur any Change of Control; or
(i) the FCC Long Form Applications are denied by the FCC by Final Order, the FCC Long Form Applications have not been granted by the FCC by March 1, 2011 or the FCC Long Form Applications have been granted with conditions which would reasonably be expected to have a Material Adverse Effect. For purposes of this subsection, a “Final Order” shall be deemed to have occurred on the date upon which the FCC shall have issued its denial to the FCC Long Form Applications, which denial as of the date thereof shall not have been reversed, stayed, enjoined or set aside and with respect to which no timely request for stay, reconsideration, review, rehearing or notice of appeal or determination to reconsider or review shall be pending, and as to which the time for filing any such request, petition, or notice of appeal or for review by the FCC, and for any reconsideration, stay or setting aside by the FCC on its own motion or initiative, shall have expired.
Section 9.2 Remedies. During the continuance of any Event of Default, the Administrative Agent may, and, at the request of the Required Lenders, shall, in each case by notice to the Borrower and in addition to any other right or remedy provided under any Loan Document or by any applicable Requirement of Law, do each of the following: declare immediately due and payable all or part of any Obligation (including any accrued but unpaid interest thereon), whereupon the same shall become immediately due and payable, without presentment, demand, protest or further notice or other requirements of any kind, all of which are hereby expressly waived by Holdings and the Borrower (and, to the extent provided in any other Loan Document, other Loan Parties); provided, however, that, effective immediately upon the occurrence of the Events of Default specified in Section 9.1(e)(ii), each Obligation (including in each case any accrued but unpaid interest thereon) shall automatically become and be due and payable, without presentment, demand, protest or further notice or other requirement of any kind, all of which are hereby expressly waived by Holdings and the Borrower (and, to the extent provided in any other Loan Document, any other Loan Party).
Section 9.3 Governmental Approvals. Notwithstanding anything to the contrary contained herein or in any other Loan Document, any foreclosure on, sale, transfer or other disposition of any Collateral or any other action taken or proposed to be taken hereunder that would affect the operational, voting, or other control of any Loan Party or affect the ownership of the Radio Station Licenses or FCC Licenses shall be pursuant to the Communications Laws and, if and to the extent required thereby, subject to the prior consent of the FCC and any other applicable Governmental Authority. Notwithstanding anything to the contrary contained herein, the Administrative Agent and the Lenders shall not take any action pursuant hereto that would constitute or result in any assignment of the Radio Station Licenses or transfer of control of any Loan Party if such assignment or
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transfer of control would require, under then existing law (including the Communications Laws), the prior approval of the FCC, without first obtaining such approval of the FCC and notifying the FCC of the consummation of such assignment or transfer of control (to the extent required to do so). Each Loan Party agrees to take any lawful action which the Administrative Agent may request in order to obtain and enjoy the full rights and benefits granted to the Administrative Agent and Lenders by this Agreement, including specifically, after the occurrence and during the continuance of an Event of Default, the use of such Loan Party’s best efforts to assist in obtaining any approval of the FCC and any other Governmental Authority that is then required under the Communications Laws or under any other law for any action or transaction contemplated by this Agreement, including, without limitation, the sale or transfer of Collateral. Such efforts shall include, without limitation, sharing with the Administrative Agent any FCC registration numbers, account numbers and passwords for the FCC’s CDBS or COALS Systems and preparing, certifying and filing (or causing to be prepared, certified and filed) with the FCC any portion of any application or applications for consent to the assignment of the Radio Station Licenses or FCC Licenses or transfer of control of any Loan Party required to be filed under the Communications Laws for approval of any sale or transfer of Collateral and/or the Radio Station Licenses or FCC Licenses.
ARTICLE 10
THE ADMINISTRATIVE AGENT
Section 10.1 Appointment and Duties. (a) Appointment of Administrative Agent. Each Lender hereby appoints GE Capital (together with any successor Administrative Agent pursuant to Section 10.9) as the Administrative Agent hereunder and authorizes the Administrative Agent to (i) execute and deliver the Loan Documents (including, without limitation the Subordination Agreement) and accept delivery thereof on its behalf from any Group Member, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to the Administrative Agent under such Loan Documents and (iii) exercise such powers as are reasonably incidental thereto.
(b) Duties as Collateral and Disbursing Agent. Without limiting the generality of clause (a) above, the Administrative Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders), and is hereby authorized, to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with the Loan Documents (including in any proceeding described in Section 9.1(e)(ii) or any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document to any Secured Party is hereby authorized to make such payment to the Administrative Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of the Secured Parties with respect to any Obligation in any proceeding described in Section 9.1(e)(ii) or any other bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Secured Party), (iii) act as collateral agent for each Secured Party for purposes of the perfection of all Liens created by such agreements and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (vi) except as may be otherwise specified in any Loan Document, exercise all remedies given to the Administrative Agent and the other Secured Parties with respect to the Collateral, whether under the Loan Documents, applicable Requirements of Law or otherwise and (vii) execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that the Administrative Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for the Administrative Agent and the Lenders for purposes of the perfection of all Liens with respect to the Collateral, including any deposit account maintained by a Loan Party with, and cash and Cash Equivalents held by such Lender and may further authorize and direct the Lenders to take further actions as collateral sub-agents as are reasonably requested for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to the Administrative Agent, and each Lender hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.
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(c) Limited Duties. Under the Loan Documents, the Administrative Agent (i) is acting solely on behalf of the Lenders (except to the limited extent provided in Section 2.12(b) with respect to the Register and in Section 10.11), with duties that are entirely administrative in nature, notwithstanding the use of the defined term “Administrative Agent”, the terms “agent”, “administrative agent” and “collateral agent” and similar terms in any Loan Document to refer to the Administrative Agent, which terms are used for title purposes only, (ii) is not assuming any obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender or any other Secured Party and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document, and each Lender hereby waives and agrees not to assert any claim against the Administrative Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) through (iii) above.
Section 10.2 Binding Effect. Each Lender agrees that (a) any action taken by the Administrative Agent or the Required Lenders (or, if expressly required hereby, a greater proportion of the Lenders) in accordance with the provisions of the Loan Documents, (b) any action taken by the Administrative Agent in reliance upon the instructions of Required Lenders (or, where so required, such greater proportion) and (c) the exercise by the Administrative Agent or the Required Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Secured Parties.
Section 10.3 Use of Discretion. (a) No Action without Instructions. The Administrative Agent shall not be required to exercise any discretion or take, or to omit to take, any action, including with respect to enforcement or collection, except any action it is required to take or omit to take (i) under any Loan Document or (ii) pursuant to instructions from the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders).
(b) Right Not to Follow Certain Instructions. Notwithstanding clause (a) above, the Administrative Agent shall not be required to take, or to omit to take, any action (i) unless, upon demand, the Administrative Agent receives an indemnification satisfactory to it from the Lenders (or, to the extent applicable and acceptable to the Administrative Agent, any other Secured Party) against all Liabilities that, by reason of such action or omission, may be imposed on, incurred by or asserted against the Administrative Agent or any Related Person thereof or (ii) that is, in the opinion of the Administrative Agent or its counsel, contrary to any Loan Document or applicable Requirement of Law.
Section 10.4 Delegation of Rights and Duties. The Administrative Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Secured Party). Any such Person shall benefit from this Article 10 to the extent provided by the Administrative Agent.
Section 10.5 Reliance and Liability. (a) The Administrative Agent may, without incurring any liability hereunder, (i) treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 11.2(e), (ii) rely on the Register to the extent set forth in Section 2.12, (iii) consult with any of its Related Persons and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, any Loan Party) and (iv) rely and act upon any document and information (including those transmitted by Electronic Transmission) and any telephone message or conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties.
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(b) None of the Administrative Agent and its Related Persons shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document, and each Lender, Holdings and the Borrower hereby waive and shall not assert (and each of Holdings and the Borrower shall cause each other Loan Party to waive and agree not to assert) any right, claim or cause of action based thereon, except to the extent of liabilities resulting primarily from the gross negligence or willful misconduct of the Administrative Agent or, as the case may be, such Related Person (each as determined in a final, non-appealable judgment by a court of competent jurisdiction) in connection with the duties expressly set forth herein. Without limiting the foregoing, the Administrative Agent:
(i) shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Required Lenders or for the actions or omissions of any of its Related Persons selected with reasonable care (other than employees, officers and directors of the Administrative Agent, when acting on behalf of the Administrative Agent);
(ii) shall not be responsible to any Secured Party for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document;
(iii) makes no warranty or representation, and shall not be responsible, to any Secured Party for any statement, document, information, representation or warranty made or furnished by or on behalf of any Related Person or any Loan Party in connection with any Loan Document or any transaction contemplated therein or any other document or information with respect to any Loan Party, whether or not transmitted or (except for documents expressly required under any Loan Document to be transmitted to the Lenders) omitted to be transmitted by the Administrative Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by the Administrative Agent in connection with the Loan Documents; and
(iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document, whether any condition set forth in any Loan Document is satisfied or waived, as to the financial condition of any Loan Party or as to the existence or continuation or possible occurrence or continuation of any Default or Event of Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from the Borrower or any Lender describing such Default or Event of Default clearly labeled “notice of default” (in which case the Administrative Agent shall promptly give notice of such receipt to all Lenders);
and, for each of the items set forth in clauses (i) through (iv) above, each Lender, Holdings and the Borrower hereby waives and agrees not to assert (and each of Holdings and the Borrower shall cause each other Loan Party to waive and agree not to assert) any right, claim or cause of action it might have against the Administrative Agent based thereon.
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Section 10.6 Administrative Agent Individually. The Administrative Agent and its Affiliates may make loans and other extensions of credit to, acquire Stock and Stock Equivalents of, engage in any kind of business with, any Loan Party or Affiliate thereof as though it were not acting as Administrative Agent and may receive separate fees and other payments therefor. Specifically, and without limitation, the Lenders hereby acknowledge and consent to GE Capital acting as Subordinated Notes Agent. Except as may be specifically required under the Subordination Agreement, the Administrative Agent is not under any obligation to disclose any information it or its Affiliates may obtain in its capacity as Subordinated Notes Agent or as a holder of any Subordinated Notes.  Each Lender hereby waives and releases, to the fullest extent permitted by law, any claims such Lender has, or may have, against GE Capital or its Affiliates with respect to (i) any breach or alleged breach of fiduciary or other duty, or (ii) any conflict of interest arising from such activities.  To the extent the Administrative Agent or any of its Affiliates makes any Loan or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the terms “Lender”, “Revolving Credit Lender”, “Required Lender”, “Required Revolving Credit Lender” and any similar terms shall, except where otherwise expressly provided in any Loan Document, include, without limitation, the Administrative Agent or such Affiliate, as the case may be, in its individual capacity as Lender, Revolving Credit Lender, or as one of the Required Lenders or Required Revolving Credit Lenders respectively.
Section 10.7 Lender Credit Decision. Each Lender acknowledges that it shall, independently and without reliance upon the Administrative Agent, any Lender or any of their Related Persons or upon any document solely or in part because such document was transmitted by the Administrative Agent or any of its Related Persons, conduct its own independent investigation of the financial condition and affairs of each Loan Party and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Loan Document or with respect to any transaction contemplated in any Loan Document, in each case based on such documents and information as it shall deem appropriate. Except for documents expressly required by any Loan Document to be transmitted by the Administrative Agent to the Lenders, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Loan Party or any Affiliate of any Loan Party that may come in to the possession of the Administrative Agent or any of its Related Persons.
Section 10.8 Expenses; Indemnities. (a) Each Lender agrees to reimburse the Administrative Agent and each of its Related Persons (to the extent not reimbursed by any Loan Party) promptly upon demand for such Lender’s Pro Rata Share with respect to the Facilities of any costs and expenses (including fees, charges and disbursements of financial, legal and other advisors and Other Taxes paid in the name of, or on behalf of, any Loan Party) that may be incurred by the Administrative Agent or any of its Related Persons in connection with the preparation, syndication, execution, delivery, administration, modification, consent, waiver or enforcement (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding or otherwise) of, or legal advice in respect of its rights or responsibilities under, any Loan Document.
(b) Each Lender further agrees to indemnify the Administrative Agent and each of its Related Persons (to the extent not reimbursed by any Loan Party), from and against such Lender’s aggregate Pro Rata Share with respect to the Facilities of the Liabilities (including taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to on or for the account of any Lender) that may be imposed on, incurred by or asserted against the Administrative Agent or any of its Related Persons in any matter relating to or arising out of, in connection with or as a result of any Loan Document, any Related Document or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by the Administrative Agent or any of its Related Persons under or with respect to any of the foregoing; provided, however, that no Lender shall be liable to the Administrative Agent or any of its Related Persons to the extent such liability has resulted primarily from the gross negligence or willful misconduct of the Administrative Agent or, as the case may be, such Related Person, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.
CREDIT AGREEMENT FOR
REGENT BROADCASTING, LLC

Section 10.9 Resignation of Administrative Agent. (a) The Administrative Agent may resign at any time by delivering notice of such resignation to the Lenders and the Borrower, effective on the date set forth in such notice or, if not such date is set forth therein, upon the date such notice shall be effective. If the Administrative Agent delivers any such notice, the Required Lenders shall have the right to appoint a successor Administrative Agent. If, within 30 days after the retiring Administrative Agent having given notice of resignation, no successor Administrative Agent has been appointed by the Required Lenders that has accepted such appointment, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent from among the Lenders. Each appointment under this clause (a) shall be subject to the prior consent of the Borrower, which may not be unreasonably withheld but shall not be required during the continuance of a Default.
(b) Effective immediately upon its resignation, (i) the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents, (ii) the Lenders shall assume and perform all of the duties of the Administrative Agent until a successor Administrative Agent shall have accepted a valid appointment hereunder, (iii) the retiring Administrative Agent and its Related Persons shall no longer have the benefit of any provision of any Loan Document other than with respect to any actions taken or omitted to be taken while such retiring Administrative Agent was, or because such Administrative Agent had been, validly acting as Administrative Agent under the Loan Documents and (iv) subject to its rights under Section 10.3, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents. Effective immediately upon its acceptance of a valid appointment as Administrative Agent, a successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent under the Loan Documents.
Section 10.10 Release of Collateral or Guarantors. Each Lender hereby consents to the release and hereby directs the Administrative Agent to release (or, in the case of clause (b)(ii) below, release or subordinate) the following:
(a) any Subsidiary of the Borrower from its guaranty of any Obligation of any Loan Party if all of the Securities of such Subsidiary owned by any Group Member are Sold in a Sale permitted under the Loan Documents (including pursuant to a waiver or consent), to the extent that, after giving effect to such Sale, such Subsidiary would not be required to guaranty any Obligations pursuant to Section 7.10; and
(b) any Lien held by the Administrative Agent for the benefit of the Secured Parties against (i) any Collateral that is Sold by a Loan Party in a Sale permitted by the Loan Documents (including pursuant to a valid waiver or consent), to the extent all Liens required to be granted in such Collateral pursuant to Section 7.10 after giving effect to such Sale have been granted, (ii) any property subject to a Lien permitted hereunder in reliance upon Section 8.2(d) or (e) and (iii) all of the Collateral and all Loan Parties, upon (A) payment and satisfaction in full of all Loans and all other Obligations that the Administrative Agent has been notified in writing are then due and payable by the holder of such Obligation, (B) deposit of cash collateral with respect to all contingent Obligations, in amounts and on terms and conditions and with parties satisfactory to the Administrative Agent and each Indemnitee that is owed such Obligations and (C) to the extent requested by the Administrative Agent, receipt by the Secured Parties of liability releases from the Loan Parties each in form and substance acceptable to the Administrative Agent.
Each Lender hereby directs the Administrative Agent, and the Administrative Agent hereby agrees, upon receipt of reasonable advance notice from the Borrower, to execute and deliver or file such documents and to perform other actions reasonably necessary to release the guaranties and Liens when and as directed in this Section 10.10.
CREDIT AGREEMENT FOR
REGENT BROADCASTING, LLC

Section 10.11 Additional Secured Parties. The benefit of the provisions of the Loan Documents directly relating to the Collateral or any Lien granted thereunder shall extend to and be available to any Secured Party that is not a Lender as long as, by accepting such benefits, such Secured Party agrees, as among the Administrative Agent and all other Secured Parties, that such Secured Party is bound by (and, if requested by the Administrative Agent, shall confirm such agreement in a writing in form and substance acceptable to the Administrative Agent) this Article 10, Section 11.8, Section 11.9 and Section 11.20 and the decisions and actions of the Administrative Agent and the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders) to the same extent a Lender is bound; provided, however, that, notwithstanding the foregoing, (a) such Secured Party shall be bound by Section 10.8 only to the extent of Liabilities, costs and expenses with respect to or otherwise relating to the Collateral held for the benefit of such Secured Party, in which case the obligations of such Secured Party thereunder shall not be limited by any concept of Pro Rata Share or similar concept, (b) except as set forth specifically herein, each of the Administrative Agent and the Lenders shall be entitled to act at its sole discretion, without regard to the interest of such Secured Party, regardless of whether any Obligation to such Secured Party thereafter remains outstanding, is deprived of the benefit of the Collateral, becomes unsecured or is otherwise affected or put in jeopardy thereby, and without any duty or liability to such Secured Party or any such Obligation and (c) except as set forth specifically herein, such Secured Party shall not have any right to be notified of, consent to, direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under any Loan Document.
ARTICLE 11
MISCELLANEOUS
Section 11.1 Amendments, Waivers, Etc. (a) No amendment or waiver of any provision of any Loan Document (other than the Fee Letter and the Control Agreements) and no consent to any departure by any Loan Party therefrom shall be effective unless the same shall be in writing and signed (1) in the case of an amendment, consent or waiver to cure any ambiguity, omission, defect or inconsistency or granting a new Lien for the benefit of the Secured Parties or extending an existing Lien over additional property, by the Administrative Agent and the Borrower, (2) in the case of any other waiver or consent, by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and (3) in the case of any other amendment, by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and the Borrower; provided, however, that no amendment, consent or waiver described in clause (2) or (4) above shall, unless in writing and signed by each Lender directly affected thereby (or by the Administrative Agent with the consent of such Lender), in addition to any other Person the signature of which is otherwise required pursuant to any Loan Document, do any of the following:
(i) [reserved];
(ii) subject such Lender to any increase in commitments or funding obligations;
(iii) reduce (including through release, forgiveness, assignment or otherwise) (A) the principal amount of, the interest rate on, or any obligation of the Borrower to repay (whether or not on a fixed date), any outstanding Loan owing to such Lender or (B) any fee or accrued interest payable to such Lender; provided, however, that this clause (iii) does not apply to (x) any change to any provision increasing any interest rate or fee during the continuance of an Event of Default or to any payment of any such increase or (y) any modification to any financial covenant set forth in Article 5 or in any definition set forth therein or principally used therein;
CREDIT AGREEMENT FOR
REGENT BROADCASTING, LLC

(iv) waive or postpone any scheduled maturity date or other scheduled date fixed for the payment, in whole or in part, of principal of or interest on any Loan or fee owing to such Lender; provided, however, that this clause (iv) does not apply to any change to mandatory prepayments, including those required under Section 2.6, or to the application of any payment, including as set forth in Section 2.6;
(v) except as provided in Section 10.10, release all or substantially all of the Collateral or any Guarantor from its guaranty of any Obligation of the Borrower, subordinate the Liens securing the Obligations to any other Liens or subordinate the Obligations to any other Indebtedness (other than a subordination of Liens or the Obligations pursuant to a financing provided pursuant to Section 364 of Title 11 of the United States Code entitled “Bankruptcy”);
(vi) reduce or increase the proportion of Lenders required for the Lenders (or any subset thereof) to take any action hereunder or change the definition of the terms “Required Lenders”, “Pro Rata Share” or “Pro Rata Outstandings”; or
(vii) amend Section 2.10(c)(B) (Application of Payments During an Event of Default), Section 10.10 (Release of Collateral or Guarantor), Section 11.9 (Sharing of Payments) or this Section 11.1;
and provided, further, that (x)(A) any waiver of any payment applied pursuant to Section 2.10(a) (with respect to repayments with the proceeds of any equity issuance or contribution within 6 months of the Closing Date) or Section 2.10(b), and any modification of the application of any such payment to the Revolving Loans shall require the consent of the Required Revolving Credit Lenders, and (B) any change to the definition of the term “Required Revolving Credit Lender” shall require the consent of the Required Revolving Credit Lenders, (y) no amendment, waiver or consent shall affect the rights or duties under any Loan Document of, or any payment to, the Administrative Agent (or otherwise modify any provision of Article 10 or the application thereof), or any SPV that has been granted an option pursuant to Section 11.2(f) unless in writing and signed by the Administrative Agent or, as the case may be, such SPV in addition to any signature otherwise required and (z) the consent of the Borrower shall not be required to change any order of priority set forth in Section 2.10.
(b) Each waiver or consent under any Loan Document shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Loan Party shall entitle any Loan Party to any notice or demand in the same, similar or other circumstances. No failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.
Section 11.2 Assignments and Participations; Binding Effect. (a) Binding Effect. This Agreement shall become effective when it shall have been executed by Holdings, the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Lender that such Lender has executed it. Thereafter, it shall be binding upon and inure to the benefit of, but only to the benefit of, Holdings, the Borrower (in each case except for Article 10), the Administrative Agent, each Lender and, to the extent provided in Section 10.11, each other Indemnitee and Secured Party and, in each case, their respective successors and permitted assigns. Except as expressly provided in any Loan Document (including in Section 10.9), none of Holdings, the Borrower, or the Administrative Agent shall have the right to assign any rights or obligations hereunder or any interest herein.
CREDIT AGREEMENT FOR
REGENT BROADCASTING, LLC

(b) Right to Assign. Each Lender may sell, transfer, negotiate or assign all or a portion of its rights and obligations hereunder (including all or a portion of its rights and obligations with respect to the Loans) to (i) any existing Lender, (ii) any Affiliate or Approved Fund of any existing Lender or (iii) any other Person acceptable (which acceptance shall not be unreasonably withheld or delayed) to the Administrative Agent and, as long as no Event of Default is continuing, the Borrower; provided, however, that (A) such Sales do not have to be ratable between the Facilities but must be ratable among the obligations owing to and owed by such Lender with respect to a Facility and (B) the aggregate outstanding principal amount (determined as of the effective date of the applicable Assignment) of the Loans and Revolving Credit Commitments subject to any such Sale for (x) the Term Loan Facility, shall be in a minimum amount of $1,000,000 (x) Revolving Credit Facility, shall be in a minimum amount of $100,000, unless such Sale is made to an existing Lender or an Affiliate or Approved Fund of any existing Lender, is of the assignor’s (together with its Affiliates and Approved Funds) entire interest in such Facility or is made with the prior consent of the Borrower and the Administrative Agent.
(c) Procedure. The parties to each Sale made in reliance on clause (b) above (other than those described in clause (e) or (f) below) shall execute and deliver to the Administrative Agent an Assignment via an electronic settlement system designated by the Administrative Agent (or if previously agreed with the Administrative Agent, via a manual execution and delivery of the assignment) evidencing such Sale, together with any existing Note subject to such Sale (or any affidavit of loss therefor acceptable to the Administrative Agent), any tax forms required to be delivered pursuant to Section 2.15(f) and payment of an assignment fee in the amount of $3,500; provided that (i) if a Sale by a Lender is made to an Affiliate or an Approved Fund of such assigning Lender, then no assignment fee shall be due in connection with such Sale, and (ii) if a Sale by a Lender is made to an assignee that is not an Affiliate or Approved Fund of such assignor Lender, and concurrently to one or more Affiliates or Approved Funds of such assignee, then only one assignment fee of $3,500 shall be due in connection with such Sale. Upon receipt of all the foregoing, and conditioned upon such receipt and, if such assignment is made in accordance with Section 11.2(b)(iii), upon the Administrative Agent (and the Borrower, if applicable) consenting to such Assignment, from and after the effective date specified in such Assignment, the Administrative Agent shall record or cause to be recorded in the Register the information contained in such Assignment.
(d) Effectiveness. Subject to the recording of an Assignment by the Administrative Agent in the Register pursuant to Section 2.12(b), (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment, shall have the rights and obligations of a Lender, (ii) any applicable Note shall be transferred to such assignee through such entry and (iii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment, relinquish its rights (except for those surviving the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment covering all or the remaining portion of an assigning Lender’s rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto except that each Lender agrees to remain bound by Article 10, Section 11.8 and Section 11.9 to the extent provided in Section 10.11).
CREDIT AGREEMENT FOR
REGENT BROADCASTING, LLC

(e) Grant of Security Interests. In addition to the other rights provided in this Section 11.2, each Lender may grant a security interest in, or otherwise assign as collateral, any of its rights under this Agreement, whether now owned or hereafter acquired (including rights to payments of principal or interest on the Loans), to (i) any federal reserve bank (pursuant to Regulation A of the Federal Reserve Board), without notice to the Administrative Agent or (ii) any holder of, or trustee for the benefit of the holders of, such Lender’s Securities by notice to the Administrative Agent; provided, however, that no such holder or trustee, whether because of such grant or assignment or any foreclosure thereon (unless such foreclosure is made through an assignment in accordance with clause (b) above), shall be entitled to any rights of such Lender hereunder and no such Lender shall be relieved of any of its obligations hereunder.
(f) Participants and SPVs. In addition to the other rights provided in this Section 11.2, each Lender may, (i) with notice to the Administrative Agent, grant to an SPV the option to make all or any part of any Loan that such Lender would otherwise be required to make hereunder (and the exercise of such option by such SPV and the making of Loans pursuant thereto shall satisfy the obligation of such Lender to make such Loans hereunder) and such SPV may assign to such Lender the right to receive payment with respect to any Obligation and (ii) without notice to or consent from the Administrative Agent or the Borrower, sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the Term Loans and Revolving Loans); provided, however, that, whether as a result of any term of any Loan Document or of such grant or participation, (A) no such SPV or participant shall have a commitment, or be deemed to have made an offer to commit, to make Loans hereunder, and, except as provided in the applicable option agreement, none shall be liable for any obligation of such Lender hereunder, (B) such Lender’s rights and obligations, and the rights and obligations of the Loan Parties and the Secured Parties towards such Lender, under any Loan Document shall remain unchanged and each other party hereto shall continue to deal solely with such Lender, which shall remain the holder of the Obligations in the Register, except that (x) each such participant and SPV shall be entitled to the benefit of Sections 2.14 and 2.15, but only to the extent such participant or SPV delivers the tax forms such Lender is required to collect pursuant to Section 2.15(f) and then only to the extent of any amount to which such Lender would be entitled in the absence of any such grant or participation and (y) each such SPV may receive other payments that would otherwise be made to such Lender with respect to Loans funded by such SPV to the extent provided in the applicable option agreement and set forth in a notice provided to the Administrative Agent by such SPV and such Lender, provided, however, that in no case (including pursuant to clauses (x) or (y) above) shall an SPV or participant have the right to enforce any of the terms of any Loan Document, and (C) the consent of such SPV or participant shall not be required (either directly, as a restraint on such Lender’s ability to consent hereunder or otherwise) for any amendments, waivers or consents with respect to any Loan Document or to exercise or refrain from exercising any powers or rights such Lender may have under or in respect of the Loan Documents (including the right to enforce or direct enforcement of the Obligations), except for those described in clauses (iii) and (iv) of Section 11.1(a) with respect to amounts, or dates fixed for payment of amounts, to which such participant or SPV would otherwise be entitled and, in the case of participants, except for those described in Section 11.1(a)(v) (or amendments, consents and waivers with respect to Section 10.10 to release all or substantially all of the Collateral). No party hereto shall institute (and each of the Borrower and Holdings shall cause each other Loan Party not to institute) against any SPV grantee of an option pursuant to this clause (f) any bankruptcy, reorganization, insolvency, liquidation or similar proceeding, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper of such SPV; provided, however, that each Lender having designated an SPV as such agrees to indemnify each Indemnitee against any Liability that may be incurred by, or asserted against, such Indemnitee as a result of failing to institute such proceeding (including a failure to get reimbursed by such SPV for any such Liability). The agreement in the preceding sentence shall survive the payment in full of the Obligations.
CREDIT AGREEMENT FOR
REGENT BROADCASTING, LLC

Section 11.3 Costs and Expenses. Any action taken by any Loan Party under or with respect to any Loan Document, even if required under any Loan Document or at the request of any Secured Party, shall be at the expense of such Loan Party, and no Secured Party shall be required under any Loan Document to reimburse any Loan Party or Group Member therefor except as expressly provided therein. In addition, the Borrower agrees to pay or reimburse, within 10 days after receipt of a written invoice therefore, (a) the Administrative Agent for all reasonable out-of-pocket costs and expenses incurred by it or any of its Related Persons in connection with the investigation, development, preparation, negotiation, syndication, execution, interpretation or administration of, any modification of any term of or termination of, any Loan Document, any commitment or proposal letter therefor, any other document prepared in connection therewith or the consummation and administration of any transaction contemplated therein (including periodic audits in connection therewith and environmental audits and assessments), in each case including the reasonable fees, charges and disbursements of legal counsel to the Administrative Agent or such Related Persons, fees, costs and expenses incurred in connection with Intralinks® or any other E-System and allocated to the Facilities by the Administrative Agent in its sole discretion and fees, charges and disbursements of the auditors, appraisers, printers and other of their Related Persons retained by or on behalf of any of them or any of their Related Persons, (b) the Administrative Agent for all reasonable costs and expenses incurred by it or any of its Related Persons in connection with internal audit reviews, field examinations and Collateral examinations (which shall be reimbursed, in addition to the out-of-pocket costs and expenses of such examiners, at the per diem rate per individual charged by the Administrative Agent for its examiners); provided that, unless Event of Default has occurred, the Borrower shall only be required to reimburse the Administrative Agent for two such examinations in any calendar year and (c) each of the Administrative Agent and the Lenders and their respective Related Persons for all costs and expenses incurred in connection with (i) any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out”, (ii) the enforcement or preservation of any right or remedy under any Loan Document, any Obligation, with respect to the Collateral or any other related right or remedy or (iii) the commencement, defense, conduct of, intervention in, or the taking of any other action with respect to, any proceeding (including any bankruptcy or insolvency proceeding) related to any Group Member, Loan Document, Obligation or Related Transaction (or the response to and preparation for any subpoena or request for document production relating thereto), including fees and disbursements of counsel (including allocated costs of internal counsel); provided, that the Borrower shall only be responsible for the reimbursement of one counsel for the Administrative Agent and its Related Persons and one counsel for the Lenders and their Related Persons as a group unless there is an actual conflict among such group members (as reasonably determined by such Person) and then the Borrower shall be responsible for the additional reimbursement of counsel for such conflicted group member.
Section 11.4 Indemnities. (a) The Borrower agrees to indemnify, hold harmless and defend the Administrative Agent, each Lender, and each of their respective Related Persons (each such Person being an “Indemnitee”) from and against all Liabilities (including brokerage commissions, fees and other compensation) that may be imposed on, incurred by or asserted against any such Indemnitee in any matter relating to or arising out of, in connection with or as a result of any action, investigation, proceeding or other claim arising from or related to (i) any Loan Document, any Obligation (or the repayment thereof), the use or intended use of the proceeds of any Loan, any Related Transaction, or any securities filing of, or with respect to, any Group Member, (ii) Contractual Obligation entered into in connection with any E-Systems or other Electronic Transmissions, (iii) any actual or prospective investigation, litigation or other proceeding, whether or not brought by any such Indemnitee or any of its Related Persons, any holders of Securities or creditors (and including attorneys’ fees in any case), whether or not any such Indemnitee, Related Person, holder or creditor is a party thereto, and whether or not based on any securities or commercial law or regulation or any other Requirement of Law or theory thereof, including common law, equity, contract, tort or otherwise, or (iv) any other act, event or transaction related, contemplated in or attendant to any of the foregoing (collectively, the “Indemnified Matters”); provided, however, that the Borrower shall not have any liability under this Section 11.4 to any Indemnitee with respect to any Indemnified Matter, and no Indemnitee shall have any liability with respect to any Indemnified Matter other than (to the extent otherwise liable), to the extent such liability has resulted primarily from the gross negligence or willful misconduct of such Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. Furthermore, each of Holdings and the Borrower waives and agrees not to assert against any Indemnitee, and shall cause each other Loan Party to waive and not assert against any Indemnitee, any right of contribution with respect to any Liabilities that may be imposed on, incurred by or asserted against any Related Person.
CREDIT AGREEMENT FOR
REGENT BROADCASTING, LLC

(b) Without limiting the foregoing, “Indemnified Matters” includes all Environmental Liabilities, including those arising from, or otherwise involving, any property of any Related Person or any actual, alleged or prospective damage to property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property or natural resource or any property on or contiguous to any real property of any Related Person, whether or not, with respect to any such Environmental Liabilities, any Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor-in-interest to any Related Person or the owner, lessee or operator of any property of any Related Person through any foreclosure action, in each case except to the extent such Environmental Liabilities (i) are incurred solely following foreclosure by any Secured Party or following any Secured Party having become the successor-in-interest to any Loan Party and (ii) are attributable primarily to acts of such Indemnitee.
Section 11.5 Survival. Any indemnification or other protection provided to any Indemnitee pursuant to any Loan Document (including pursuant to Section 2.14, Section 2.15, Article 10, Section 11.3, Section 11.4 or this Section 11.5) and all representations and warranties made in any Loan Document shall (i) survive the payment in full of other Obligations and (ii) inure to the benefit of any Person that at any time held a right thereunder (as an Indemnitee or otherwise) and, thereafter, its successors and permitted assigns.
Section 11.6 Limitation of Liability for Certain Damages. In no event shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings). Each of Holdings and the Borrower hereby waives, releases and agrees (and shall cause each other Loan Party to waive, release and agree) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.
Section 11.7 Lender-Creditor Relationship. The relationship between the Lenders and the Administrative Agent, on the one hand, and the Loan Parties, on the other hand, is solely that of lender and creditor. No Secured Party has any fiduciary relationship or duty to any Loan Party arising out of or in connection with, and there is no agency, tenancy or joint venture relationship between the Secured Parties and the Loan Parties by virtue of, any Loan Document or any transaction contemplated therein.
Section 11.8 Right of Setoff. Each of the Administrative Agent, each Lender and each Affiliate (including each branch office thereof) of any of them is hereby authorized, without notice or demand (each of which is hereby waived by Holdings and the Borrower), at any time and from time to time during the continuance of any Event of Default and to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (whether general or special, time or demand, provisional or final) at any time held and other Indebtedness, claims or other obligations at any time owing by the Administrative Agent, such Lender or any of their respective Affiliates to or for the credit or the account of Holdings or the Borrower against any Obligation of any Loan Party now or hereafter existing, whether or not any demand was made under any Loan Document with respect to such Obligation and even though such Obligation may be unmatured. Each of the Administrative Agent and each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights under this Section 11.8 are in addition to any other rights and remedies (including other rights of setoff) that the Administrative Agent, the Lenders and their Affiliates and other Secured Parties may have.
CREDIT AGREEMENT FOR
REGENT BROADCASTING, LLC

Section 11.9 Sharing of Payments, Etc. If any Lender, directly or through an Affiliate or branch office thereof, obtains any payment of any Obligation of any Loan Party (whether voluntary, involuntary or through the exercise of any right of setoff or the receipt of any Collateral or “proceeds” (as defined under the applicable UCC) of Collateral) other than pursuant to Sections 2.14, 2.15 and 2.16) and such payment exceeds the amount such Lender would have been entitled to receive if all payments had gone to, and been distributed by, the Administrative Agent in accordance with the provisions of the Loan Documents, such Lender shall purchase for cash from other Secured Parties such participations in their Obligations as necessary for such Lender to share such excess payment with such Secured Parties to ensure such payment is applied as though it had been received by the Administrative Agent and applied in accordance with this Agreement (or, if such application would then be at the discretion of the Borrower, applied to repay the Obligations in accordance herewith); provided, however, that (a) if such payment is rescinded or otherwise recovered from such Lender in whole or in part, such purchase shall be rescinded and the purchase price therefor shall be returned to such Lender without interest and (b) such Lender shall, to the fullest extent permitted by applicable Requirements of Law, be able to exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.
Section 11.10 Marshaling; Payments Set Aside. No Secured Party shall be under any obligation to marshal any property in favor of any Loan Party or any other party or against or in payment of any Obligation. To the extent that any Secured Party receives a payment from the Borrower, from the proceeds of the Collateral, from the exercise of its rights of setoff, any enforcement action or otherwise, and such payment is subsequently, in whole or in part, invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not occurred.
Section 11.11 Notices. (a) Addresses. All notices, demands, requests, directions and other communications required or expressly authorized to be made by this Agreement shall, whether or not specified to be in writing but unless otherwise expressly specified to be given by any other means, be given in writing and (i) addressed to (A) if to Holdings or the Borrower, to Regent Broadcasting, LLC, 100 East River Center Boulevard, 9th Floor Covington, KY 41011, Attention: Anthony Vasconcellos/Bob Allen, Tel: 859-814-0105/859-814-0125, Fax: 859-814-0136/859-814-0136, with copy to Kirkland & Ellis LLP, 333 South Hope Street, Los Angeles, CA 90071, Attention: Samantha Good, Fax: 213-808-8104, (B) if to the Administrative Agent, to General Electric Capital Corporation, 2325 Lakeview Parkway, Suite 700, Alpharetta, Georgia 30004, Attention: Tom Mangum, Tel: 678-624-7992, Fax: 678-624-7903, with copy to Finn Dixon & Herling LLP, Attention: Christopher H. Craig, Esq., Tel: 203-325-5013, Fax: 203-325-5001 and (C) otherwise to the party to be notified at its address specified opposite its name on Schedule II or on the signature page of any applicable Assignment, (ii) posted to Intralinks® (to the extent such system is available and set up by or at the direction of the Administrative Agent prior to posting) in an appropriate location by uploading such notice, demand, request, direction or other communication to www.intralinks.com, faxing it to 866-545-6600 with an appropriate bar-coded fax coversheet or using such other means of posting to Intralinks® as may be available and reasonably acceptable to the Administrative Agent prior to such posting, (iii) posted to any other E-System set up by or at the direction of the Administrative Agent in an appropriate location or (iv) addressed to such other address as shall be notified in writing (A) in the case of the Borrower, the Administrative Agent and to the other parties hereto and (B) in the case of all other parties, to the Borrower and the Administrative Agent. Transmission by electronic mail (including E-Fax, even if transmitted to the fax numbers set forth in clause (i) above) shall not be sufficient or effective to transmit any such notice under this clause (a) unless such transmission is an available means to post to any E-System.
CREDIT AGREEMENT FOR
REGENT BROADCASTING, LLC

(b) Effectiveness. All communications described in clause (a) above and all other notices, demands, requests and other communications made in connection with this Agreement shall be effective and be deemed to have been received (i) if delivered by hand, upon personal delivery, (ii) if delivered by overnight courier service, one Business Day after delivery to such courier service, (iii) if delivered by mail, when deposited in the mails, (iv) if delivered by facsimile (other than to post to an E-System pursuant to clause (a)(ii) or (a)(iii) above), upon sender’s receipt of confirmation of proper transmission, and (v) if delivered by posting to any E-System, on the later of the date of such posting in an appropriate location and the date access to such posting is given to the recipient thereof in accordance with the standard procedures applicable to such E-System; provided, however, that no communications to the Administrative Agent pursuant to Article 2 or Article 10 shall be effective until received by the Administrative Agent.
Section 11.12 Electronic Transmissions. (a) Authorization. Subject to the provisions of Section 11.11(a), each of the Administrative Agent, the Borrower, the Lenders, and each of their Related Persons is authorized (but not required) to transmit, post or otherwise make or communicate, in its sole discretion, Electronic Transmissions in connection with any Loan Document and the transactions contemplated therein. Each of Holdings, the Borrower and each Secured Party hereby acknowledges and agrees, and each of Holdings and the Borrower shall cause each other Group Member to acknowledge and agree, that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing the transmission of Electronic Transmissions.
(b) Signatures. Subject to the provisions of Section 11.11(a), (i)(A) no posting to any E-System shall be denied legal effect merely because it is made electronically, (B) each E-Signature on any such posting shall be deemed sufficient to satisfy any requirement for a “signature” and (C) each such posting shall be deemed sufficient to satisfy any requirement for a “writing”, in each case including pursuant to any Loan Document, any applicable provision of any UCC, the federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural Requirement of Law governing such subject matter, (ii) each such posting that is not readily capable of bearing either a signature or a reproduction of a signature may be signed, and shall be deemed signed, by attaching to, or logically associating with such posting, an E-Signature, upon which each Secured Party and Loan Party may rely and assume the authenticity thereof, (iii) each such posting containing a signature, a reproduction of a signature or an E-Signature shall, for all intents and purposes, have the same effect and weight as a signed paper original and (iv) each party hereto or beneficiary hereto agrees not to contest the validity or enforceability of any posting on any E-System or E-Signature on any such posting under the provisions of any applicable Requirement of Law requiring certain documents to be in writing or signed; provided, however, that nothing herein shall limit such party’s or beneficiary’s right to contest whether any posting to any E-System or E-Signature has been altered after transmission.
(c) Separate Agreements. All uses of an E-System shall be governed by and subject to, in addition to Section 11.11 and this Section 11.12, separate terms and conditions posted or referenced in such E-System and related Contractual Obligations executed by Secured Parties and Group Members in connection with the use of such E-System.
(d) Limitation of Liability. All E-Systems and Electronic Transmissions shall be provided “as is” and “as available”. None of the Administrative Agent or any of its Related Persons warrants the accuracy, adequacy or completeness of any E-Systems or Electronic Transmission, and each disclaims all liability for errors or omissions therein. No Warranty of any kind is made by the Administrative Agent or any of its Related Persons in connection with any E-Systems or Electronic Communication, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects. Each of Holdings, the Borrower and each Secured Party agrees (and each of Holdings and the Borrower shall cause each other Loan Party to agree) that the Administrative Agent has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission or otherwise required for any E-System.
CREDIT AGREEMENT FOR
REGENT BROADCASTING, LLC

Section 11.13 Governing Law. This Agreement, each other Loan Document that does not expressly set forth its applicable law, and the rights and obligations of the parties hereto and thereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
Section 11.14 Jurisdiction. (a) Submission to Jurisdiction. Any legal action or proceeding with respect to any Loan Document shall be brought exclusively in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, each of Holdings and the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts; provided that nothing in this Agreement shall limit the right of the Administrative Agent to commence any proceeding in the federal or state courts of any other jurisdiction to the extent the Administrative Agent determines that such action is necessary or appropriate to exercise its rights or remedies under the Loan Documents. The parties hereto (and, to the extent set forth in any other Loan Document, each other Loan Party) hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.
(b) Service of Process. Each of Holdings and the Borrower (and, to the extent set forth in any other Loan Document, each other Loan Party) hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with any Loan Document by any means permitted by applicable Requirements of Law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of the Borrower specified in Section 11.11 (and shall be effective when such mailing shall be effective, as provided therein). Each of Holdings and the Borrower (and, to the extent set forth in any other Loan Document, each other Loan Party) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(c) Non-Exclusive Jurisdiction. Nothing contained in this Section 11.14 shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by applicable Requirements of Law or commence legal proceedings or otherwise proceed against any Loan Party in any other jurisdiction.
Section 11.15 Waiver of Jury Trial. Each party hereto hereby irrevocably waives trial by jury in any suit, action or proceeding with respect to, or directly or indirectly arising out of, under or in connection with, any Loan Document or the transactions contemplated therein or related thereto (whether founded in contract, tort or any other theory). Each party hereto (a) certifies that no other party and no Related Person of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into the Loan Documents, as applicable, by the mutual waivers and certifications in this Section 11.15.
Section 11.16 Severability. Any provision of any Loan Document being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of any Loan Document or any part of such provision in any other jurisdiction.
CREDIT AGREEMENT FOR
REGENT BROADCASTING, LLC

Section 11.17 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.
Section 11.18 Entire Agreement. The Loan Documents embody the entire agreement of the parties and supersede all prior agreements and understandings relating to the subject matter thereof and any prior letter of interest, commitment letter, fee letter, confidentiality and similar agreements involving any Loan Party and any of the Administrative Agent, any Lender or any of their respective Affiliates relating to a financing of substantially similar form, purpose or effect. In the event of any conflict between the terms of this Agreement and any other Loan Document, the terms of this Agreement shall govern (unless such terms of such other Loan Documents are necessary to comply with applicable Requirements of Law, in which case such terms shall govern to the extent necessary to comply therewith).
Section 11.19 Use of Name. Each of Holdings and the Borrower agrees, and shall cause each other Loan Party to agree, that it shall not, and none of its Affiliates shall, issue any press release or other public disclosure (other than any document filed with any Governmental Authority relating to a public offering of the Securities of any Loan Party) using the name, logo or otherwise referring to GE Capital or of any of its Affiliates, the Loan Documents or any transaction contemplated therein to which the Secured Parties are party without at least 2 Business Days’ prior notice to GE Capital and without the prior consent of GE Capital except to the extent required to do so under applicable Requirements of Law and then, only after consulting with GE Capital prior thereto.
Section 11.20 Non-Public Information; Confidentiality. (a) Each Lender acknowledges and agrees that it may receive material non-public information hereunder concerning the Loan Parties and their Affiliates and Securities and agrees to use such information in compliance with all relevant policies, procedures and Contractual Obligations and applicable Requirements of Laws (including United States federal and state security laws and regulations).
CREDIT AGREEMENT FOR
REGENT BROADCASTING, LLC

(b) Each Lender and the Administrative Agent agrees to use all reasonable efforts to maintain, in accordance with its customary practices, the confidentiality of information obtained by it pursuant to any Loan Document and designated in writing by any Loan Party as confidential, except that such information may be disclosed (i) with the Borrower’s consent, (ii) to Related Persons of such Lender or the Administrative Agent, as the case may be, that are advised of the confidential nature of such information and are instructed to keep such information confidential, (iii) to the extent such information presently is or hereafter becomes available to such Lender or the Administrative Agent, as the case may be, on a non-confidential basis from a source other than any Loan Party, (iv) to the extent disclosure is required by applicable Requirements of Law or other legal process or requested or demanded by any Governmental Authority, (v) to the extent necessary or customary for inclusion in league table measurements or in any tombstone or other advertising materials (and the Loan Parties consent to the publication of such tombstone or other advertising materials by the Administrative Agent, any Lender or any of their Related Persons), (vi) to the National Association of Insurance Commissioners or any similar organization, any examiner or any nationally recognized rating agency or otherwise to the extent consisting of general portfolio information that does not identify borrowers, (vii) to current or prospective assignees, SPVs grantees of any option described in Section 11.2(f) or participants, direct or contractual counterparties to any Hedging Agreement permitted hereunder and to their respective Related Persons, in each case to the extent such assignees, participants, counterparties or Related Persons agree to be bound by provisions substantially similar to the provisions of this Section 11.20 and (viii) in connection with the exercise of any remedy under any Loan Document. In the event of any conflict between the terms of this Section 11.20 and those of any other Contractual Obligation entered into with any Loan Party (whether or not a Loan Document), the terms of this Section 11.20 shall govern.
Section 11.21 Patriot Act Notice. Each Lender subject to the USA Patriot Act of 2001 (31 U.S.C. 5318 et seq.) hereby notifies the Borrower that, pursuant to Section 326 thereof, it is required to obtain, verify and record information that identifies the Borrower, including the name and address of the Borrower and other information allowing such Lender to identify the Borrower in accordance with such act.
[Signature Pages Follow]
CREDIT AGREEMENT FOR
REGENT BROADCASTING, LLC

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

REGENT BROADCASTING, LLC AS BORROWER

By:
Name:
Title:

REGENT COMMUNICATIONS, INC. AS HOLDINGS

By:
Name:
Title:

GENERAL ELECTRIC CAPITAL CORPORATION
AS ADMINISTRATIVE AGENT, COLLATERAL AGENT AND LENDER

By:
Name:
Title: Duly Authorized Signatory
CREDIT AGREEMENT FOR
REGENT BROADCASTING, LLC

OTHER LENDERS:
CREDIT AGREEMENT FOR
REGENT BROADCASTING, LLC

Exhibit A
to
Credit Agreement
Form of Assignment
This ASSIGNMENT, dated as of the Effective Date, is entered into between the Assignor and the Assignee (each as defined below).
The parties hereto hereby agree as follows:

Borrower:	Regent Broadcasting, LLC, a Delaware limited liability company (the “Borrower”)

Administrative Agent:	General Electric Capital Corporation, as administrative agent and collateral agent for the Lenders (in such capacity and together with its successors and permitted assigns, the “Administrative Agent”)

Credit Agreement:
Credit Agreement, dated as of April 27, 2010 among the Borrower, Regent Communications, Inc., as one of the Guarantors, the Lenders party thereto and the Administrative Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein without definition are used as defined in the Credit Agreement)

[Trade Date:	, ][1]

Effective Date:	, [2]

[1]	Insert for informational purposes only if needed to determine other arrangements between the assignor and the assignee.

[2]	To be filled out by Administrative Agent upon entry in the Register.
ASSIGNMENT FOR CREDIT AGREEMENT
REGENT BROADCASTING, LLC

	Aggregate principal amount of	Aggregate principal amount of
Facility Assigned[3]	Loans for all Lenders	Loans Assigned[4]	Percentage Assigned[5]

	$	$	.	%

	$	$	.	%

	$	$	.	%

1. Assignment. Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor, Assignor’s rights and obligations in its capacity as Lender under the Credit Agreement (including Liabilities owing to or by Assignor thereunder) and the other Loan Documents, in each case to the extent related to the amounts identified above (the “Assigned Interest”).
2. Representations, Warranties and Covenants of Assignors. Assignor (a) represents and warrants to Assignee and the Administrative Agent that (i) it has full power and authority, and has taken all actions necessary for it, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and (ii) it is the legal and beneficial owner of its Assigned Interest and that such Assigned Interest is free and clear of any Lien and other adverse claims, and (iii) by executing, signing and delivering this Assignment via ClearPar® or any other electronic settlement system designated by the Administrative Agent, the Person signing, executing and delivering this Assignment on behalf of the Assignor is an authorized signer for the Assignor and is authorized to execute, sign and deliver this Agreement, (b) makes no other representation or warranty and assumes no responsibility, including with respect to the aggregate amount of the Facilities, the percentage of the Facilities represented by the amounts assigned, any statements, representations and warranties made in or in connection with any Loan Document or any other document or information furnished pursuant thereto, the execution, legality, validity, enforceability or genuineness of any Loan Document or any document or information provided in connection therewith and the existence, nature or value of any Collateral, (c) assumes no responsibility (and makes no representation or warranty) with respect to the financial condition of any Group Member or Loan Party or the performance or nonperformance by any Loan Party of any obligation under any Loan Document or any document provided in connection therewith and (d) attaches any Notes held by it evidencing at least in part the Assigned Interest of such Assignor (or, if applicable, an affidavit of loss or similar affidavit therefor) and requests that the Administrative Agent exchange such Notes for new Notes in accordance with Section 2.12(e) of the Credit Agreement.

[3]
Fill in the appropriate defined term for the type of facilities under the Credit Agreement that are being assigned under this Assignment. (e.g., “Revolving Credit Facility”, “Term Loan Facility”, etc.)

[4]
Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date. The aggregate amounts are inserted for informational purposes only to help in calculating the percentages assigned which, themselves, are for informational purposes only.

[5]
Set forth, to at least 9 decimals, the Assigned Interest as a percentage of the aggregate Loans in the Facility. This percentage is set forth for informational purposes only and is not intended to be binding. The assignments are based on the amounts assigned not on the percentages listed in this column.

ASSIGNMENT FOR CREDIT AGREEMENT
REGENT BROADCASTING, LLC

3. Representations, Warranties and Covenants of Assignees. Assignee (a) represents and warrants to Assignor and the Administrative Agent that (i) it has full power and authority, and has taken all actions necessary for Assignee, to execute and deliver this Assignment and to consummate the transactions contemplated hereby, (ii) to the extent indicated above, is an Affiliate or an Approved Fund of the Lender set forth above, (iii) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest assigned to it hereunder and either such Assignee or the Person exercising discretion in making the decision for such assignment is experienced in acquiring assets of such type, and (iv) by executing, signing and delivering this Assignment via ClearPar® or any other electronic settlement system designated by the Administrative Agent, the Person signing, executing and delivering this Assignment on behalf of the Assignee is an authorized signer for the Assignee and is authorized to execute, sign and deliver this Agreement, (b) appoints and authorizes the Administrative Agent to take such action as administrative agent and collateral agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (c) shall perform in accordance with their terms all obligations that, by the terms of the Loan Documents, are required to be performed by it as a Lender, (d) confirms it has received such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and shall continue to make its own credit decisions in taking or not taking any action under any Loan Document independently and without reliance upon any Secured Party and based on such documents and information as it shall deem appropriate at the time, (e) acknowledges and agrees that, as a Lender, it may receive material non-public information and confidential information concerning the Loan Parties and their Affiliates and Securities and agrees to use such information in accordance with Section 11.20 of the Credit Agreement, (f) specifies as its applicable lending offices (and addresses for notices) the offices at the addresses set forth beneath its name on the signature pages hereof, (g) shall pay to the Administrative Agent an assignment fee in the amount of $3,500 to the extent such fee is required to be paid under Section 11.2(c) of the Credit Agreement and (h) to the extent required pursuant to Section 2.15(f) of the Credit Agreement, attaches two completed originals of Forms W-8ECI, W-8BEN or W-9.
4. Determination of Effective Date; Register. Following the due execution and delivery of this Assignment by Assignor, Assignee and, to the extent required by Section 11.2(b) of the Credit Agreement, the Borrower, this Assignment (including its attachments) will be delivered to the Administrative Agent for its acceptance and recording in the Register. The effective date of this Assignment (the “Effective Date”) shall be the later of (i) the acceptance of this Assignment by the Administrative Agent and (ii) the recording of this Assignment in the Register. The Administrative Agent shall insert the Effective Date when known in the space provided therefor at the beginning of this Assignment.
5. Effect. As of the Effective Date, (a) Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment, have the rights and obligations of a Lender under the Credit Agreement and (b) Assignor shall, to the extent provided in this Assignment, relinquish its rights (except those surviving the payment in full of the Obligations) and be released from its obligations under the Loan Documents other than those obligations relating to events and circumstances occurring prior to the Effective Date.
6. Distribution of Payments. On and after the Effective Date, the Administrative Agent shall make all payments under the Loan Documents in respect of each Assigned Interest (a) in the case of amounts accrued to but excluding the Effective Date, to Assignor and (b) otherwise, to the Assignee.
ASSIGNMENT FOR CREDIT AGREEMENT
REGENT BROADCASTING, LLC

7. Miscellaneous. This Assignment is a Loan Document and, as such, is subject to certain provisions of the Credit Agreement, including Sections 1.5 (Interpretation), 11.14(a) (Submission to Jurisdiction) and 11.15 (Waiver of Jury Trial) thereof. On and after the Effective Date, this Assignment shall be binding upon, and inure to the benefit of, the Assignors, Assignees, the Administrative Agent and their Related Persons and their successors and assigns. This Assignment shall be governed by, and be construed and interpreted in accordance with, the law of the State of New York. This Assignment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Assignment by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart of this Assignment.
[Signature Pages Follow]
ASSIGNMENT FOR CREDIT AGREEMENT
REGENT BROADCASTING, LLC

[GE — REGENT CREDIT AGREEMENT
IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[NAME OF ASSIGNOR]
as Assignor

By:
Name:
Title:

[NAME OF ASSIGNEE]
as Assignee

By:
Name:
Title:

Lending Office for Eurodollar Rate Loans:[6]

[Insert Address (including contact name, fax
number and e-mail address)]

Lending Office (and address for notices)
for any other purpose:

[Insert Address (including contact name, fax
number and e-mail address)]

[6]	Insert for each Assignee.
SIGNATURE PAGE FOR ASSIGNMENT FOR
REGENT BROADCASTING, LLC

ACCEPTED and AGREED this day of :

GENERAL ELECTRIC CAPITAL CORPORATION as Administrative Agent

By:
Name:
Title:

REGENT BROADCASTING, LLC[7]

By:
Name:
Title:

[7]	Include only if required pursuant to Section 11.2(b) of the Credit Agreement.
SIGNATURE PAGE FOR ASSIGNMENT FOR
REGENT BROADCASTING, LLC

Exhibit B
to
Credit Agreement
Form of [Revolving Loan] [Term Loan] Note

Lender: [NAME OF LENDER]	New York, New York
Principal Amount: $	[ ] [ ], 2010
FOR VALUE RECEIVED, the undersigned, Regent Broadcasting, LLC, a Delaware limited liability company (the “Borrower”), hereby promises to pay to the order of the Lender set forth above (the “Lender”) the Principal Amount set forth above, or, if less, the aggregate unpaid principal amount of the [all Revolving Loans] [the Term Loans] (as defined in the Credit Agreement referred to below) of the Lender to the Borrower, payable at such times and in such amounts as are specified in the Credit Agreement.
The Borrower promises to pay interest on the unpaid principal amount of the [Revolving Loans] [Term Loans] from the date made until such principal amount is paid in full, payable at such times and at such interest rates as are specified in the Credit Agreement. Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower.
Both principal and interest are payable in Dollars to General Electric Capital Corporation, as Administrative Agent, at [                                        ], in immediately available funds.
This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of April 27, 2010 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Regent Communications, Inc., as one of the Guarantors, the Lenders party thereto and General Electric Capital Corporation, as administrative agent and collateral agent for the Lenders. Capitalized terms used herein without definition are used as defined in the Credit Agreement.
The Credit Agreement, among other things, (a) provides for the making of [Revolving Loans] [a Term Loan] by the Lender to the Borrower in an aggregate amount [not to exceed at any time outstanding][equal to] to the Principal Amount set forth above, the indebtedness of the Borrower resulting from such [Revolving Loans] [Term Loans] being evidenced by this Note and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein.
This Note is a Loan Document, is entitled to the benefits of the Loan Documents and is subject to certain provisions of the Credit Agreement, including Sections 1.5 (Interpretation), 11.14(a) (Submission to Jurisdiction) and 11.15 (Waiver of Jury Trial) thereof.
This Note is a registered obligation, transferable only upon notation in the Register, and no assignment hereof shall be effective until recorded therein.
This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
[$                    ] PROMISSORY NOTE OF
REGENT BROADCASTING, LLC

B-1

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

REGENT BROADCASTING, LLC
By:
Name:
	Title:	Duly Authorized Signatory

SIGNATURE PAGE FROM, PROMISSORY NOTE
OF REGENT BROADCASTING, LLC

Exhibit C-1 to
Credit Agreement
Form of Notice of Borrowing
GENERAL ELECTRIC CAPITAL CORPORATION
as Administrative Agent under the
Credit Agreement referred to below
                        ,
Attention:
Re: Regent Broadcasting LLC (the “Borrower”)
Reference is made to the Credit Agreement, dated as of April 27, 2010 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Regent Communications, Inc., as one of the Guarantors, the Lenders party thereto and General Electric Capital Corporation, as administrative agent and collateral agent for the Lenders. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.
The Borrower hereby gives you irrevocable notice, pursuant to Section 2.2 of the Credit Agreement of its request of a Borrowing (the “Proposed Borrowing”) under the Credit Agreement and, in that connection, sets forth the following information:
1. The date of the Proposed Borrowing is                     ,       (the “Funding Date”).
2. The aggregate principal amount of Revolving Loans is $                    , of which $                     consists of Base Rate Loans and $                     consists of Eurodollar Rate Loans having an initial Interest Period of three months.
The undersigned hereby certifies that the following statements are true on the date hereof, both before and after giving effect to the Proposed Borrowing and any other Loan to be made on or before the Funding Date:
(i) the representations and warranties set forth in Article IV of the Credit Agreement and elsewhere in the Loan Documents are true and correct [in all material respects]8 [as though made on and as of such Funding Date],9 except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct as of such date; and
(ii) no Default is continuing.

By:
Name:
Title:

[8]	Insert for any Proposed Borrowing after the Closing Date.

[9]	Delete for Borrowings on the Closing Date.

C-1

Exhibit C-2
to
Credit Agreement
Form of Notice of Conversion or Continuation

GENERAL ELECTRIC CAPITAL CORPORATION as Administrative Agent under the Credit Agreement referred to below
                        ,

Attention:
Re: Regent Broadcasting, LLC (the “Borrower”)
Reference is made to the Credit Agreement, dated as of April 27, 2010 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Regent Communications, Inc., as one of the Guarantors, the Lenders party thereto and General Electric Capital Corporation, as administrative agent and collateral agent for the Lenders. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.
The Borrower hereby gives you irrevocable notice, pursuant to Section 2.8 of the Credit Agreement of its request for the following:
(i) a continuation, on                     ,    , as Eurodollar Rate Loans having an Interest Period of one month of [Term Loans] [Revolving Loans] in an aggregate outstanding principal amount of $                     having an Interest Period ending on the proposed date for such continuation;
(ii) a conversion, on                     ,    , to Eurodollar Rate Loans having an Interest Period of one month of [Term Loans] [Revolving Loans] in an aggregate outstanding principal amount of $                    ; and
(iii) a conversion, on                     ,    , to Base Rate Loans, of [Term Loans] [Revolving Loans] in an aggregate outstanding principal amount of $                    .
In connection herewith, the undersigned hereby certifies that no Default is continuing on the date hereof or before any date for any proposed conversion or continuation set forth above.

REGENT BROADCASTING, LLC
By:
Name:
Title:

C-2

Exhibit D
to
Credit Agreement

Form of Compliance Certificate
                    ,      10
This certificate is delivered pursuant to Section 6.1(d) of, and in connection with the consummation of the transactions contemplated in, the Credit Agreement, dated as of April 27, 2010 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Regent Broadcasting, LLC (the “Borrower”), Regent Communications, Inc., as one of the Guarantors, the Lenders party thereto and General Electric Capital Corporation, as administrative agent and collateral agent for the Lenders (the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.
The undersigned, a duly authorized Responsible Officer of the Borrower having the name and title set forth below under his signature, hereby certifies, on behalf of the Borrower for the benefit of the Secured Parties and pursuant to Section 6.1 of the Credit Agreement that such Responsible Officer of the Borrower is familiar with the Credit Agreement and that, in accordance with each of the following sections of the Credit Agreement, each of the following is true on the date hereof:
3. In accordance with Section 6.1[(a)/(b)/(c)] of the Credit Agreement, attached hereto as Annex A are the Financial Statements for the [fiscal month/Fiscal Quarter/Fiscal Year] ended                     ,            required to be delivered pursuant to Section 6.1[(a)/(b)/(c)] of the Credit Agreement. Such Financial Statements fairly present in all material respects the Consolidated financial position, results of operations and cash flow of Holdings as at the dates indicated therein and for the periods indicated therein in accordance with GAAP [(subject to the absence of footnote disclosure and normal year-end audit adjustments)]11 [without qualification as to the scope of the audit or as to going concern and without any other similar qualification, together with the certificate from the Group Members’ Accountants with respect to such Consolidated Financial Statements required to be delivered pursuant to Section 6.1(c) of the Credit Agreement. The examination by the Borrower’s Accountants in connection with such Financial Statements has been made in accordance with the standards of the United States’ Public Company accounting Oversight Board (or any successor entity).]12
4. In accordance with Section 6.1(d) of the Credit Agreement, attached hereto as Annex B are the calculations used to determine the Consolidated Leverage Ratio, to determine compliance with each financial covenant contained in Article 5 of the Credit Agreement [that are tested on a quarterly basis]13. [and the calculations used in determining Excess Cash Flow]14.
5. In accordance with Section 6.1(d) of the Credit Agreement, no Default is continuing as of the date hereof[, except as provided for on Annex C attached hereto, with respect to each of which the Borrower proposes to take the actions set forth on Annex C].

[10]	Insert date of delivery of certificate.

[11]	Insert language in brackets only for monthly and quarterly reports.

[12]	Insert language in brackets only for annual certifications.

[13]	Insert bracketed language only for quarterly certifications.

[14]	Insert if Consolidated Financial Statements are delivered with Certificate.
COMPLIANCE CERTIFICATE OF
REGENT BROADCASTING, LLC

D-1

6. In accordance with Section 6.1(e) of the Credit Agreement, (i) the [Corporate Chart attached hereto as Annex D[-1]] [last Corporate Chart delivered pursuant to such Section)], is correct and complete as of the date hereof, (ii) all documents (including updated schedules as to locations of Collateral and acquisition of Intellectual Property or real property) required to be delivered pursuant to the Loan Documents by any Loan Party in the preceding Fiscal Quarter have been delivered thereunder (or such delivery requirement was otherwise duly waived or extended) and (iii) complete and correct copies of all documents modifying any term of any Constituent Document of any Group Member or any Subsidiary or joint venture thereof on or prior to the date hereof have been delivered to the Administrative Agent [or are attached hereto as Annex D[-2]].
7. In accordance with Section 6.1(g) of the Credit Agreement, attached hereto as Annex E is a discussion and analysis of the financial condition and results of operations of the Group Members for the portion of the Fiscal Year elapsed on or prior to the date hereof discussing the reasons for any significant variations from the Projections for such period and the figures for the corresponding period in the previous Fiscal Year.
8. [In accordance with Section 6.1(h) of the Credit Agreement, attached hereto as Annex F is a correct and complete summary of the outstanding balances of all intercompany Indebtedness as of the last day of the Fiscal Quarter covered by the Financial Statements attached hereto as Annex A15].
9. [In accordance with Sections 6.1(i) and (j) of the Credit Agreement, attached hereto as Annexes F and G are complete and correct (i) copies of each management letter, audit report or similar letter or report received by any Group Member from any independent registered certified public accountant (including the Group Members’ Accountants) in connection with such Financial Statements or any audit thereof and (ii) a summary of all material insurance coverage maintained as of the date thereof by any Group Member16].17
10. [In accordance with Section 5.7(a) and Section 5.11 of the Guaranty and Security Agreement, attached hereto as Annexes H and I are all changes to Schedule 6 and Schedule 7 of the Guaranty and Security Agreement since [the Closing Date] [the date of the most recently delivered Compliance Certificate]
[Signature Page Follows]

[15]	Insert bracketed language only for quarterly reports.

[16]	Insert other information reasonably required by the Administrative Agent.

[17]	Insert bracketed language only for annual reports.
COMPLIANCE CERTIFICATE OF
REGENT BROADCASTING, LLC

D-2

In Witness Whereof, the undersigned has executed this certificate on the date first written above.

Name:
Title:
[SIGNATURE PAGE TO COMPLIANCE CERTIFICATE OF
REGENT BROADCASTING, LLC]

ANNEX A
to
COMPLIANCE CERTIFICATE OF
DATED                     ,
FINANCIAL STATEMENTS

Annex A-1

ANNEX B
to
COMPLIANCE CERTIFICATE OF
DATED                     ,
FINANCIAL CALCULATIONS

Annex B-1

[ANNEX C
to
COMPLIANCE CERTIFICATE OF
DATED                     ,
CONTINUING DEFAULTS]18

[18]	Delete if not used in the text of the certificate.

Annex C-1

ANNEX D[-1]
to
COMPLIANCE CERTIFICATE OF
DATED                     ,
CORPORATE CHART

Annex D-1-1

ANNEX D[-2]
to
COMPLIANCE CERTIFICATE OF
DATED                     ,
MODIFICATIONS TO CONSTITUENT DOCUMENTS

Annex D-2-1

ANNEX E
to
COMPLIANCE CERTIFICATE OF
DATED                     ,
MANAGEMENT DISCUSSION AND ANALYSIS

Annex E-1

ANNEX F
to
COMPLIANCE CERTIFICATE OF
DATED                     ,
[INTERCOMPANY INDEBTEDNESS][MANAGEMENT LETTERS]

Annex F-1

ANNEX G
to
COMPLIANCE CERTIFICATE OF
DATED                     ,
SUMMARY OF MATERIAL INSURANCE COVERAGES

Annex G-1